Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 8, 2022 (the “Second Amendment Effective Date”), is entered into among BigBear.ai Holdings, Inc., a Delaware corporation (the “Lead Borrower”), the other Borrowers party hereto, the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”), Swingline Lender and as an Issuing Bank. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below), as applicable.
RECITALS
WHEREAS, the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, are parties that that certain Credit Agreement, dated as of December 7, 2021 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced and replaced from time to time prior to the Second Amendment Effective Date, the “Existing Credit Agreement”);
WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended as set forth below (the Existing Credit Agreement, as so amended, the “Credit Agreement”), in each case, subject to the terms and conditions specified in this Amendment; and
WHEREAS, each party hereto is willing to amend the Existing Credit Agreement as set forth below, in each case, subject to the terms and conditions specified in this Amendment and in the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:
(a)     The Existing Credit Agreement, other than the Schedules and Exhibits thereto, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underline text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A hereto.
(b)     Schedule 1.01(a) to the Existing Credit Agreement is hereby amended in its entirety to read in the form attached hereto as Schedule 1.01(a).
(c)     A new Exhibit A-2 is hereby added to the Existing Credit Agreement in the form attached hereto as Annex B.
(d)     Except as set forth in Sections 1(b) and (c), no schedules or exhibits to the Existing Credit Agreement shall be modified or otherwise affected hereby.
2.Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)Receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) a Responsible Officer of each Loan Party, (ii) the Required Lenders and (iii) the Administrative Agent.
(b)Receipt by the Administrative Agent (or its counsel) (i) a certificate of the Lead Borrower, dated the Second Amendment Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall certify that attached thereto are a true and complete copies of the resolutions or written consent, as applicable, of the board of directors, board of managers, sole member or other applicable governing body of each Loan Party authorizing the execution and delivery of this Amendment, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect and (ii) a good standing (or equivalent) certificate for each Loan Party from the relevant authority of such Loan Party’s jurisdiction of organization, dated as of a recent date.
(c)The Borrowers shall have paid all reasonable, documented and invoiced fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Second Amendment Effective Date specifying its objections.
3.Post-Closing Covenant. Within forty-five (45) days of the Second Amendment Effective Date (or such later date as the Administrative Agent agrees in its reasonable discretion), permit the Administrative Agent and its representatives to conduct a field examination at the expense of the Borrowers, such field examination shall cover such matters and have results reasonably satisfactory to the Required Lenders (in consultation with the Lead Borrower); provided, such field examination shall be upon reasonable advance notice and at reasonable times during normal business hours.
4.Miscellaneous.
(a)The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.
(b)Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party. Each Loan Party hereby acknowledges that, as of the Second Amendment Effective Date, the security interests and Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Collateral Documents to secure the Secured Obligations are in full force and effect, are properly perfected, and are enforceable in accordance with the terms of the Collateral Documents and the other Loan Documents.
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(c)Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:
(i) After giving effect to this Amendment: (A) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (B) no Default exists.
(ii) The Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the Second Amendment Effective Date that are required to become Guarantors pursuant to the Existing Credit Agreement on or prior to the Second Amendment Effective Date.
(d) This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment. Subject to Section 9.15 of the Credit Agreement, execution of this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.
(e) This Amendment is a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness hereof, all references to the “Credit Agreement” set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended hereby.
(f) THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS. THIS AMENDMENT SHALL BE FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF SECTIONS 9.10 AND 9.11 OF THE CREDIT AGREEMENT, THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH HEREIN.
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to Credit Agreement to be duly executed and delivered by a duly authorized officer as of the date first above written.
BORROWERS:     BIGBEAR.AI HOLDINGS, INC., as the Lead Borrower
BIGBEAR.AI INTERMEDIATE HOLDINGS, LLC, as a Borrower
BIGBEAR.AI, LLC, as a Borrower
NUWAVE SOLUTIONS, L.L.C., as a Borrower
PCI STRATEGIC MANAGEMENT, LLC, as a Borrower
PROMODEL GOVERNMENT SOLUTIONS, INC., as a Borrower
OPEN SOLUTIONS GROUP, LLC, as a Borrower

By:    /s/ Julie Peffer
Name: Julie Peffer
Title: Chief Financial Officer

GUARANTORS:     PROMODEL CORPORATION, as a Guarantor

By:    /s/ Julie Peffer
Name: Julie Peffer
Title: Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

BIGBEAR.AI HOLDINGS, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT AND
COLLATERAL AGENT:    BANK OF AMERICA, N.A.,
    as Administrative Agent and as Collateral Agent
    By:    /s/ Larry Van Sant
Name: Larry Van Sant
Title: Senior Vice President
LENDERS:    BANK OF AMERICA, N.A., as a Lender, Swingline Lender and as an Issuing Bank
By: /s/ Larry Van Sant
Name: Larry Van Sant
Title: Senior Vice President

BIGBEAR.AI HOLDINGS, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

SCHEDULE 1.01A

COMMITMENT SCHEDULE

Lender	Initial Revolving Credit Commitment	Applicable Percentage of Revolving Facility
Bank of America, N.A.	$25,000,000.00	100.000000000%
Total:	$25,000,000.00	100.000000000%

ANNEX A
Amendments to Credit Agreement
[see attached]

Annex A
to
SECOND AMENDMENT
to
CREDIT AGREEMENT
Dated as of December 7, 2021
among
BIGBEAR.AI HOLDINGS, INC.,
as the Lead Borrower,
THE OTHER BORROWERS PARTY HERETO FROM TIME TO TIME,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders
BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent
BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
Page

Article 1    DEFINITIONS    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    66
Section 1.03    Terms Generally    66
Section 1.04    Accounting Terms; GAAP    67
Section 1.05    Effectuation of Transactions    68
Section 1.06    Timing of Payment of Performance    68
Section 1.07    Times of Day    68
Section 1.08    Currency Equivalents Generally    68
Section 1.09    Cashless Rollovers    69
Section 1.10    Certain Calculations and Tests    69
Section 1.11    Pro Forma Calculations    69
Section 1.12    Rates    72
Section 1.13    Appointment of Lead Borrower    73
Section 1.14    Certifications    73
Section 1.15    Available Amount Transactions    73
Section 1.16    Rounding    73
Section 1.17    References to Agreements, Laws, Etc    73
Section 1.18    Letters of Credit    74
Article 2    THE CREDITS    74
Section 2.01    Commitments    74
Section 2.02    Loans and Borrowings    74
Section 2.03    Requests for Borrowings    75
Section 2.04    Swingline Loans    76
Section 2.05    Letters of Credit    78
Section 2.06    [Reserved]    84
Section 2.07    Funding of Borrowings    84
Section 2.08    Type; Interest Elections    84
Section 2.09    Termination and Reduction of Commitments    85
Section 2.10    Repayment of Loans; Evidence of Debt    86
Section 2.11    Prepayment of Loans    87
Section 2.12    Fees    89
Section 2.13    Interest    90
Section 2.14    Inability to Determine Rates    91
Section 2.15    Increased Costs    93
Section 2.16    Break Funding Payments    95
Section 2.17    Taxes.    95
Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Payments    100
Section 2.19    Mitigation Obligations; Replacement of Lenders    102
Section 2.20    Illegality    103
Section 2.21    Defaulting Lenders    104
Section 2.22    Incremental Credit Extensions    107
Section 2.23    Extensions of Loans and Revolving Credit Commitments    111
Article 3    REPRESENTATIONS AND WARRANTIES    113

i

Section 3.01    Organization; Powers    113
Section 3.02    Authorization; Enforceability    113
Section 3.03    Governmental Approvals; No Conflicts    114
Section 3.04    Financial Condition; No Material Adverse Effect    114
Section 3.05    Properties    115
Section 3.06    Litigation and Environmental Matters    115
Section 3.07    Compliance with Laws    116
Section 3.08    Investment Company Status    116
Section 3.09    Taxes    116
Section 3.10    ERISA    116
Section 3.11    Disclosure    116
Section 3.12    Solvency    117
Section 3.13    Capitalization and Subsidiaries    117
Section 3.14    Security Interest in Collateral    117
Section 3.15    [Reserved]    118
Section 3.16    Federal Reserve Regulations    118
Section 3.17    OFAC; USA PATRIOT Act, Anti-Corruption Laws    118
Section 3.18    Affected Financial Institution    118
Section 3.19    Covered Entity    118
Article 4    CONDITIONS    118
Section 4.01    Closing Date    119
Section 4.02    Each Credit Extension    121
Article 5    AFFIRMATIVE COVENANTS    122
Section 5.01    Financial Statements and Other Reports    122
Section 5.02    Existence    125
Section 5.03    Payment of Taxes    126
Section 5.04    Maintenance of Properties    126
Section 5.05    Insurance    126
Section 5.06    Inspections    126
Section 5.07    Maintenance of Book and Records    127
Section 5.08    Compliance with Laws    127
Section 5.09    [Reserved]    127
Section 5.10    Designation of Subsidiaries    127
Section 5.11    Use of Proceeds    128
Section 5.12    Covenant to Guarantee Obligations and Provide Security    128
Section 5.13    Transactions with Affiliates    130
Section 5.14    Further Assurances    133
Section 5.15    Post-Closing Covenant    133
.    133
Section 5.17    Principal Concentration Account    134
Article 6    NEGATIVE COVENANTS    134
Section 6.01    Indebtedness    134
Section 6.02    Liens    139
Section 6.03    [Reserved]    145
Section 6.04    Restricted Payments; Restricted Debt Payments    145
Section 6.05    Burdensome Agreements    151
Section 6.06    Investments    154
Section 6.07    Fundamental Changes; Disposition of Assets    158

Section 6.08    [Reserved]    163
Section 6.09    [Reserved]    163
Section 6.10    Conduct of Business    163
Section 6.11    Amendments of or Waivers with Respect to Restricted Debt    163
Section 6.12    Fiscal Year    163
Section 6.13    Use of Proceeds    164
Section 6.14    Financial Covenants    164
Section 6.15    Amendments of Organizational Documents    166
Article 7    EVENTS OF DEFAULT    166
Section 7.01    Events of Default    166
Article 8    THE ADMINISTRATIVE AGENT    168
Article 9    MISCELLANEOUS    179
Section 9.01    Notices    179
Section 9.02    Waivers; Amendments    181
Section 9.03    Expenses; Indemnity    185
Section 9.04    Waiver of Claim    187
Section 9.05    Successors and Assigns    187
Section 9.06    Survival    193
Section 9.07    Integration; Effectiveness    193
Section 9.08    Severability    193
Section 9.09    Right of Setoff    194
Section 9.10    Governing Law; Jurisdiction; Consent to Service of Process    194
Section 9.11    Waiver of Jury Trial    195
Section 9.12    Headings    196
Section 9.13    Confidentiality    196
Section 9.14    No Fiduciary Duty    197
Section 9.15    Electronic Signatures; Counterparts    198
Section 9.16    Several Obligations    199
Section 9.17    USA PATRIOT Act    199
Section 9.18    Disclosure of Agent Conflicts    199
Section 9.19    Appointment for Perfection    199
Section 9.20    Interest Rate Limitation    199
Section 9.21    Intercreditor Agreements    200
Section 9.22    Conflicts    200
Section 9.23    Release of Guarantors    200
Section 9.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    201
Section 9.25    Certain ERISA Matters    201
Section 9.26    Acknowledgement Regarding Any Supported QFCs    202
Section 9.27    Joint and Several    203

SCHEDULES:

Schedule I	–	Guarantors
Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Administrative Agent’s Office
Schedule 3.05	–	Fee Owned Real Estate Assets
Schedule 3.13	–	Subsidiaries
Schedule 5.01	–	Borrower’s Website Address for Electronic Delivery
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 5.13	–	Existing Affiliate Transactions
Schedule 5.15	–	Post-Closing Schedule
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.05		Burdensome Agreements
Schedule 6.06	–	Existing Investments
Schedule 6.07	–	Certain Dispositions

EXHIBITS:

Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	~~[Reserved]~~Form of Borrowing Base Certificate
Exhibit B	–	Form of Loan Notice
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	[Reserved]
Exhibit E	–	[Reserved]
Exhibit F	–	[Reserved]
Exhibit G	–	Form of Promissory Note
Exhibit H	–	[Reserved]
Exhibit I	–	[Reserved]
Exhibit J	–	[Reserved]
Exhibit K	–	Form of Secured Party Designation Notice
Exhibit L-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M Exhibit N		Form of Notice of Loan Prepayment Form of Swingline Loan Notice

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of December 7, 2021 (this “Agreement”), by and among BigBear.ai Holdings, Inc., a Delaware corporation (the “Lead Borrower”), the other Borrowers party hereto from time to time, the Lenders from time to time party hereto and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders (in such capacity, the “Collateral Agent”).
RECITALS
Pursuant to the Agreement and Plan of Merger, dated as of June 4, 2021 (as amended, supplemented, waived or modified from time to time, the “Merger Agreement”), by and among GigCapital4, Inc., a Delaware corporation (“Acquiror”), GigCapital4 Merger Sub Corporation, a Delaware corporation and direct, wholly owned Subsidiary of Acquiror (“Merger Sub”), BigBear.ai Holdings, LLC, a Delaware limited liability company (formerly known as Lake Intermediate, LLC) (the “Company”), and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (formerly known as PCISM Ultimate Holdings, LLC) (“BBAI Holdings”), (i) immediately prior to the consummation of the Mergers (as defined below), the Note Financing will be made by the Note Investors and the Acquiror will change its name to BigBear.ai Holdings, Inc., (ii) Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving entity of the First Merger, and (iii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Company will merge with and into Acquiror (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquiror being the surviving entity of the Second Merger (Acquiror, in its capacity as the surviving entity of the Second Merger, the “Surviving Entity”).
The Lead Borrower has requested that, prior to but substantially simultaneously with the consummation of the Mergers, the Lenders extend credit to the Lead Borrower on the Closing Date in the form of an Initial Revolving Facility with commitments in an aggregate principal amount equal to $50,000,000.
On the Closing Date, the Initial Revolving Loans, together with cash on hand, will be used (i) to consummate the Refinancing and (ii) to pay fees, costs and expenses and other related amounts incurred in connection with the Transactions. From and after the Closing Date, the Revolving Loans shall be used for working capital, capital expenditures and other general corporate purposes, including financing of Permitted Acquisitions and capital expenditures and any acquisitions, Investments, Restricted Payments and other transactions not prohibited by the Loan Documents.
The applicable Lenders have indicated their willingness to lend and the Issuing Bank has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article 1DEFINITIONS
Section 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Acceptable Intercreditor Agreement” means a Market Intercreditor Agreement or another intercreditor agreement or subordination agreement that is reasonably satisfactory to the Borrower and the

Administrative Agent (such approval of the Administrative Agent not to be unreasonably withheld, denied, delayed or conditioned) (which may, if applicable, consist of a payment “waterfall”).
“ACH” means automated clearing house transfers.
“Acquiror” has the meaning assigned to such term in the recitals to this Agreement.
“Additional Agreement” has the meaning assigned to such term in Article 8.
“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 and/or 9.02(b).
“Additional Lender” has the meaning assigned to such term in Section 2.22(b).
“Additional Revolving Credit Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 and/or 9.02(b).
“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate outstanding principal amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate outstanding amount at such time of such Lender’s LC Exposure and Swingline Exposure, in each case, attributable to its Additional Revolving Credit Commitment.
“Additional Revolving Lender” means any Lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.
“Additional Revolving Loans” means any revolving loan added pursuant to Sections 2.22, 2.23 and/or 9.02(b).
“Adjusted EBITDA” means Adjusted EBITDA of the Lead Borrower as such term is used in the Management’s Discussion and Analysis of Financial Condition and Results of Operation included in the Lead Borrower’s 10-Q or 10-K, as applicable, filed with the SEC and calculated in a manner consistent with the calculation of Adjusted EBITDA for the Fiscal Quarter ending June 30, 2022.
“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(b), or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.
“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(e)(i).
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Lead Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of the Lead Borrower or any of its Restricted Subsidiaries, threatened in writing, against the Lead Borrower or any of its Restricted Subsidiaries or any property of the Lead Borrower or any of its Restricted Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. None of the Administrative Agent, the Lead Arranger, the Collateral Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of the Lead Borrower or any subsidiary thereof.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Lead Arranger.
“Agent Parties” means the Administrative Agent and/or any of its Related Parties.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement, and as such Agreement may be amended, restated, amended and restated, supplemented, extended, restructured, refinanced or otherwise modified from time to time.
“AHYDO Payment” shall mean any mandatory prepayment or redemption pursuant to the terms of any Indebtedness, in an amount not to exceed the minimum amount necessary to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Code Section 163(i).
“Anti-Corruption Laws” means all laws dealing with bribery or corruption, including, to the extent applicable to a Person, the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and any law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Transactions.
“Applicable Country” means any country or jurisdiction in which a Foreign Subsidiary designated as a Subsidiary Guarantor pursuant to the second sentence of the definition of “Subsidiary Guarantor” is incorporated or organized.
“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.21. If the Commitment of all of the Revolving Lenders to make Revolving Loans have been terminated pursuant to Article 7, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender in respect of the Revolving Facility is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means a percentage per annum equal to with respect to Revolving Loans, Swingline Loans, unused Initial Revolving Credit Commitments and Letter of Credit fees:
(a)initially and until the first Business Day following the date a Compliance Certificate is delivered under Section 5.01(c) for the Fiscal Quarter ending March 31, 2022, (A) for BSBY Rate Loans, 2.00% per annum, (B) for Base Rate Loans, 1.00% per annum, (C) in the case of Letter of Credit fees, the applicable margin then in effect with respect to Revolving Loans that are BSBY Rate Loans, (D) in the case of Swingline Loans, the applicable margin then in effect with respect to Revolving Loans that are Base Rate Loans, and (E) the undrawn Commitment Fee for the Initial Revolving Credit Commitments is 0.25% per annum, and

(b)thereafter, the following percentages per annum, based upon the Secured Net Leverage Ratio, as measured to the last day of a Fiscal Quarter, and as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Applicable Rate
Pricing Level	Secured Net Leverage Ratio	BSBY Rate Loans & Letter of Credit Fee	Base Rate Loans	Commitment Fee
1	< 1.75:1.0	~~1.75~~2.00%	~~0.75~~1.00%	0.~~2~~50%
2	≥ 1.75:1.0, but < 2.00:1.0	2.~~00~~25%	1.~~00~~25%	0.~~2~~50%
3	≥ 2.00:1.0, but < 2.50:1.0	2.75~~0~~%	1.75~~0~~%	0.~~2~~50%
4	≥ 2.50:1.0	3.~~00~~25%	2.~~00~~25%	0.~~2~~50%
Any increase or decrease in the Applicable Rate resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 5.01(c) (after giving effect to any applicable grace periods), then, solely upon the request of the Required Lenders, Pricing Level 4 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.
The Applicable Rate set forth above shall be increased as, and to the extent, required by Section 2.22.
“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time. In the event that (a) the Revolving Credit Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article 7), the Applicable Revolving Percentage shall be recalculated without giving effect to the Revolving Credit Commitments of such Class or (b) the Revolving Credit Commitments of all Classes have terminated (or the Revolving Credit Commitments of any Class have terminated pursuant to Article 7), the Applicable Revolving Percentage shall be determined based upon the Revolving Credit Commitments (or the Revolving Credit Commitments of such Class) most recently in effect, giving effect to any assignments thereof.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.
“Assignee” has the meaning set forth in Section 9.05(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in substantially the form of Exhibit A-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower.

“Available Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)the greater of (i) $4,700,000 and (ii) 25% of Consolidated Adjusted EBITDA as of the last day of the last Test Period (calculated on a Pro Forma Basis), plus
(b)an amount (which shall not be less than zero) equal to (i) 50% of Excess Cash Flow if the Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.11) as of the last day of such Fiscal Year is greater than or equal to 2.25 to 1.00, (ii) 75% of Excess Cash Flow if the Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.11) as of the last day of such Fiscal Year is less than 2.25 to 1.00 and greater than or equal to 1.75 to 1.00, and (iii) 100% of Excess Cash Flow if the Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.11) as of the last day of such Fiscal Year is less than 1.75 to 1.00, plus
(c)the cumulative amount of aggregate net proceeds from (i) the sale of Capital Stock of the Lead Borrower or any direct or indirect parent of the Borrowers after the Closing Date and on or prior to such time (including upon exercise of warrants or options) (other than (1) a sale to a Restricted Subsidiary, (2) any amount designated as a Cure Amount, (3) any Available Excluded Contribution Amount, (4) any amount used to build Section 6.06(e) or (5) any amount used for Equity Funded Employee Plan Costs) which proceeds have been received by or contributed as equity to the capital of the Lead Borrower or any Restricted Subsidiary and (ii) the Capital Stock of the Lead Borrower or any direct or indirect parent of the Borrowers (other than (1) any amount designated as a Cure Amount, (2) any Available Excluded Contribution Amount or (3) any amount used for Equity Funded Employee Plan Costs) issued upon conversion of Indebtedness (other than the Convertible Notes and Indebtedness that is contractually subordinated in right of payment to the Obligations) of the Lead Borrower or any Restricted Subsidiary owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party not previously applied for a purpose (including as a Cure Amount, any Available Excluded Contribution Amount or any amount used for Equity Funded Employee Plan Costs) other than use in the Available Amount, plus
(d)100% of the aggregate amount of contributions to the capital (including 100% of the Fair Market Value of marketable securities and other property (other than cash and Cash Equivalents) as reasonably determined by the Lead Borrower) of the Lead Borrower and its Restricted Subsidiaries or the net proceeds of the issuance of any direct or indirect parent of the Borrowers contributed to the Lead Borrower and its Restricted Subsidiaries, received (x) in cash or Cash Equivalents by the Lead Borrower and its Restricted Subsidiaries after the Closing Date (other than from a Restricted Subsidiary or the Lead Borrower and other than (1) any amount designated as a Cure Amount, (2) any Available Excluded Contribution Amount, (3) any amount used to build Section 6.06(e) or (4) any amount used for Equity Funded Employee Plan Costs) or (y) in other property, plus
(e)to the extent not already reflected, at the election of the Lead Borrower, as a Return of capital with respect to such Investment for purposes of determining the amount of such Investment, 100% of the aggregate amount of cash, Cash Equivalents and the Fair Market Value of other property received by the Lead Borrower and each Restricted Subsidiary (as reasonably determined by the Lead Borrower) after the Closing Date from:
(i)the sale, transfer or other disposition (other than to the Lead Borrower or any Restricted Subsidiary) of the Capital Stock or any assets of an Unrestricted Subsidiary or any minority Investments or other joint venture (that is not a Restricted Subsidiary),

(ii)any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments or other joint venture (that is not a Restricted Subsidiary), or
(iii)any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments,
(f)in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Lead Borrower or a Restricted Subsidiary, the Fair Market Value of the Investments of the Lead Borrower and the Restricted Subsidiaries made using the Available Amount in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus
(g)an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income, the Fair Market Value of property and similar amounts) actually received by the Lead Borrower or any Restricted Subsidiary in respect of any Investments to the extent of the Investments originally funded with and in reliance on the Available Amount, plus
(h)[reserved], minus
(i)any amount of the Available Amount used to make Investments pursuant to clause (iii) of the definition of “Permitted Acquisitions” and Section 6.06(r) after the Closing Date and prior to such time, minus
(j)any amount of the Available Amount used to pay dividends or make distributions or other Restricted Payments pursuant to Section 6.04(a)(ii)(C) or 6.04(a)(iii)(A) after the Closing Date and prior to such time, minus
(k)any amount of the Available Amount used to make Restricted Debt Payments pursuant to Section 6.04(b)(viii)(A) after the Closing Date and prior to such time, minus
(l)any amount of the Available Amount used to make any Permitted Acquisition pursuant to Section 6.06(e)(i) after the Closing Date and prior to such time, provided that, with respect to the amounts set forth in clauses (e)(i), (e)(ii), (e)(iii) and (f) of this definition, such amount shall be limited to the Investments made in such Unrestricted Subsidiary, minority Investments or other joint venture, as applicable, originally funded with and in reliance on the Available Amount.
“Available Excluded Contribution Amount” means an amount equal to net cash proceeds received by a Borrower as capital contributions to its common equity capital after the Closing Date (other than from a Restricted Subsidiary or the Lead Borrower) or from the issuance or sale (other than (i) to a Restricted Subsidiary, (ii) to any management equity plan or equity option plan or any other management or employee benefit plan or agreement of the Lead Borrower or direct or indirect parent thereof or (iii) Cure Amounts) of Capital Stock (other than Disqualified Capital Stock) of a Borrower or direct or indirect parent thereof or the Fair Market Value of Investment Grade Securities or Qualified Proceeds contributed to a Borrower, in each case, designated as Available Excluded Contribution Amounts pursuant to an officer’s certificate executed by a Responsible Officer of the Lead Borrower (including a Compliance Certificate) from time to time which are excluded from the calculation of Available Amount, minus any Available Excluded Contribution Amount applied or used hereunder after the Closing Date and prior to such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party or any Restricted Subsidiary: commercial credit cards, stored value cards, purchasing cards, treasury and/or cash management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, foreign exchange facilities, merchant services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.
“Banking Services Bank” means each provider of Banking Services to any Loan Party or any Restricted Subsidiary the obligations under which constitute Banking Services Obligations.
“Banking Services Obligations” means any and all obligations of any Loan Party or any Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) (a) under any arrangement that is in effect on the Closing Date between any Loan Party or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or the Lead Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party or any Restricted Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or the Lead Arranger at the time such arrangement is entered into, in each case in connection with Banking Services, in each case, that have been designated to the Administrative Agent in writing by the Lead Borrower as being “Banking Services Obligations” for purposes of the Loan Documents; it being understood that (i) each counterparty thereto (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent and (ii) each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and the Acceptable Intercreditor Agreements as if it were a Lender.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the BSBY Rate plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Base

Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.
“BBAI Holdings” has the meaning assigned to such term in the recitals to this Agreement.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bloomberg” means Bloomberg Index Services Limited.
“Board” means the Board of Governors of the Federal Reserve System of the US.
“Bona Fide Debt Fund” means with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (a) primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business for financial investment purposes and (b) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or affiliate thereof, but only to the extent that neither the Company Competitor nor any personnel involved with the investment in the relevant Company Competitor (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Lead Borrower and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries); it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Disqualified Institution that qualifies under clauses (a) and (b) of such definition, or any Affiliate of any such Disqualified Institution qualifying under clause (a) of such definition, that is reasonably identifiable as an Affiliate of such Disqualified Institution on the basis of such Affiliate’s name.
“Borrower” means, as the context may require, (a) on the Closing Date, the Lead Borrower and each other Person listed on the signature pages hereto as a “Borrower” and (b) thereafter, each Restricted Subsidiary that is a Wholly-owned Domestic Subsidiary that shall have become a Borrower pursuant to this definition and Section 5.12. For the avoidance of doubt, the Lead Borrower may (subject to clause (b) of the definition of “Collateral and Guarantee Requirement”), from time to time upon not less than five (5) Business Days’ notice to the Administrative Agent, request to cause any Wholly-owned Domestic Restricted Subsidiary that is not a Borrower or a Guarantor to cease to be an Excluded Subsidiary and to become a Borrower by causing such Restricted Subsidiary to execute and deliver a joinder to this Agreement and the Loan Guaranty in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower and causing such Restricted Subsidiary to satisfy the Collateral and Guarantee

Requirement. The parties hereto acknowledge and agree that prior to any such Restricted Subsidiary becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and such Lenders shall have received such supporting resolutions, incumbency certificates, customary opinions of counsel and other documents or information of the type required under Section 4.01(n) with respect to the Loan Parties on the Closing Date, as may be reasonably required by the Administrative Agent, and a Promissory Note signed by such Restricted Subsidiary to the extent any Lender so requires.
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date.
“Borrowing Base” means, as of any date of determination, in each case as set forth in the most recent Borrowing Base Certificate, the sum of (a) 90% of Eligible Prime Government Receivables and Eligible Subcontractor Government Receivables plus (b) 85% of Eligible Commercial Receivables.
“Borrowing Base Certificate” means a certificate in substantially the form of Exhibit A-2.
“BSBY” means the Bloomberg Short-Term Bank Yield Index rate.
“BSBY Rate” means:
(a)for any Interest Period with respect to a BSBY Rate Loan, the rate per annum equal to the BSBY Screen Rate two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published on such determination date then BSBY Rate means the BSBY Screen Rate on the first Business Day immediately prior thereto; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the BSBY Screen Rate with a term of one month commencing that day;
provided that if the BSBY Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than zero, the BSBY Rate shall be deemed zero for purposes of this Agreement.
“BSBY Rate Borrowing” has the meaning assigned to such term in Section 1.02.
“BSBY Rate Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of BSBY Rate.
“BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any BSBY Rate Loan, in New York City.
“Capital Lease” means, subject to Section 1.04, all leases that have been or are required to be, in accordance with GAAP, recorded as financing leases; provided that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided further, that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on December 31, 2019 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following December 31, 2019 that would otherwise require such leases to be recharacterized as Capital Leases.
“Capital Stock” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebtedness convertible or exchangeable for any of the foregoing shall not be deemed to be Capital Stock unless and until such instrument is so converted or exchanged.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrowers that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).
“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Lead Borrower or any Restricted Subsidiary:
(a)Dollars, Euros, Pounds Sterling, Canadian Dollars, Mexican Pesos, Singapore Dollars or any national currency of any Participating Member State in the European Union or local currencies held from time to time in the ordinary course of business,
(b)readily marketable securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
(c)certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100,000,000 in the case of U.S. banks and $100,000,000 (or the equivalent thereof as of the date of determination) in the case of foreign banks,
(d)repurchase obligations for underlying securities of the types described in clauses (b) and (c) above and clause (h) below entered into with any financial institution meeting the qualifications specified in clause (c) above,
(e)commercial paper rated at least P-2 (or the equivalent thereof) by Moody’s or at least A-2 (or the equivalent thereof) by S&P and in each case maturing within 12 months after the date of creation thereof,

(f)marketable short-term money market and similar securities having a rating of at least P-2 or A-2 (or, in either case, the equivalent thereof) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency), and in each case maturing within 12 months after the date of creation or acquisition thereof,
(g)readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,
(h)readily marketable Indebtedness or preferred Capital Stock issued by Persons with a rating of “A” (or the equivalent thereof) or higher from S&P or “A2” (or the equivalent thereof) or higher from Moody’s with maturities of 24 months or less from the date of acquisition, that is traded on an internationally recognized securities exchange,
(i)solely with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case, maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and, in each case, with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by entities for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,
(j)in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (a) through (i) above of foreign obligors to the extent such investments are necessary or useful for the business of such Person, which investments have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies, and
(k)investment funds investing all or substantially all of their assets in securities of the types described in clauses (a) through (i) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“CERCLA” has the meaning assigned to such term in Section 9.03(d).
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means a Subsidiary of the Lead Borrower that has no material assets other than (a) the equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes), or equity interests and indebtedness, in one or more Foreign Subsidiaries, each of which is a CFC, and/or one or more CFC Holdcos and (b) cash, Cash Equivalents and other assets being held incidental to the holding of assets described in clause (a) of this definition (excluding for purposes of this determination any indebtedness of such Foreign Subsidiaries).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means (a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), but excluding (w) any employee benefit plan of such person and its Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (x) any combination of Permitted Holders, (y) any one or more direct or indirect parent companies of the Lead Borrower and in which there is no Person or “group” (other than any persons described in the preceding clause (x)), and (z) any one or more direct or indirect parent companies of Lead Borrower in which the Sponsor, directly or indirectly, owns the largest percentage of such parent company’s voting Capital Stock, shall have, directly or indirectly, acquired beneficial ownership of Capital Stock representing 40% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of the Lead Borrower and the Permitted Holders shall own, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding Capital Stock of the Lead Borrower, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors (or analogous governing body) of the Lead Borrower, as applicable, or (b) there shall occur any “fundamental change” (or equivalent term) under any agreement (other than this Agreement) governing the terms of the Convertible Notes. Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), a Person or group shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Charged Amounts” has the meaning assigned to such term in Section 9.20.
“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Revolving Loans or Additional Revolving Loans of any series established as a separate “Class” pursuant to Sections 2.22, 2.23 or 9.02(b) or Swingline Loans, (b) any Commitment, refers to whether such Commitment is an Initial Revolving Credit Commitment or an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Sections 2.22, 2.23 or 9.02(b) or a commitment to make Swingline Loans, (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Credit Commitment of a particular Class.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02) which date is December 7, 2021.
“Closing Date Financial Statements” means (a) the unaudited combined balance sheet of BigBear.ai Holdings, LLC and its Subsidiaries as of December 31, 2020, and the related unaudited combined statements of operations and the comprehensive income, members’ equity and cash flows for the period from May 22, 2020 to December 31, 2020, (b) the unaudited balance sheet of PCI STRATEGIC MANAGEMENT, LLC (d/b/a BigBear.ai Cyber and Engineering, LLC) as of December 31, 2019, and the related unaudited statements of operations and the comprehensive income, members’ equity and cash flows for the year ended December 31, 2019 and for the periods from January 1, 2020 to October 22, 2020, (c) the unaudited balance sheets of NuWave Solutions, L.L.C. (d/b/a BigBear.ai Analytics, LLC) as of December 31, 2019 and June 18, 2020, and the related unaudited statements of operations and the comprehensive income, members’ equity and cash flows for the year ended December 31, 2019 and for the period from January 1, 2020 to June 18, 2020, (d) the unaudited balance sheet of Open Solutions Group, LLC as of December 1, 2020, and the related unaudited statements of operations and the comprehensive income, members’ equity and cash flows for the period from January 1, 2020 to December 1, 2020, and (e) the unaudited balance sheet of ProModel Government Solutions, Inc. as of December 20, 2020, and the related unaudited statements of operations and the comprehensive income, members’ equity and cash flows for the period from January 1, 2020 to December 20, 2020.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations promulgated thereunder, as amended from time to time (unless as specifically provided otherwise).
“Collateral” means “Collateral” (or any comparable term) as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” (or comparable terms) as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.
“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Collateral Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a) and (ii) at such time as may be designated therein, pursuant to the Collateral Documents or Section 5.12, subject, in each case, and as applicable, to the limitations and exceptions of this Agreement and the other Loan Documents, if applicable, duly executed by each Loan Party a party thereto;
(b)all Obligations shall have been unconditionally guaranteed by each Borrower (other than with respect to the Obligations of such Borrower) and each existing and subsequently acquired or organized (including, without limitation, by division) Restricted Subsidiary that is a direct or indirect Wholly-owned Material Domestic Subsidiary (other than any Excluded Subsidiary) and not designated as a Borrower hereunder, including those that are listed on Schedule I hereto; provided that the Lead Borrower may, in its sole discretion, designate any Restricted Subsidiary that is an Excluded Subsidiary as a Guarantor (or, in the case of a Domestic Subsidiary, a Borrower) in accordance with the definition of “Guarantor” (or “Borrower”, if applicable); provided that no Foreign Subsidiary shall become a Guarantor unless such security documents and other actions reasonably requested by the Collateral Agent and consistent with customary market standard in such jurisdiction in respect of security and this Agreement (within such time periods as the Collateral Agent may agree in its reasonable discretion) shall have been delivered and/or taken to create and perfect the Liens on the Capital Stock and substantially all assets (consistent in scope to “Collateral” as defined herein) of such Foreign Subsidiary in its jurisdiction of organization;
(c)the Obligations and the Guarantee shall have been secured by a first-priority security interest (subject to Liens permitted by Section 6.02) in (i) all of the Capital Stock of each Borrower (other than the Lead Borrower) and of each Subsidiary Guarantor (if directly owned by a Loan Party), (ii) all of the Capital Stock of each Wholly-owned Restricted Subsidiary that is a Material Subsidiary (other than a Domestic Subsidiary described in the following clause (iii) or a Foreign Subsidiary described in clause (iv) below) directly owned by the Lead Borrower, any other Borrower or any Subsidiary Guarantor, (iii) 65% of the issued and outstanding voting Capital Stock and 100% of the non-voting Capital Stock of each Restricted Subsidiary that is a Wholly-owned Material Domestic Subsidiary and constitutes a CFC Holdco that is directly owned by the Lead Borrower, any other Borrower or by any Subsidiary Guarantor (other than, for the avoidance of doubt, in each case, any Domestic Subsidiary of any Foreign Subsidiary of the Lead Borrower that is a CFC or of any Domestic Subsidiary of the Lead Borrower that is a CFC Holdco) and (iv) 65% of the issued and outstanding voting Capital Stock and 100% of the non-voting Capital Stock of each Restricted Subsidiary that is a Wholly-owned Material Foreign Subsidiary that is a CFC or CFC Holdco and directly owned by the Lead Borrower, any other Borrower or by any Subsidiary Guarantor, in each case other than any Excluded Pledged Subsidiary;
(d)except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 6.02, or under any Collateral Document, the Obligations and the Loan Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities or instruments, filing financing statements under the Uniform Commercial Code or making any necessary Intellectual Property Security Agreement filings with the United States Patent and Trademark Office or United States Copyright Office or as required in the Security Agreement) in substantially all assets (other than Excluded Assets) of the Lead Borrower, each other Borrower and each Guarantor (including accounts, inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, material intercompany notes, cash, deposit accounts, securities accounts and proceeds of the foregoing), in each case, (i) with the priority required by the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.01) and the Collateral Documents; and
(e)in the case of any Foreign Subsidiary that the Lead Borrower has elected to become a Guarantor in accordance with clause (b) above and Section 5.12, the Collateral Agent shall have received such other customary Collateral Documents as it shall reasonably require to provide and perfect Liens on the Capital Stock and property of such Foreign Subsidiary constituting Collateral for the benefit of the Secured Parties securing the Secured Obligations on a basis substantially comparable to the Liens on the Collateral for the benefit of the Secured Parties securing the Secured Obligations granted by Borrowers and Guarantors that are not Foreign Subsidiaries, in each case, as mutually reasonably agreed by the Lead Borrower and the Collateral Agent and taking into account applicable foreign law and local market custom;
provided, however, that (i) the foregoing definition (other than as expressly set forth in clauses (b) and (e) above) shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of, security interests in, mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.
The Collateral Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Collateral Documents and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Lead Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Collateral Documents or any other Loan Documents.
Notwithstanding anything herein to the contrary, if the Lead Borrower and the Collateral Agent mutually agree in their reasonable judgment that the cost or other consequences (including adverse tax, accounting and regulatory consequences (other than de minimis tax consequences)) of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from the Collateral for all purposes of the Loan Documents.
Notwithstanding anything herein to the contrary (other than as expressly set forth in clauses (b) and (e) above), the Borrowers and the Guarantors shall not be required, nor shall the Collateral Agent be authorized (unless otherwise approved by the Lead Borrower), (i) to perfect the above-described pledges and security interests by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or equivalent filing office of the relevant State of the respective jurisdiction of organization of the Lead Borrower, any other Borrower or any Guarantor), (B) filings of Intellectual Property Security Agreements in United States government offices with respect to intellectual property as expressly required herein and under the other Loan Documents, or (C) delivery to the Collateral Agent, for its possession and control, of all Collateral consisting of material intercompany notes, instruments, chattel paper and all stock (or similar) certificates of the Lead Borrower and its material Wholly-owned Restricted Subsidiaries to the extent required herein and under the other Loan Documents, (ii) to enter into any control agreement, including, without limitation, with respect to any Deposit Account, securities account or commodities account or contract, (iii) (A) other than a Foreign Subsidiary that becomes a Borrower or a Guarantor pursuant to Section 5.12 solely with respect to assets arising under the Law of the jurisdiction of incorporation of such Foreign Subsidiary, to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests (for the avoidance of doubt, other than the execution of documents by individuals located outside of the U.S.) or (B) to perfect any security interests in assets located outside of (or governed by or arising or existing under, pursuant to or by virtue of any Laws outside of) the United States, including with respect to any intellectual property registered outside of the United States (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction), (iv) except as expressly provided above, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control”, (v) to enter into any mortgages and fixture filings relating to any Real Estate Asset, (vi) to provide any notice or to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof) or (vii) to enter into any source code escrow arrangement (or be obligated to register or apply to register any intellectual property); provided that, for the avoidance of doubt, the Lead Borrower may elect to perform any of the foregoing in its sole discretion.
“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) [reserved], (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered to the Collateral Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (v) each other document and/or instrument pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.
“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.
“Commitment” means, with respect to each Lender, such Lender’s Initial Revolving Credit Commitment and Additional Commitment, as applicable, in effect as of such time.
“Commitment Fee” has the meaning set forth in Section 2.12(e).
“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Company” has the meaning assigned to such term in the recitals to this Agreement.
“Company Competitor” means any competitor of the Lead Borrower and/or any of its subsidiaries.
“Company Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Institution or any Excluded Party) that is (i) primarily engaged in, or advise funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (ii) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or affiliate thereof, but only to the extent that neither the Company Competitor nor any personnel involved with the investment in the relevant Company Competitor (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access to any information (other than information that is publicly available) relating to the Lead Borrower and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, notice, certificate, request or authorization related to any Loan Document.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with BSBY or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, BSBY and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (with notice to the Lead Borrower), to reflect the adoption and implementation of such applicable rate, and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period, plus:
(a)without duplication and, except with respect to clauses (vii)(B), (x) and (xi) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Lead Borrower and its Restricted Subsidiaries:
(i)total interest expense determined in accordance with GAAP (including, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments, (D) the interest component of Capital Leases, (E) net payments, if any, pursuant to interest Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions and fees, (G) the interest component of any pension or other post-employment benefit expense, and (H) to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed)),
(ii)without duplication, provision for taxes based on income (or similar taxes in lieu of income taxes), profits or capital gains of the Lead Borrower and the Restricted Subsidiaries, including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations paid or accrued during such period and, to the extent reflected as a charge in the statement of such Consolidated Net Income (regardless of classification), and any tax distributions made during, or with respect to, such period,
(iii)depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures, Capitalized Software Expenditures or costs, amortization of expenditures relating to software, license and intellectual property payments, amortization of any lease related assets recorded in purchase accounting, depreciation of lease payments, customer acquisition costs, unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, depreciation of goodwill, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP,
(iv)(A) extraordinary, exceptional, unusual and non-recurring charges, expenses or losses or special items and (B) any losses on sales of assets outside of the ordinary course of business,
(v)any other non-cash charges, expenses or losses, including, without limitation, any non-cash asset retirement costs, non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or due to purchase accounting, or any other acquisition, non-cash compensation charges, non-cash expense relating to the vesting of warrants, impairment charges, write-offs or write-downs for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Lead Borrower may determine not to add back such non-cash item in the current period or (ii) to the extent the Lead Borrower determines to add back such non-cash item in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) and non-cash translation (gain) loss,
(vi)(x) retention, recruiting, relocation, integration and severance, signing and stay bonuses and expenses, including payments made to employees, producers or others who are subject to non-compete agreements, and stock option and other equity-based compensation expenses, and (y) costs associated with implementation of operational and reporting systems and technology initiatives (including any such payments made in connection with the consummation of the Transactions),
(vii)(A) (x) restructuring costs, integration costs, opening, pre-opening, consolidation and closing costs for facilities, transactions fees and expenses and management, monitoring, consulting and advisory fees, indemnities and expenses, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Closing Date, contract termination costs, other business optimization expenses and charges (including costs and expenses relating to business optimization programs and new systems design, upgrade and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities and retention charges), any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or public company and Public Company Costs, and (y) transition costs and (B) (i) LTM pro forma results for acquisitions and dispositions of business entities or properties or assets constituting a division or line of business of any business entity calculated in accordance with Section 1.11(c), and (ii) the “run rate” amount of cost savings, operating expense reductions, other operating expense improvements and cost synergies projected by the Lead Borrower in good faith to be realizable in connection with the Transactions or any Specified Transaction or the implementation of an operational initiative or operational change (including, to the extent applicable, from the Transactions or the effect of new customer contracts that have at least one full quarter of operations (with such operations annualized) or projects or increased pricing or volume in existing customer contracts) before or after the Closing Date (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) a duly completed certificate signed by a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 5.01(c), certifying that such cost savings, operating expense reductions, other operating improvements and/or cost synergies are readily identifiable, factually supportable and have been determined in good faith by the Lead Borrower to be reasonably anticipated to be realizable within eighteen (18) months after the consummation of the Transactions or the applicable Specified Transaction, or the implementation of the applicable operational initiative or operational change, as applicable (with actions in respect of any such transaction occurring prior to the Closing Date occurring within eighteen (18) months of the Closing Date) and (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii)(B) to the extent duplicative of any expenses or charges otherwise added to Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period;
(viii)any director’s fees and related expenses payable to any independent director or operating partner of the Lead Borrower or any direct or indirect parent entity thereof, in each case, in cash during such period,
(ix)(A) other accruals, charges, payments, fees and expenses (including rationalization, legal, tax, structuring and other costs and expenses), or any amortization thereof, related to, or otherwise incurred in connection with, the Transactions (including all Transaction Costs) and all such accruals, charges, payments, fees and expenses payable in connection with the Loan Documents, acquisitions, Investments, Restricted Payments, Dispositions, or any amortization thereof, refinancings, issuances or registrations (actual or proposed) of Indebtedness or Capital Stock permitted by the terms of this Agreement or repayment of debt, issuance of equity securities, refinancing transactions, negotiation, forbearance, extension or amendment or other modification or waiver of any documentation governing the transactions described in this clause (ix)(A) (including the Loan Documents) (in each case, including any such transaction consummated on the Closing Date and any such transaction undertaken but not completed) (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Account Standards Codification Topic No. 805, Business Combinations) and (B) costs of surety bonds incurred in such period in connection with financing activities permitted by the terms of this Agreement,
(x)to the extent actually received or expected by the Lead Borrower in good faith to be received within 365 days of such determination and not already included in Consolidated Net Income, proceeds of business interruption insurance to the extent replacing lost revenue for such period (it being understood and agreed that, to the extent such anticipated amounts are not actually received within such 365 day period, such amounts shall be deducted in calculating Consolidated Adjusted EBITDA),
(xi)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Adjusted EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to paragraph (b) below for any previous period and not added back,
(xii)any non-cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments (including any non-cash increase in expenses as a result of last-in first-out and/or first-in first-out methods of accounting) or any other acquisition or (B) due to purchase accounting,

(xiii)~~[reserved],~~the “run rate” amount of cost savings for directors and officers insurance for the Fiscal Year ending December 31, 2022 based on the policy premium quotes for any issued directors and officers insurance for the premium year for December 7, 2022 through December 6, 2023, provided, if the final premium is higher than the quote, then the Borrower shall reverse any cost savings that were not actually realized in the subsequent Test Period,
(xiv)the amount of (A) management, consulting, monitoring and advisory fees (including termination and exit fees), transaction fees and related expenses and indemnifications paid to the Permitted Holders and (B) payments by the Lead Borrower or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures which payments are approved by the Lead Borrower in good faith,
(xv)any Equity Funded Employee Plan Costs,
(xvi)[reserved],
(xvii)adjustments (A) [reserved], (B) evidenced by or contained in a quality of earnings report made available to the Administrative Agent prepared with respect to the target of a Permitted Acquisition or other Investment permitted hereunder by (x) a “big-four” nationally recognized accounting firm or regionally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned), (C) consistent with Regulation S-X, or (D) including the pro forma adjustments of the type set forth in the Sponsor Model,
(xviii)payments or accruals by the Borrowers and their Restricted Subsidiaries paid or accrued during such period in respect of purchase price holdbacks, earn-outs and other similar contingent obligations to the extent deducted in calculating Consolidated Net Income of the Borrowers and their Restricted Subsidiaries,
(xix)[reserved],
(xx)any net loss from disposed, abandoned or discontinued operations or product lines,
(xxi)to the extent reducing Consolidated Net Income, any charges, costs, expenses or losses relating to any litigation (or the settlement thereof),
(xxii)the amount of costs, charges and expenses relating to payments made to option holders of any direct or indirect parent of the Borrowers in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement,
(xxiii)any fees, costs and expenses incurred in connection with the implementation of ASC 606 and any non-cash losses or charges resulting from the application of ASC 606,

(xxiv)any net increases in deferred revenue liabilities (including current portion),
(xxv)to the extent not otherwise added back pursuant to clause (xvii) above, the amount of all non-cash net periodic benefit costs recognized by the Borrowers or any of their Restricted Subsidiaries with respect to any defined benefit pension plan, and minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period) including non-cash gains as a result of last-in first-out and/or first-in first-out methods of accounting, (ii)(x) any extraordinary or unusual net gains and (y) any gains on sales of assets outside of the ordinary course of business (cash and non-cash), (iii) any net gains from disposed, abandoned or discontinued operations or product lines and (iv) any net decreases in deferred revenue liabilities (including current portion); provided that:
(A)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated Adjusted EBITDA (x) currency translation gains and losses related to currency re-measurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items;
(B)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated Adjusted EBITDA for any period any adjustments resulting from the application of FASB Accounting Standards Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations;
(C)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated Adjusted EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments; and
(D)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated Adjusted EBITDA for any period the estimated pro forma service costs of pension, post-retirement employee benefits plans and SERPs as evidenced by and included in the Sponsor Model.
Notwithstanding anything to the contrary contained herein, (i) all amounts added to Consolidated Adjusted EBITDA pursuant to clauses (a)(vi)(x), (a)(vii)(A) and (a)(vii)(B)(ii) above, together with all amounts added back to Consolidated Adjusted EBITDA pursuant to Section 1.11(c)(ii), and all amounts excluded from Consolidated Net Income pursuant to clauses (a) (other than subclause (a)(i), subclause (a)(iv) and subclause (a)(xi)) and (u) thereof, shall not exceed, in the aggregate, 30% of Consolidated Adjusted EBITDA (determined after giving effect to all such amounts that would be added back pursuant to the foregoing) and (ii) for purposes of determining Consolidated Adjusted EBITDA under this Agreement for any period that includes any of the Fiscal Quarters ended December 31, 202~~0~~1, March 31, 202~~1~~2, June 30, 202~~1~~2 and September 30, 202~~1~~2, Consolidated Adjusted EBITDA for such Fiscal Quarters shall be $5,~~4~~13~~5~~6,3~~73~~19.89, $~~3,444,590~~4,531,312.73, $~~823,045~~(368,742.62), and $~~9,139,143~~1,287,187.62, respectively (such amounts, for the avoidance of doubt, include the addback based on policy quotes pursuant to clause (a)(xiii) but exclude any addback or adjustment pursuant to clause (a)(vii)(B) as set forth herein on the Closing Date), in each case as may be subject to add-backs and adjustments (without duplication) pursuant to clause (a)(vii)(B), clause (a)(xiii) and Section 1.11(c) for the applicable Test Period (subject to the limitations set forth in the immediately preceding clause (i) with respect to such add-backs and adjustments). For the avoidance of doubt, Consolidated Adjusted EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.11.
“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Lead Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Lead Borrower and its Restricted Subsidiaries.
“Consolidated Net Income” means, for any period, the net income (loss) of the Lead Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,
(a)(i) any after-tax effect of extraordinary items (less all fees and expenses relating thereto), charges or expenses (including relating to the Transactions), (ii) severance, recruiting, retention and relocation costs, charges and expenses, (iii) signing and stay bonuses and related costs, charges and expenses, (iv) costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans, (v) start-up, transition, strategic initiative (including any multi-year strategic initiative) and integration costs, charges or expenses and costs associated with implementation of operational and reporting systems and technology initiatives and system establishment costs, (vi) restructuring costs, charges, reserves or expenses, (vii) (1) costs, charges and expenses related to acquisitions after the Closing Date and (2) to the start-up, pre-opening, opening, closure, and/or consolidation of distribution centers, operations, offices and facilities and related contract termination costs, (viii) business optimization costs, charges or expenses, (ix) costs, charges and expenses incurred in connection with new product design, development and introductions, (x) costs and expenses incurred in connection with intellectual property development and new system designs, (xi) any costs, expenses or charges relating to any governmental investigation or any litigation or other dispute, and (xiii) one-time compensation charges, in each case, shall be excluded,
(b)the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,
(c)accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Transactions (or within 12 months after the closing of any acquisition or other similar Investment that are so required to be established or adjusted as a result of such acquisition or other similar Investment) in accordance with GAAP or charges as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,
(d)any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Lead Borrower, shall be excluded,
(e)the net income (loss) for such period of any Person that is not a Subsidiary of the Lead Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Lead Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period,
(f)any impairment charge or asset write-off or write-down (other than write-offs or write-downs of accounts receivable and inventory), including impairment charges or asset write-offs or write-downs related to intangible assets, goodwill, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP or SEC guidelines, and the amortization of intangibles arising pursuant to GAAP or SEC guidelines shall be excluded,
(g)any (i) equity or phantom equity based non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation, and (ii) cash charges associated with the rollover, acceleration or payout of Capital Stock by managers, officers, directors, consultants or employees of the Borrowers, any Restricted Subsidiary or any of the Borrowers’ direct or indirect parents, shall be excluded,
(h)any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Lead Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded,
(i)to the extent covered by insurance or a third party and actually paid for or reimbursed, or indemnified, or, so long as the Lead Borrower reasonably expects that such amount will in fact be paid for or reimbursed by the insurer or third party and only to the extent that such amount is in fact paid for, reimbursed or indemnified within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,
(j)the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Lead Borrower or any of its Restricted Subsidiaries or such Person’s assets are acquired by the Lead Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis in accordance with Section 1.11),
(k)[reserved],
(l)the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrowers and their Restricted Subsidiaries), as a result of the Transactions, any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Closing Date, or the amortization or write-off of any amounts thereof shall be excluded,

(m)letter of credit fees shall be excluded,
(n)any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,
(o)gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period shall be excluded,
(p)any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature, shall be excluded,
(q)any non-cash adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation, shall be excluded,
(r)earn-out obligations and other contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise (and including deferred performance incentives in connection with Permitted Acquisitions or other Investments permitted hereunder whether or not a service component is required from the transferor or its related party)) and adjustments thereof and purchase price adjustments, shall be excluded,
(s)(i) accruals and reserves (including contingent liabilities) that are (A) established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions or (B) established or adjusted within twelve months after the closing of any Permitted Acquisition or any other acquisition (other than any such other acquisition in the ordinary course of business) that are so required to be established or adjusted as a result of such Permitted Acquisition or such other acquisition, in each case in accordance with GAAP or (ii) charges, accruals, expenses and reserves as a result of adoption or modification of accounting policies, shall be excluded,
(t)(i) extraordinary, exceptional, unusual and non-recurring charges, expenses or losses or special items and (ii) any losses on sales of assets outside of the ordinary course of business, shall be excluded,
(u)retention, recruiting, relocation, integration and signing bonuses and expenses, stock option and other equity-based compensation expenses, severance costs, stay bonuses, transaction fees and expenses and management fees and expenses, including any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or public company and implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives (including, without limitation, any such payments made in connection with the consummation of the Transactions), shall be excluded,
(v)[reserved], and
(w)the amount of (i) Management Fees and related expenses paid to the Permitted Holders in accordance with any management agreement and (ii) payments by the Lead Borrower or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Lead Borrower in good faith, shall be excluded.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries in any period, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance.
For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.11.
“Consolidated Total Assets” means the total assets of the Lead Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Lead Borrower delivered pursuant to Sections 5.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Sections 5.01(a) or (b), the Pro Forma Financial Statements.
“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of Indebtedness of the Lead Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition constituting an Investment permitted under this Agreement) consisting of (a) Indebtedness for borrowed money (including LC Disbursements that have not been reimbursed and the outstanding principal balance of all third party Indebtedness of such Person represented by notes, bonds and similar instruments), (b) Capital Leases and purchase money Indebtedness and (c) all obligations of such Person in respect of Disqualified Capital Stock. For the avoidance of doubt, it is understood that obligations (x) under Swap Contracts and Hedge Agreements, (y) owed by Unrestricted Subsidiaries or (z) under Supplier Financing Facilities do not constitute Consolidated Total Debt.
“Consolidated Total Net Debt” means, as to any Person at any date of determination, (a) Consolidated Total Debt, minus (b) the aggregate amount of Unrestricted Cash Amount.
“Consolidated Working Capital” means, with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.
“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means the unsecured 6.00% Convertible Senior Notes due 2026 issued by the Lead Borrower pursuant to the Note Financing Documents in an aggregate principal amount not to exceed $200,000,000.
“Copyright” means any and all copyrights throughout the world, including the following: (a) all rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations, copyright applications and other rights in works of authorship (including all copyrights embodied in software); (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 9.26.
“Credit Extension” means each of (i) the making of a Revolving Loan or Swingline Loan (other than any Revolving Loan resulting from the applicable terms of Section 2.04(b)) or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).
“Cure Amount” has the meaning assigned to such term in Section 6.14(b).
“Cure Expiration Date” has the meaning assigned to such term in Section 6.14(b).
“Cure Right” has the meaning assigned to such term in Section 6.14(b).
“Current Assets” means, with respect to the Lead Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than (i) amounts related to current or deferred Taxes based on income, profits or capital gains, (ii) assets held for sale, (iii) loans (permitted) to third parties, (iv) pension assets, (v) deferred bank fees, and (vi) derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of purchase accounting, as the case may be, in relation to the Mergers or any consummated acquisition.
“Current Liabilities” means, with respect to the Lead Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) the current portion of interest expense, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) any Revolving Credit Exposure or Revolving Loans, and (g) the current portion of pension liabilities and excluding the effects of adjustments pursuant to GAAP resulting from the application of purchase accounting, as the case may be, in relation to the Mergers or any consummated acquisition.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which upon notice, lapse of time or both hereunder would become an Event of Default.
“Default Rate” means (a) with respect to overdue principal, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2.00% per annum; provided that with respect to a BSBY Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum, and (b) with respect to any other overdue amount (including overdue interest), the interest rate (including any Applicable Rate) applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that, as reasonably determined by the Administrative Agent and the Lead Borrower, has (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including, without limitation, (i) to make a Loan within two Business Days of the date required to be made by it hereunder, or (ii) to fund its participation in a Letter of Credit or Swingline Loan required to be funded by it hereunder within two Business Days of the date such obligation arose or such Loan, Letter of Credit or Swingline Loan was required to be made or funded unless, in the case of sub clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Administrative Agent, the Issuing Bank or Swingline Lender or the Lead Borrower in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) failed, within three Business Days after the request of the Administrative Agent or the Lead Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit or Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) become the subject of (A)(i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (B) a Bail-In Action, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Lead Borrower and the Administrative Agent have each determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to the Lead Borrower and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party. Any determination that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(f)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Lead Borrower, the Issuing Bank, the Swingline Lender and each other Lender promptly following such determination.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC).
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrowers or its subsidiaries shall constitute a Derivative Transaction.
“Designated Cash Interest Expense” means, with respect to any Person for any period, (a) the sum of consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, that is paid or payable currently in Cash, (i) including, to the extent payable currently in Cash (A) the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), (B) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (C) any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance and (D) net payments arising under any interest rate Hedge Agreement with respect to Indebtedness and (ii) excluding (A) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (B) any expense arising from any bridge, commitment and/or other financing fee (including fees and expenses associated with the Transactions and annual agency fees), (C) any fee or expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting, (D) fees and expenses associated with any Dispositions, acquisitions, Investments, issuances of Capital Stock or Indebtedness (in each case, whether or not consummated), (E) costs associated with obtaining, or breakage costs in respect of, any Hedge Agreement or any other derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness, (F) penalties and interest relating to Taxes and (G) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Hedge Agreement or any other derivative instrument and/or any payment obligation arising under any Hedge Agreement or derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness minus (b) interest income for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.
“Designated Non-Cash Consideration” means the Fair Market Value (as determined by the Lead Borrower in good faith) of non-Cash consideration received by the Lead Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.07(cc) that is designated from time to time as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Lead Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).
“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Revolving Credit Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Revolving Credit Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Revolving Credit Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock and cash in lieu of fractional shares), in whole or in part, which may come into effect prior to 91 days following the Latest Revolving Credit Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Revolving Credit Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Revolving Credit Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock except for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, or any Disposition (or similar event) occurring prior to 91 days following the Latest Revolving Credit Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.
Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers, consultants, operating partners or advisers, in each case in the ordinary course of business of the Lead Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such directors, officers, employees, members of management, managers, consultants, operating partners, or advisers, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrowers (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Disqualified Institution” means:
(a)(i) any Person identified in writing by the Lead Borrower to the Lead Arranger on or prior to the Closing Date (the “Identified Disqualified Lenders”) and (ii) any Affiliate of any Identified Disqualified Lender that is identified in writing by the Lead Borrower to the Administrative Agent as such,
(b)any Affiliate or Representative of the Lead Arranger (or any director (or equivalent manager), officer or employee of the Lead Arranger or any Affiliate thereof) that is engaged as a principal primarily in private equity, mezzanine financing or venture capital (each such person, an “Excluded Party”),
(c)(i) any Person that is or becomes a Company Competitor and is (A) identified in writing by the Lead Borrower to the Lead Arranger on or prior to the Closing Date and (B) any Person identified in writing by the Lead Borrower to the Administrative Agent on or after the Closing Date, and (ii) any Affiliate of any Person described in clause (c)(i) above (other than a Company Competitor Debt Fund Affiliate) that is identified in writing by the Lead Borrower to the Administrative Agent as such, and
(d)any Affiliate of any Person described in clauses (a) or (c) above that is readily identifiable as an Affiliate of such Person on the basis of such Affiliate’s name, other than, in the case of clause (c) above, a Company Competitor Debt Fund Affiliate (unless specified pursuant to clause (a));
it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan, subject, in the case of assignments and participations made after the date on which any such Person is identified as a Disqualified Institution, to the provisions of Section 9.05.
“Dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S., any state thereof, the District of Columbia or, solely for purposes of Section 5.12(a), any Applicable Country.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” has the meaning set forth in Section 9.05(a)(i).
“Eligible Commercial Receivables” means Eligible Receivables other than Eligible Prime Government Receivables or Eligible Subcontractor Government Receivables. For purposes of clarification, Eligible Commercial Receivables includes Eligible Receivables owed by state and local Governmental Authorities.
“Eligible Prime Government Receivables” means Eligible Receivables which have resulted from an amount due and owing directly from the U.S. Government or any department or agency thereof to any Loan Party.
“Eligible Receivables” means, at any time of determination thereof, the unpaid portion of each billed account receivable (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) in Dollars by any Loan Party, provided each account conforms and continues to conform to the following criteria:
(a)    The account arose in the ordinary course of such Loan Party’s business from a sale of goods by such Loan Party or from services performed by such Loan Party.
(b)    The account is a valid, legally enforceable obligation of the account debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the account debtor.
(c)    The account is based upon an enforceable order or contract, written or oral, for inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract.
(d)    If the account arises from the sale of inventory, the inventory the sale of which gave rise to the account has been shipped or delivered to the account debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding.
(e)    If the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation.

(f)    The account is evidenced by an invoice or other documentation in form reasonably acceptable to the Administrative Agent (in the Administrative Agent’s reasonable discretion), dated no earlier than the date of shipment or performance and containing only terms offered by such Loan Party in the ordinary course of business.
(g)    The amount shown on the books of such Loan Party and on any invoice, certificate, schedule or statement delivered to the Administrative Agent is owing to such Loan Party and no partial payment has been received unless reflected with that delivery.
(h)    The account is not outstanding more than ninety (90) days from the date of the invoice therefor.
(i)    The account is not owing by any account debtor for which fifty percent (50%) or more of such account debtor’s other accounts (or any portion thereof) due to such Loan Party to be non-Eligible Receivables.
(j)    The account is not owing by an account debtor or a group of affiliated account debtors (other than the U.S Government) whose then existing accounts owing to all Loan Parties exceed in aggregate face amount twenty-five percent (25%) of all Eligible Receivables.
(k)    The account debtor has not returned, rejected or refused to retain, or otherwise notified such Loan Party in writing of any dispute concerning, or claimed nonconformity of, any of the inventory or services from the sale or furnishing of which the account arose.
(l)    The account is not subject to any present or contingent (and no facts exist which are the basis of any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such account debtor, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty, but such account shall only be ineligible under this clause (l) to the extent of the amount of such offset, claim, deduction or counterclaim, dispute or defense.
(m)    The account debtor is not a Subsidiary or Affiliate of such Loan Party or an employee, officer, director or shareholder of such Loan Party or any Subsidiary or Affiliate of such Loan Party (other than a portfolio company of Sponsor so long as such account is the result of a transaction conducted on an arm’s length basis).
(n)    The account debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States, unless the account debtor’s obligations with respect to such account are secured by a letter of credit, guaranty or banker’s acceptance having terms and from such issuers and confirmation banks as are acceptable to the Administrative Agent in its reasonable discretion (which letter of credit, guaranty or banker’s acceptance is subject to the perfected Lien of the Administrative Agent (subject to Permitted Liens)).
(o)    As to which none of the following events has occurred with respect to the account debtor on such account: death or judicial declaration of incompetency of an account debtor who is an individual; the filing by or against the account debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the account debtor for the benefit of creditors; the appointment of a receiver or trustee for the account debtor or for any of the assets of the account debtor, including, without limitation, the appointment of or taking possession by a “custodian”, as defined in under the Debtor Relief Laws; the institution by or against the account debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the account debtor; the sale, assignment, or transfer of all or any material part of the assets of the account debtor; the nonpayment generally by the account debtor of its debts as they become due; or the cessation of the business of the account debtor as a going concern.
(p)    The Loan Party is not indebted in any manner to the account debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an account debtor by such Loan Party in the ordinary course of its business.
(q)    The account does not arise from services under or related to any warranty obligation of any Loan Party or out of service charges, finance charges or other fees for the time value of money.
(r)    The account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit (other than as provided in clause (n)).
(s)    The title of the Loan Party to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens.
(t)    No bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of such Loan Party or any other obligor in respect of any of such Loan Party’s agreements with the account debtor or supporting the account and any of the account debtor’s obligations in respect of the account.
(u)    Such Loan Party has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Administrative Agent as security and Collateral for the payment of the Secured Obligations (subject to Permitted Liens).
(v)    The account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by such Loan Party to the Collateral Agent of the account arising from such contract or order, except to the extent such prohibition would be rendered ineffective under the UCC or other applicable Law.
(w)    The account is subject to a Lien in favor of the Collateral Agent, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien (subject to Permitted Liens).
(x)    The inventory given rise to the account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Collateral Agent (subject to Permitted Liens).
    (y)    No part of the account represents a progress billing or a retainage.
(z)    Such Loan Party is not prohibited by the laws of the state where the account debtor is located from bringing an action in the courts of that state to enforce the account debtor’s obligation to pay the account, except to the extent such prohibition can be cured by the filing of a Notice of Business Activities Report or other similar filing.
The eligibility criteria set forth above may be amended by the Required Lenders in the good faith exercise of their reasonable credit judgment within thirty (30) days of receipt of the field exam required by Section 3 of the Second Amendment by notice to the Lead Borrower to reflect (i) recommendations set forth in such field exam report or (ii) a material change in the composition of accounts receivable.
“Eligible Subcontractor Government Receivables” means Eligible Receivables which have resulted from an amount due and owing from a prime contractor with the U.S. Government with a written funded contract.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any investigation, notice of liability, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any Environmental Law; (b) in connection with any Hazardous Material; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.
“Environmental Laws” means any and all applicable foreign or domestic, federal or state (or any subdivision of any of them) laws, statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of or binding agreements with Governmental Authorities and the common law, now or hereafter in effect, relating to (a) protection of the Environment or (b) the generation, management, use, storage, transportation or disposal of or exposure to hazardous materials or any other Hazardous Materials Activity.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) resulting from or based upon (a) any Environmental Law, (b) the generation, management, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials or any other Hazardous Materials Activity, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Qualified Capital Stock of the Lead Borrower or Capital Stock of any direct or indirect parent of the Lead Borrower (other than any amount designated as a Cure Amount, any Available Excluded Contribution Amount or any amount used in calculating the Available Amount).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrowers or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrowers or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrowers or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrowers or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrowers or any Restricted Subsidiary, written notification of the Borrowers or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Borrowers or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any Restricted Subsidiary or ERISA Affiliates; (g) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); or (h) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euros” means lawful currency of the European Union.
“Event of Default” has the meaning assigned to such term in Article 7.
“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to:
(a)the sum, without duplication, of:
(i)Consolidated Net Income for such Excess Cash Flow Period; provided, for the avoidance of doubt, Consolidated Net Income for purposes of this clause (a)(i) shall not exceed Consolidated Net Income calculated for purposes determining Consolidated EBITDA (subject to the caps set forth therein) for such Excess Cash Flow Period,
(ii)an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,
(iii)decreases in Consolidated Working Capital for such Excess Cash Flow Period (other than (A) any such decreases arising from acquisitions or dispositions by the Lead Borrower and its Restricted Subsidiaries completed during such Excess Cash Flow Period or (B) reclassification of items from short-term to long-term or vice versa in accordance with GAAP),

(iv)an amount equal to the aggregate net non-cash loss on Dispositions by the Lead Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
(v)expenses deducted from Consolidated Net Income during such Excess Cash Flow Period in respect of expenditures made during any prior Excess Cash Flow Period for which a deduction from Excess Cash Flow was made in such Excess Cash Flow Period pursuant to clause (b)(xi), (xii), (xiii), (xv) or (xvi) below, minus
(a)the sum, without duplication, of:
(i)an amount equal to the amount of all non-cash gains and credits included in arriving at such Consolidated Net Income (including, to the extent constituting non-cash credits, amortization of deferred revenue acquired as a result of any Permitted Acquisition or other consummated acquisition permitted hereunder), and Transaction Costs to the extent not deducted in arriving at such Consolidated Net Income and paid in cash during such period, and cash charges, losses, costs, fees or expenses to the extent excluded in arriving at such Consolidated Net Income during such period,
(ii)without duplication of amounts deducted pursuant to clause (xi) below in prior Excess Cash Flow Periods, the amount of any Consolidated Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property to the extent not expensed or accrued during such Excess Cash Flow Period, to the extent that such Consolidated Capital Expenditures, Capitalized Software Expenditures or acquisitions were financed with Internally Generated Cash,
(iii)to the extent financed with Internally Generated Cash, the aggregate amount of all principal payments of Indebtedness of the Lead Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Leases, (B) [reserved], (C) [reserved] and (D) payments of earn-outs or seller notes or notes converted from an earn-out, but excluding all prepayments in respect of any revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder),
(iv)an amount equal to the aggregate net non-cash gain on dispositions by the Lead Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)increases in Consolidated Working Capital for such Excess Cash Flow Period (other than (A) any such increases arising from acquisitions or dispositions by the Lead Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period or (B) reclassification of items from short-term to long-term or vice versa in accordance with GAAP),
(vi)cash payments by the Lead Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Lead Borrower and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such Excess Cash Flow Period or are not deducted in calculating Consolidated Net Income and to the extent financed with Internally Generated Cash,
(vii)without duplication of amounts deducted pursuant to clause (xi) below in prior Excess Cash Flow Periods, at the election of the Lead Borrower, the amount of any Investments or acquisitions during such Excess Cash Flow Period pursuant to Section 6.06 (other than Investments in any Borrower or any Restricted Subsidiary), to the extent that such Investments and acquisitions were financed with Internally Generated Cash,
(viii)at the election of the Lead Borrower, the amount of Restricted Payments paid during such Excess Cash Flow Period pursuant to Section 6.04(a) (other than Restricted Payments paid to any Borrower or any Restricted Subsidiary), to the extent such Restricted Payments were financed with Internally Generated Cash,
(ix)the aggregate amount of expenditures actually made by the Lead Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (including Consolidated Capital Expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such Excess Cash Flow Period, in each case to the extent financed with Internally Generated Cash,
(x)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Lead Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness, in each case to the extent financed with Internally Generated Cash,
(xi)without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods and, at the option of the Lead Borrower, (1) the aggregate consideration required to be paid in cash by the Lead Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into (x) prior to or during such Excess Cash Flow Period (including all contracts on account of which the Lead Borrower or any of its Subsidiaries have deferred revenue) or (y) at the election of the Lead Borrower, any Contract Consideration paid after year-end and prior to when such Excess Cash Flow prepayment is due, and (2) any planned cash expenditures by the Lead Borrower or any of the Restricted Subsidiaries, in the case of each of clauses (1) and (2) relating to Permitted Acquisitions, Investments, Consolidated Capital Expenditures or Capitalized Software Expenditures to be consummated or made during the period of four consecutive Fiscal Quarters following the end of the applicable Excess Cash Flow Period, plus any restructuring cash expenses, pension payments or tax contingency payments then due and payable that have been added to Excess Cash Flow pursuant to clause (a)(ii) above; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such acquisitions, Investments, Consolidated Capital Expenditures or Capitalized Software Expenditures during such Excess Cash Flow Period is less than the Contract Consideration, together with the amount of planned cash expenditures pursuant to clause (2) above, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the next Fiscal Year,
(xii)without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods, the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such Excess Cash Flow Period, plus the amount of cash distributions with respect to taxes made in such Excess Cash Flow

Period under Section 6.04, in each case, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period,
(xiii)cash expenditures in respect of Swap Contracts during such Excess Cash Flow Period to the extent not deducted in arriving at such Consolidated Net Income,
(xiv)any payment of cash to be amortized or expensed over a future Excess Cash Flow Period and recorded as a long-term asset,
(xv)at the election of the Lead Borrower, reimbursable or insured expenses incurred during such Excess Cash Flow Period to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income,
(xvi)cash expenditures for costs and expenses (including retention, recruiting, relocation, stay and signing bonuses and expenses) in connection with the Transactions (including all Transaction Costs, but excluding any consideration paid to any Affiliate of the Lead Borrower), acquisitions, Investments, Restricted Payments, dispositions and the issuance of equity interests or Indebtedness, repayments of debt, refinancing transactions or amendments or other modifications of any debt instrument (including, in each case, any such transaction consummated on the Closing Date and any such transaction undertaken but not completed), in each case to the extent not deducted in arriving at such Consolidated Net Income,
(xvii)payments by the Lead Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of purchase price holdbacks, earn-outs, other contingent obligations and long-term liabilities (other than the current portion thereof) of the Lead Borrower and its Restricted Subsidiaries other than Indebtedness (including purchase price holdbacks, earn-outs, seller notes or notes converted from earn-outs and similar obligations), to the extent not already deducted from Consolidated Net Income and to the extent financed with Internally Generated Cash; and
(xviii)any cash fees, costs and expenses incurred in connection with the implementation of ASC 606.
Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.
“Excess Cash Flow Period” shall mean each full Fiscal Year of the Lead Borrower commencing after the Closing Date.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” means (unless otherwise elected by the Lead Borrower) (i) any fee owned real property (including any Real Estate Asset) and any leasehold rights and interests in real property (including any Real Estate Asset) (it being understood and agreed that there shall be no requirement on the part of the Loan Parties to deliver landlord or other third-party waivers, estoppels, consents or collateral access letters), (ii) motor vehicles, airplanes and other assets subject to certificates of title, (iii) Commercial Tort Claims for which a claim with a value of less than $2,500,000 is made, (iv) any lease related to or any property subject to a purchase money security interest, Capital Lease or similar arrangements, in each case, to the extent permitted under the Loan Documents, to the extent that a grant of a security interest therein would violate or invalidate such lease, purchase money, Capital Lease or a similar arrangement or create a right of termination or consent in favor of any other party thereto (other than of the Lead Borrower or a Restricted Subsidiary) (it being understood and agreed that there shall be no obligation to seek or obtain such consent), (v) any lease, license, permit, franchise or other agreement, and the property subject thereto, in each case, to the extent that a grant of a security interest therein (A) is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC notwithstanding such prohibition or (B) to the extent and for so long as it would violate the terms thereof (in each case of clauses (v)(A) and (B), after giving effect to the relevant provisions of the UCC) or would give rise to a termination or governmental or other third-party consent right (other than of the Lead Borrower or a Restricted Subsidiary) thereunder (except to the extent such provision is overridden by the UCC), (vi)(A) Margin Stock and (B)(1) to the extent not permitted by the terms of such Person’s organizational or joint venture documents (so long as such documents are not entered into for the sole purpose of evading the “Collateral and Guarantee Requirements” set forth herein as determined by the Lead Borrower in good faith), Capital Stock in any Person other than the Borrowers and other Wholly-owned Restricted Subsidiaries of the Lead Borrower and (2) Capital Stock in any Person in an amount in excess of the amounts required to be pledged under the definition of “Collateral and Guarantee Requirement” above (and excluding, for the avoidance of doubt, Excluded Pledged Subsidiaries), (vii) any property subject to a Lien permitted by Sections 6.02(n) or (k) (to the extent relating to a Lien originally incurred pursuant to Sections 6.02(n)) or (o) solely to the extent that a security interest therein is prohibited by the terms of the agreements governing such Lien, and such prohibition existed at the time such Restricted Subsidiary becomes a Loan Party (and was not incurred in contemplation thereof)), (viii) any property or assets (I) of any Subsidiary that is a CFC, CFC Holdco or a Subsidiary of a CFC or CFC Holdco or (II) for which the creation or perfection of pledges of, or security interests in, could result in adverse tax consequences (other than de minimis tax consequences) or adverse regulatory consequences to the Borrowers or any of their Subsidiaries, each as reasonably determined by the Lead Borrower, in consultation with (but without the consent of) the Administrative Agent, (ix) Letter of Credit Rights with a value of less than $2,500,000, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood and agreed that no actions shall be required to perfect a security interest in Letter of Credit Rights, other than the filing of a UCC financing statement), (x) Deposit Accounts or securities accounts maintained and used (I) for payroll or payroll taxes, (II) for withholding tax or other tax accounts, including without limitation, sales tax accounts, (III) for employee benefits or wages, (IV) as escrow, trust or any other fiduciary account, (V) zero balance accounts, (VI) cash collateral accounts securing credit card facilities, or merchant accounts permitted hereunder, (VII) accounts that are used as cash collateral or escrow accounts or otherwise with third parties to the extent such deposits or securities therein constitute Liens permitted hereunder, (VIII) accounts that are maintained outside of the United States, (IX) to support performance bonds or (X) accounts in which the average daily balance of any five (5) consecutive Business Day period does not exceed $500,000 in the aggregate for all such accounts, taken as a whole, (xi) any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration that issues therefrom under applicable federal Law, (xii) particular assets if and for so long as, if reasonably agreed by the Administrative Agent and the Lead Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets is excessive in relation to the practical benefits to be obtained by the Lenders therefrom, (xiii) any assets of any Subsidiary of the Lead Borrower which is not a Loan Party, (xiv) [reserved], (xv) [reserved] and (xvi) Capital Stock and assets of Captive Insurance Subsidiaries, Subsidiaries that are not Material Subsidiaries, Unrestricted Subsidiaries and each other Excluded Pledged Subsidiary (other than, in each case, any such Subsidiary that is a Loan Party); provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (xvi) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xvi)).
“Excluded Party” has the meaning assigned to such term in clause (b) of the definition of “Disqualified Institution”.
“Excluded Pledged Subsidiary” means (a) any Subsidiary for which the pledge of its Capital Stock is prohibited by applicable Law or, solely in the case of a newly acquired Subsidiary, by Contractual Obligation in existence at the time of acquisition but not entered into for the sole purpose of evading the “Collateral and Guarantee Requirements” set forth herein, or for which governmental (including regulatory) consent, approval, license or authorization would be required unless such consent, approval, license or authorization has been received (it being understood and agreed that there shall be no obligation to seek or obtain such consent, approval, license or authorization), (b) any other Subsidiary with respect to which, to the extent reasonably agreed by the Lead Borrower and the Administrative Agent, the burden or cost or other consequences (including any adverse tax or regulatory consequences (other than de minimis tax or regulatory consequences)) of the pledge of its Capital Stock shall be excessive in view of the benefits to be obtained by the Lenders therefrom (as reasonably determined by the Lead Borrower in consultation with (but without the consent of) the Administrative Agent), (c) any not-for-profit Subsidiaries, (d) any special purpose vehicle (or similar entity) and (e) any Unrestricted Subsidiary.
“Excluded Subsidiary” means, unless otherwise elected by the Lead Borrower, (a) any Subsidiary that is not a Wholly-owned Domestic Subsidiary of the Lead Borrower or a Guarantor and each joint venture, (b) any Subsidiary for which guarantees of the Obligations are (i) prohibited by applicable Law, rule or regulation or require consent, approval, license or authorization of a Governmental Authority, unless such consent, approval, license or authorization has been received; provided, that there shall be no obligation to obtain such consent, approval, license or authorization or (ii) contractually prohibited on the Closing Date or, following the Closing Date, the date of the acquisition thereof, so long as such prohibition exists and so long as such prohibition is not created for the sole purpose of evading the “Collateral and Guarantee Requirements” set forth herein, (c) any Subsidiary with respect to which, in the reasonable judgment of the Lead Borrower and the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom (giving due consideration to regulatory, accounting and tax consequences), (d) any not-for-profit Subsidiaries, (e) any Unrestricted Subsidiaries, (f) any special purpose vehicle (or similar entity), (g) any direct or indirect Subsidiary of the Lead Borrower or a Guarantor that is a CFC Holdco or a CFC, (h) any Subsidiary that is a direct or indirect Subsidiary of a Subsidiary of the Lead Borrower or a Guarantor that is a CFC Holdco or a CFC, (i) Captive Insurance Subsidiaries and any other Excluded Pledged Subsidiary, (j) any Subsidiary that is not a Material Subsidiary, (k) any broker-dealer Subsidiary, (l) any receivables Subsidiary and (m) any Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted under this Agreement and financed with assumed Indebtedness permitted to be incurred pursuant to this Agreement (and not incurred in contemplation of such Permitted Acquisition or Investment), and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case in this clause (k), to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition is not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity

Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.18 of the Loan Guaranty and any other “keepwell”, support or other agreement for the benefit of such Loan Party) at the time the Loan Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation or (b) in the case of any Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Party is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee provided by (or grant of such security interest by, as applicable) such Loan Party becomes or would become effective with respect to such Swap Obligation. If any Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient (in each case, a “Recipient”) of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on (or measured by) its net or gross income (however denominated) or franchise Taxes (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes (provided that, for the avoidance of doubt, imposition of any Taxes by withholding shall not result in such Taxes being treated as gross income taxes), (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding tax that is imposed on amounts payable to the relevant Recipient pursuant to a Requirement of Law in effect at the time the relevant Recipient becomes a party to this Agreement (or designates a new lending office), except (i) in the case of a Recipient that became a recipient pursuant to an assignment under Section 2.19 or a Recipient that designates a new lending office under Section 2.19 and (ii) to the extent that the relevant Recipient (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 2.17, (d) any tax imposed as a result of a failure by such Recipient to comply with Section 2.17(f) and (e) any withholding taxes imposed under FATCA.
“Existing Revolving Credit Commitment” has the meaning set forth in Section 2.23(b).
“Existing Revolving Credit Facility” has the meaning set forth in Section 2.23(b).
“Existing Revolving Loans” has the meaning set forth in Section 2.23(b).
“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(b).
“Extended Revolving Loans” means one or more Classes of Revolving Loans that result from an Extension Amendment.
“Extending Revolving Lender” has the meaning assigned to such term in Section 2.23(c).
“Extension Amendment” has the meaning assigned to such term in Section 2.23(d).
“Extension Election” has the meaning assigned to such term in Section 2.23(c).

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Lead Borrower.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing and related legislation or official administrative rules or practices with respect thereto.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, by and among the Borrowers and the Administrative Agent.
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers, the Guarantors, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means August 9, 2022.
“First Merger” has the meaning assigned to such term in the recitals to this Agreement.
“First Priority” means, with respect to any Lien purported to be created on any Collateral pursuant to any Collateral Document, that, subject to any applicable Acceptable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.
“Fiscal Quarter” means each period of three months ending on March 31, June 30, September 30 and December 31.
“Fiscal Year” means the twelve month period ending on December 31.
“Fixed Amounts” has the meaning assigned to such term in Section 1.10.
~~“Fixed Charge Coverage Ratio” means for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Test Period less the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such Test Period, less the aggregate amount of all Consolidated Capital Expenditures paid during such Test Period (except (i) to the extent financed with long term Indebtedness (other than Revolving Loans) and (ii) investments made in research and development up to $5,000,000), less, to the extent not already deducted from Consolidated Adjusted EBITDA, Management Fees (but not, for the avoidance of doubt, any expenses or indemnities) paid in cash during such period by the Borrowers and the Restricted Subsidiaries to (b) Fixed Charges for the most recently completed Test Period.~~

~~“Fixed Charges” means, with reference to any period, without duplication, the sum of (a) Designated Cash Interest Expense for such period, plus (b) the aggregate amount of scheduled principal payments in respect of Indebtedness for borrowed money of the Borrowers and their Restricted Subsidiaries paid or payable in Cash during such period (other than (i) payments made by any Borrower or any Restricted Subsidiary to the Borrowers or any Restricted Subsidiary and in any case, excluding any earn-out obligation, purchase price adjustment and intercompany Indebtedness and (ii) scheduled principal payments in respect of such Indebtedness “paid in kind” or paid with Capital Stock), plus (c) scheduled payments in respect of Capital Leases paid or payable in Cash during such period to the extent allocated to principal in accordance with GAAP, all calculated for such period for the Borrowers and their Restricted Subsidiaries on a consolidated basis during such period.  For purposes of determining the amount of principal allocated to scheduled payments under Capital Leases under this definition, interest in respect of any Capital Lease of any Person shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.~~
“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary or any Guarantor that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.04, if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government, or any supra-national bodies (such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Granting Lender” has the meaning assigned to such term in Section 9.05(h).
“Guarantee” of or by any Person (for purposes of this definition, the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (for purposes of this definition, the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) customary and reasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connection with any acquisition, disposition of assets or other transactions permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantors” means (1) each Borrower with respect to the obligations of each other Borrower, any Banking Services Obligations or Secured Hedging Obligations owing by any Loan Party or any of its Restricted Subsidiaries and any Swap Obligation of a Non-ECP Guarantor (as defined in the Loan Guaranty) (determined before giving effect to Section 3.18 of the Loan Guaranty) under the Loan Guaranty, (2) each existing Restricted Subsidiary that is a direct or indirect Wholly-owned Material Domestic Subsidiary (other than any Excluded Subsidiary) as of the Closing Date and not designated as a Borrower hereunder and (3) each subsequently acquired or organized (including, without limitation, by division) Restricted Subsidiary that is a direct or indirect Wholly-owned Material Domestic Subsidiary (other than any Excluded Subsidiary) and not designated as a Borrower hereunder that shall become a Guarantor pursuant to Section 5.12. For the avoidance of doubt, the Lead Borrower may (subject to the terms of clauses (b) and (e) of the “Collateral and Guarantee Requirement”) elect to cause any Restricted Subsidiary that is not a Guarantor to cease to be an Excluded Subsidiary and to Guarantee the Secured Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement and/or the Loan Guaranty in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower and causing such Restricted Subsidiary to satisfy the Collateral and Guarantee Requirement, whereupon any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor (but not a Borrower) hereunder for all purposes.
“Hazardous Materials” means any pollutant, contaminant, waste or chemical, including any material, substance or waste, or any constituent thereof, which is classified, defined, regulated or otherwise characterized as “hazardous”, or “toxic” or as a “pollutant” or “contaminant” or words of similar meaning or regulatory effect pursuant to Environmental Laws.
“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.
“Hedge Bank” means any Person that is (x) a Lender or an Affiliate of a Lender or Agents at the time it enters into a Hedge Agreement the obligations under which constitute Secured Hedging Obligations or (y) at the option of the Lead Borrower, any other Person, in each case, in its capacity as a party thereto and that is designated a “Hedge Bank” with respect to such Hedge Agreement in a writing from the Lead Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender or Agents) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 9.03, 9.10 and 9.11 and Article 8 as if it were a Lender; provided that the aggregate principal amount of the Hedging Obligations owed to all Persons so designated pursuant to the foregoing clause (y) at any time (other than in respect of purchasing card services, performance bonds and letters of credit permitted under Section 6.01, in each case, in the ordinary course of business) which may be secured as an Obligation, shall not exceed $5,000,000 in the aggregate.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“ICC” has the meaning assigned to such term in Section 2.05(j).
“ICC Rule” means each of ISP and UCP.
“Identified Disqualified Lender” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.
“Incremental Commitment” has the meaning set forth in Section 2.22(a).
“Incremental Facility Agreement” has the meaning set forth in Section 2.22(e).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.22(c).
“Incremental Revolving Facility” has the meaning set forth in Section 2.22(a).
“Incremental Revolving Lender” has the meaning set forth in Section 2.22(b).
“Incremental Revolving Loans” has the meaning set forth in Section 2.22(a).
“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.10.
“Indebtedness” as applied to any Person means, without duplication:
(a)all indebtedness for borrowed money;
(b)that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c)all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(d)any obligation of such Person owed for all or any part of the deferred purchase price of property or services;
(e)indebtedness described in clauses (a) through (d) and (f) through (i) (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)the face amount of all letters of credit (including standby and commercial), bankers’ acceptances, and bank guaranties issued or created by or for the account of such Person;
(g)all obligations of such Person in respect of any Disqualified Capital Stock;
(h)net obligations of such Person under any Swap Contract; and
(i)to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness of the type described in clauses (a) through (h) in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid for fifteen (15) Business Days after becoming earned, due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (v) contingent obligations incurred in the ordinary course of business, (vi) deferred Taxes, deferred and prepaid or deferred revenue, in each case arising in the ordinary course of business and (vii) customary obligations under employment agreements and deferred compensation; provided, further, that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Lead Borrower solely by reason of push down accounting under GAAP shall be excluded. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e), shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.13.
“Initial Compliance Quarter” has the meaning assigned to such term in Section 4.02(d).
“Initial Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.22. The aggregate amount of the Initial Revolving Credit Commitments as of the ~~Closing~~Second Amendment Effective Date is $25~~0~~,000,000.
“Initial Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Exposure, in each case, attributable to its Initial Revolving Credit Commitment.
“Initial Revolving Credit Maturity Date” means the date that is four years after the Closing Date.
“Initial Revolving Facility” means the Initial Revolving Credit Commitments and the Initial Revolving Loans and other extensions of credit thereunder.
“Initial Revolving Lender” means any Lender with an Initial Revolving Credit Commitment or any Initial Revolving Credit Exposure.
“Initial Revolving Loans” means any revolving loans made by the Initial Revolving Lenders to the Borrowers pursuant to Section 2.01(a)(ii).
“Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any security interest on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of an exhibit thereto.
“Interest Payment Date” means, (a) as to any BSBY Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Revolving Facility under which such Loan was made; provided, however, that if any Interest Period for a BSBY Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Revolving Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).
“Interest Period” means, as to each BSBY Rate Loan, the period commencing on the date such BSBY Rate Loan is disbursed or converted to or continued as a BSBY Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Lead Borrower in its Loan Notice; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date of the Revolving Facility under which such Loan was made.
“Internally Generated Cash” means, with respect to any Person, funds of such Person not constituting proceeds of the incurrence of long-term Indebtedness (other than revolving indebtedness or intercompany indebtedness) of such Person and its Restricted Subsidiaries.
“Investment” means, as to any Person, (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided, that, in the event that any Investment is made by any Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through the Lead Borrower or any Restricted Subsidiary, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.06. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less any Returns in respect of such Investment.
“Investment Grade Securities” shall mean:
(i)securities issued or directly, fully and unconditionally guaranteed by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),
(ii)debt securities or debt instruments with an investment grade rating, but excluding any debt securities or instruments constituting loans or advances among the Lead Borrower and its Subsidiaries, and
(iii)investments in any fund that invests all or substantially all of its assets in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution.
“Investors” means (a) the Sponsor, (b) the Management Investors and (c) any Permitted Transferee of any of the foregoing Persons.
“IP Rights” has the meaning assigned to such term in Section 3.05(c).
“IRS” means the United States Internal Revenue Service.

“ISP” has the meaning assigned to such term in Section 2.05(j).
“Issuing Bank” means Bank of America, N.A. in its capacity as issuer of Letters of Credit hereunder and any successor issuer of Letters of Credit hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any branch or Affiliate of the Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate.
“Junior Indebtedness” means any Indebtedness (other than Indebtedness among the Lead Borrower and/or their Restricted Subsidiaries) of the Lead Borrower or any of its Restricted Subsidiaries that is unsecured or that is expressly subordinated in right of payment to the Obligations or unsecured Indebtedness.
“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among the Lead Borrower and/or its Restricted Subsidiaries) that is expressly junior or subordinated to the Lien securing the Revolving Facility with respect to the Collateral.
“Latest Revolving Credit Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Revolving Credit Commitment hereunder at such time including the latest maturity or expiration date of any Additional Revolving Loans or Additional Revolving Credit Commitments.
“Law” means any federal, state, local or foreign law, statute, code or ordinance, or any rule or regulation promulgated by any Governmental Authority.
“LC Collateral Account” has the meaning assigned to such term in Section 2.05(i).
“LC Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the Outstanding Amount of all outstanding Letters of Credit at such time (if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn) and (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Revolving Percentage of the aggregate LC Exposure at such time.
“LCT Election” has the meaning assigned to such term in Section 1.11(g).
“LCT Test Date” has the meaning assigned to such term in Section 1.11(g).
“Lead Arranger” means Bank of America, N.A., in its capacities as sole lead arranger and sole bookrunner.
“Lead Borrower” shall have the meaning provided in the preamble to this Agreement.
“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing, (i) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and

(ii) the effect of foreign Laws, rules and regulations as they relate to pledges of Capital Stock in or Indebtedness owed by Foreign Subsidiaries.
“Lenders” means the Revolving Lenders, any lender with an Additional Commitment or an outstanding Additional Revolving Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lender Recipient Party” means collectively, any Lender, the Issuing Bank, and the Swingline Lender.
“Letter of Credit” means any Standby Letter of Credit issued pursuant to this Agreement.
“Letter of Credit Right” has the meaning set forth in Article 9 of the UCC.
“Letter of Credit Sublimit” means $5,000,000, subject to increase in accordance with Section 2.22 hereof.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.
“Limited Condition Transaction” means any (i) Permitted Acquisition or other permitted acquisition of any assets, business or person or Investment (including acquisitions subject to a letter of intent or purchase agreement), in each case, the consummation of which is not conditioned on the availability of, or on obtaining, financing, (ii) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) Disposition or (iv) Restricted Payment.
“Loan Documents” means this Agreement, any Promissory Note, the Loan Guaranty, the Collateral Documents, any Acceptable Intercreditor Agreements, each Refinancing Amendment, each Incremental Facility Agreement, each Extension Amendment and any other document or instrument designated by the Borrowers and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to any Loan Document shall include all appendices, exhibits or schedules thereto.
“Loan Guaranty” means (a) the Guaranty Agreement as of the Closing Date executed by each Loan Party party thereto and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12 and (b) solely with respect to any Foreign Subsidiary designated as a Guarantor pursuant to the definition of “Guarantor”, any local law guaranty that may have been executed by such Foreign Subsidiary.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of BSBY Rate Loans, pursuant to Section 2.03, which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Lead Borrower.

“Loan Parties” means the Borrowers and each Guarantor.
“Loans” means any Revolving Loan, any Replacement Revolving Loan, Swingline Loan, any Additional Revolving Loan, or any Extended Revolving Loans, as the context requires.
“Management Fees” means any periodic management, advisory, monitoring or consulting fees paid by any Loan Party or Restricted Subsidiary to the Sponsor or its Affiliates.
“Management Investors” means any current or former director, officer, employee or member of management of the Lead Borrower or any of its Subsidiaries or any direct or indirect parent company thereof (including with respect to warrants and options) in the Lead Borrower or any direct or indirect parent thereof.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Market Intercreditor Agreement” means an intercreditor agreement substantially in a form to be mutually agreed in good faith among the Lead Borrower and the Administrative Agent and the representatives for purposes thereof for holders of one or more classes of Indebtedness pari passu in right of payment and security (other than the Obligations) or secured by a Lien junior in priority to those securing the Obligations which shall be on customary terms in light of prevailing market conditions, which if deemed reasonably necessary by the Administrative Agent shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such agreement within five Business Days after posting, then the Required Lenders shall be deemed (a) to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes as the Administrative Agent deems reasonably necessary) is reasonable and to have consented to such intercreditor agreement (with such changes as the Administrative Agent and the Lead Borrower deem reasonably necessary) and to the Administrative Agent’s execution thereof and (b) to have directed the Administrative Agent to execute such agreement.
“Material Adverse Effect” means (a) on the Closing Date, a “Material Adverse Effect” (as defined in the Merger Agreement) or (b) after the Closing Date, any event, circumstance or condition that has had or could reasonably be expected to have (i) a material and adverse effect on the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, (ii) a material adverse effect on material remedies (taken as a whole) of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents or (iii) a material adverse effect on the ability of the Lead Borrower and the Guarantors, taken as a whole, to perform their material payment obligations under this Agreement and the other Loan Documents.
“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.
“Material Domestic Subsidiary” means, at any date of determination, each of the Lead Borrower’s Domestic Subsidiaries that are Restricted Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5.00% of Consolidated Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.00% of the consolidated gross revenues of the Lead Borrower and its Restricted Subsidiaries for such period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are Restricted Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 7.50% of Consolidated Total Assets as of the end of the most recently ended Fiscal Quarter of the Lead Borrower for which financial statements have been delivered pursuant to Section 5.01 or more than 7.50% of the consolidated gross revenues of the Lead Borrower and its Restricted Subsidiaries for such Test Period, then the Lead Borrower shall, not later than 60 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.12 applicable to such Subsidiary.
“Material Foreign Subsidiary” means, at any date of determination, each of the Lead Borrower’s Foreign Subsidiaries (a) whose consolidated total assets (calculated, for such purposes as the assets of such Foreign Subsidiary, together with the assets of its direct and indirect subsidiaries) at the last day of the most recent Test Period were equal to or greater than 5.00% of Consolidated Total Assets at such date or (b) whose consolidated gross revenues (calculated, for such purposes as the gross revenues of such Foreign Subsidiary, together with the gross revenues of its direct and indirect subsidiaries) for such Test Period were equal to or greater than 5.00% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 7.50% of Consolidated Total Assets as of the end of the most recently ended Fiscal Quarter of the Borrowers for which financial statements have been delivered pursuant to Section 6.01 or more than 7.50% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such Test Period, then the Lead Borrower shall, not later than 60 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement”.
“Material Intellectual Property” means any material intellectual property that is material to the operation of the business of the Lead Borrower and its Restricted Subsidiaries (taken as a whole).
“Material Non-Public Information” means, with respect to any Person, information that is (a) of a type that would not be publicly available (and could not be derived from publicly available information) if such Person and its Subsidiaries were public reporting companies and (b) material (as reasonably determined by the Lead Borrower) with respect to such Person, its Subsidiaries or the respective securities of such Person and its Subsidiaries for purposes of United States Federal and state securities laws, in each case, assuming such laws were applicable to such Person and its Subsidiaries.
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means (a) with respect to the Initial Revolving Facility, the Initial Revolving Credit Maturity Date, (b) with respect to any Replacement Revolving Loans, the final maturity date for such Replacement Revolving Loans as set forth in the applicable Refinancing Amendment, (c) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable Incremental Facility Agreement and (d) with respect to any Extended Revolving Credit Commitment, the final maturity date set forth in the applicable Extension Amendment.
“Maximum Rate” has the meaning assigned to such term in Section 9.20.
“Merger Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Sub” has the meaning assigned to such term in the recitals to this Agreement.
“Mergers” has the meaning assigned to such term in the recitals to this Agreement.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrowers or any of its Restricted Subsidiaries makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions or to which a Loan Party would have liability thereto (including any liability on account of any ERISA Affiliate).
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).
“Non-Defaulting Revolving Lenders” has the meaning assigned to such term in Section 2.21(d)(i).
“Non-Loan Party Cap” means an aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties in reliance on Sections 6.01(j), (n), (p) and (v), equal to the greater of $4,700,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis).
“Non-Loan Party Investment Amount” means an aggregate amount of Investments made in respect of Restricted Subsidiaries that are not Loan Parties, in reliance on Sections 6.06(b) and (e), equal to the greater of $5,640,000 and 30% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis).
“Note Financing” means the issuance of the Convertible Notes.
“Note Financing Documents” means (a) those certain Subscription Agreements, dated as of June 4, 2021, by and between the Acquiror and the Note Investors party thereto, and (b) the Indenture executed in connection with the issuance of the Convertible Notes by and between the Lead Borrower and Wilmington Trust, National Association, as trustee.
“Note Investors” means certain investors party to one or more convertible note Subscription Agreements pursuant to which such investors have committed to purchase the Convertible Notes.
“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.14(b).
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer
“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the operation of applicable bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all Swingline Exposure, all accrued and unpaid fees, premiums and all expenses (including fees, premiums and expenses accruing during the pendency of any proceeding under Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, the Collateral

Agent, the Issuing Bank, Swingline Lender, the Lead Arranger or any indemnified party arising under the Loan Documents in respect of any Loan, Letter of Credit or otherwise, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“OFAC” has the meaning assigned to such term in Section 3.17(a).
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, but excluding, for the avoidance of doubt, any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.19(b)).
“Outstanding Amount” means (a) with respect to any Revolving Loan and/or Swingline Loan on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Loan and/or Swingline Loan, as the case may be, occurring on such date, (b) with respect to any Letter of Credit, the aggregate amount available to be drawn under such Letter of Credit after giving effect to any changes in the aggregate amount available to be drawn under such Letter of Credit or the issuance or expiry of such Letter of Credit, including as a result of any LC Disbursement, and (c) with respect to any LC Disbursement on any date, the amount of the aggregate outstanding amount of such LC Disbursement on such date after giving effect to any disbursements with respect to any Letter of Credit occurring on such date and any other changes in the aggregate amount of such LC Disbursement as of such date, including as a result of any reimbursements by the Borrowers of such unreimbursed LC Disbursement.
“Parent Company” means any Person of which the Lead Borrower is a direct or indirect Wholly-owned Subsidiary.
“Participant” has the meaning assigned to such term in Section 9.05(e).
“Participant Register” has the meaning assigned to such term in Section 9.05(e).

“Patent” means the following: (a) any and all patents and patent applications throughout the world; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, that the Borrowers or any of their Restricted Subsidiaries maintains or contributes to or has an obligation to contribute to or has any liability (including on account of any ERISA Affiliate).
“Permitted Acquisition” means any acquisition of all or substantially all the assets of a Person or any Capital Stock in a Person or division or product line of business of a Person (or any subsequent Investment consisting of the acquisition of additional Capital Stock from minority shareholders in a Person previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto on a Pro Forma Basis: (i) subject to Section 1.11(g), no Event of Default shall have occurred and be continuing or would result from such acquisition; (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become a Borrower or a Guarantor, in each case, in accordance with and subject to Section 5.12; (iii) the aggregate amount of Investments by Loan Parties pursuant to this definition in assets (other than Capital Stock) that are not (or do not become at the time of such acquisition) directly owned by a Loan Party or in Capital Stock of Persons that do not become Loan Parties at any time outstanding shall not exceed the sum of (1) the Non-Loan Party Investment Amount, plus (2) the Available Amount, plus (3) the Available Excluded Contribution Amount; (iv) the assets and/or Person acquired complies with Section 6.10; (v) [reserved]; (vi) [reserved]; (vii) such acquisition shall be non-hostile; and (viii) subject to clause (iii) above and Section 5.10, any such acquired Person shall become a Restricted Subsidiary; provided, that if any Investment made pursuant to clause (iii) is in Capital Stock of a Person that subsequently becomes a Loan Party, such Investment shall thereafter be deemed permitted under Section 6.06 and shall not be included as having been made pursuant to clause (iii) above.
“Permitted Holders” means (a) the Investors; (b) any Permitted Transferee of the Investors; and (c) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) including any of the foregoing Persons; provided, that (x) any combination of such foregoing Persons referred to in clauses (a), (b) and (c) shall hold a majority of the aggregate voting interests in the Capital Stock of the Lead Borrower held by all members of such combination.
“Permitted Initial Revolving Credit Borrowing Purposes” means one or more Borrowings of Revolving Loans to fund a portion of the Transactions and for other general corporate purposes not prohibited by the Loan Documents, in an aggregate amount not to exceed $10,000,000.
“Permitted Liens” means Liens permitted pursuant to Section 6.02.
“Permitted Ratio Debt” means Indebtedness of the Borrowers or any other Restricted Subsidiary; provided that immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, (i) the aggregate amount of such Indebtedness outstanding at the time of incurrence or issuance shall not exceed the sum of (A) an amount equal to the greater of (x) $18,800,000 or (y) 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis), minus the aggregate principal amount of Indebtedness incurred pursuant to Section 2.22(c)(iii)(A), plus (B) such additional amounts to the extent that, after giving effect thereto, for the most recently ended Test Period (on a Pro Forma Basis) at the time of incurrence or issuance, (1) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Revolving Loans, the Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.11) is not greater than 2.00 to 1.00 or in the case of any incurrence in connection with a Permitted Acquisition or permitted Investment, the Senior Secured Net Leverage Ratio is no worse than the Senior Secured Net Leverage Ratio in effect immediately prior to such Permitted Acquisition or permitted Investment, (2) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Revolving Loans, the Secured Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.11) is not greater than 2.75 to 1.00 or in the case of any incurrence in connection with a Permitted Acquisition or permitted Investment, the Secured Net Leverage Ratio is no worse than the Secured Net Leverage Ratio (calculated on a Pro Forma Basis) in effect immediately prior to such Permitted Acquisition or permitted Investment and (3) in the case of unsecured Indebtedness, the Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.11) is not greater than 5.00 to 1.00 or in the case of any incurrence in connection with a Permitted Acquisition or permitted Investment the Total Net Leverage Ratio is no worse than the Total Net Leverage Ratio in effect immediately prior to such Permitted Acquisition or permitted Investment, in each case, after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of Indebtedness on or prior to the consummation of such acquisition) and assuming for purposes of this calculation that (I) the full committed amount of any revolving loans then being made shall be treated as fully drawn and outstanding for such purpose and (II) cash proceeds of any such Permitted Ratio Debt or other Indebtedness permitted hereunder then being incurred shall not be netted from the numerator in the Total Net Leverage Ratio, Secured Net Leverage Ratio or the Senior Secured Net Leverage Ratio, as applicable, plus (C) the sum, without duplication, of all (i) mandatory assignments pursuant to Section 2.19 or of other pari passu Indebtedness and (ii) voluntary commitment reductions and voluntary prepayments of the Loans under the Revolving Facility or any other pari passu revolving facility to the extent accompanied by a permanent commitment reduction (in each case, including any substantially concurrent prepayment, redemption, reduction, termination, buy-back (the amount of any debt buy backs limited to the cash payment actually made in respect thereof) or purchase, other than to the extent funded with proceeds of long term Indebtedness (other than revolving Indebtedness or intercompany Indebtedness); provided that in the case of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors, the Indebtedness shall not exceed the Non-Loan Party Cap at any time outstanding, (ii)(x) in the case of any Indebtedness secured by a Lien on any Collateral ranking junior to the Lien securing the Secured Obligations, such Indebtedness shall have a final maturity not sooner than 91 days after the Latest Revolving Credit Maturity Date, as determined at the time of issuance or incurrence of such Indebtedness, and (y) in the case of any Indebtedness secured by a Lien on the Collateral ranking pari passu with the Secured Obligations, such Indebtedness shall have a final scheduled maturity date not sooner than the Latest Revolving Credit Maturity Date, as determined at the time of issuance or incurrence of such Indebtedness (in each case, other than any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements), (iii) in the case of any secured Indebtedness, such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, (iv) such Indebtedness shall not provide for any mandatory repayment (except, subject to clause (vii), scheduled principal amortization payments), redemption or sinking fund payment obligations prior to the Latest Revolving Credit Maturity Date, as determined at the time of issuance or incurrence of the Indebtedness (other than, in each case, customary offers or obligations to repurchase, redeem or repay upon a change of control, asset sale, excess cash flow sweep, casualty or condemnation event or similar events, AHYDO Payments, customary acceleration rights after an event of default, solely with respect to any such Indebtedness constituting Indebtedness secured by a Lien ranking junior to the Lien securing the Secured

Obligations and/or any lender(s) in respect of any other Indebtedness secured by a Lien ranking pari passu with the Secured Obligations being prepaid or that constitute a customary prepayment provision with respect to Refinancing Indebtedness on a pro rata basis in connection with such prepayment in accordance with this Agreement, and solely with respect to any such Indebtedness secured by a Lien ranking pari passu with the Lien securing the Secured Obligations, any payment obligations (including any mandatory repayment obligation relating to generation of excess cash flow) that will also be applied to the Revolving Loans hereunder on a pro rata or less than pro rata basis (but not a greater than pro rata basis) or that constitute a customary prepayment provision with respect to Refinancing Indebtedness) (other than, for the avoidance of doubt, voluntary prepayments, which shall be as directed by the Lead Borrower)), (v) [reserved], (vi) other than as required by the preceding clauses (i) through (v) and the succeeding clauses (vii) and (viii), shall contain such terms as are reasonably satisfactory to the Lead Borrower, the borrower thereof (if not the Lead Borrower) and the providers of such Indebtedness; provided, that the terms of such Indebtedness shall be no more favorable to the providers of such Indebtedness than the applicable terms of this Agreement and the other Loan Documents (except for any terms (w) applicable only to periods after the Latest Revolving Credit Maturity Date, as determined at the time of issuance or incurrence of such Permitted Ratio Debt, (x) that are also added for the benefit of the Revolving Lenders, (y) that are not materially more restrictive than the terms of this Agreement (as determined by the Lead Borrower in good faith) or (z) reasonably acceptable to the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied)), (vii) [reserved], (viii) the Indebtedness shall not at any time be guaranteed by any Person other than the Guarantors (unless the Required Lenders have declined a guarantee from such other Person and except as otherwise permitted under this Agreement) and, to the extent secured, are not secured by a Lien on any property or asset that does not secure the Revolving Facility (unless the Required Lenders have declined and except as otherwise permitted under this Agreement), (ix) no Event of Default exists or shall exist after giving effect to such Permitted Ratio Debt; provided, that in the case of Permitted Ratio Debt incurred in connection with a Limited Condition Transaction, no Event of Default shall exist on the date of execution of the definitive documentation or binding commitment (or notice, as applicable) with respect to such Limited Condition Transaction and no Specified Event of Default shall exist on the date of incurrence of such Permitted Ratio Debt and (x) subject to Section 1.11(g), after giving effect thereto on a Pro Forma Basis (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred), the Borrowers shall be in Pro Forma Compliance with the financial covenants set forth in Section 6.14(a) (it being understood that (x) amounts under clause (i)(B) (to the extent compliant therewith) and/or clause (i)(C) shall be deemed to have been used prior to utilization of amounts under clause (i)(A), (y) Indebtedness may be incurred under clauses (i)(A), (i)(B) and (i)(C) above, and/or any other indebtedness incurred or assumed other than in reliance on a ratio-based incurrence test, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by first calculating the incurrence under clause (i)(B) and then calculating the incurrence under clause (i)(A) and/or (i)(C) and, for the avoidance of doubt, any such incurrence under clause (i)(A) and/or (i)(C) and/or any other indebtedness incurred or assumed other than in reliance on a ratio-based incurrence test, shall not be given pro forma effect for purposes of determining the Total Net Leverage Ratio, the Secured Net Leverage Ratio or the Senior Secured Net Leverage Ratio, as applicable, for purposes of effectuating the incurrence under clause (i)(B) in such single transaction or series of related transactions and (z) any Indebtedness originally incurred pursuant to clause (i)(A) and/or clause (i)(C) shall be redesignated (as the Lead Borrower may elect from time to time) as incurred pursuant to clause (i)(B) if the Borrowers meet the applicable leverage ratio under clause (i)(B) at such time on a Pro Forma Basis (for purposes of clarity, with any such redesignation having the effect of increasing the ability to incur Indebtedness pursuant to clause (i)(A) and/or clause (i)(C) as of the date of such redesignation by the amount of such Indebtedness so redesignated).
“Permitted Tax Restructuring” means any re-organizations and other activities among the Lead Borrower and its Restricted Subsidiaries related to tax planning and re-organization so long as, after giving effect thereto, taken as a whole, the security interests of the Collateral Agent in the Collateral are not materially impaired (as determined by the Lead Borrower in good faith).

“Permitted Transferee” means (A) in the case of any Management Investors, his or her Immediate Family Members (including, for the avoidance of doubt, (v) any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee or member of management of the Lead Borrower or any of its Subsidiaries or any direct or indirect parent thereof or any Person described in the succeeding clause (w), as applicable, to hold an investment in the Lead Borrower or any direct or indirect parent thereof in connection with such Person’s estate or tax planning, (w) any Person who acquires an investment in the Lead Borrower or any direct or indirect parent thereof by will or by the laws of intestate succession as a result of the death of any such director, officer, employee or member of management of the Lead Borrower or any of its Subsidiaries or any direct or indirect parent thereof, (x) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (y) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (z) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Management Investor and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants) or (B) in the case of the Sponsor, (i) the Sponsor, (ii) any Sponsor Associate, and (iii) any Immediate Family Member of any Sponsor Associate (including, for the avoidance of doubt, (x) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (y) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
“Platform” has the meaning assigned to such term in Section 5.01.
“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.
“Pro Forma Basis” and “pro forma effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.
“Pro Forma Compliance” means, with respect to the covenants in Section 6.14, compliance on a Pro Forma Basis with such covenant in accordance with Section 1.11.
“Pro Forma Financial Statements” has the meaning set forth in Section 3.04(b).
“Promissory Note” means a promissory note of the Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Loans of the Borrowers to such Lender resulting from the Loans made by such Lender.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and in the case of any Requirement of Law, any similar Requirement of Law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees and other costs and/or expenses associated with being a public company.
“Public Lender” has the meaning set forth in Section 6.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 9.26.
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, any business conducted or proposed to be conducted by the Lead Borrower and its Restricted Subsidiaries, taken as a whole, on the Closing Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Lead Borrower in good faith.
“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).
“Recipient” has the meaning assigned to such term in the definition of “Excluded Taxes”.
“Refinancing” means the prepayment of the loans outstanding (including the backstopping or cash collateralization of any letters of credit outstanding, if applicable) under that certain Credit Agreement, dated as of December 21, 2020, by and among, inter alios, BigBear.ai Intermediate Holdings, LLC (f/k/a Lake Finance, LLC), as the parent, BigBear.ai, LLC (f/k/a Lake Acquisition, LLC), as the borrower, the other borrowers party thereto, guarantors party thereto, Antares Capital LP, as administrative agent and collateral agent, and the lenders party thereto, as amended, amended and restated, supplemented, waived and/or otherwise modified prior to the date hereof.
“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Lead Borrower executed by (a) the Lead Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Revolving Loans being incurred pursuant thereto and in accordance with Section 9.02(b).
“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).
“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).
“Register” has the meaning assigned to such term in Section 9.05(d).
“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, managers, officers, employees, agents, trustees, advisors, administrators and other representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve Systems or the Federal Reserve Bank of New York, or any successor thereto.
“Replaced Revolving Loans” has the meaning assigned to such term in Section 9.02(b).
“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a) (and any subsequent refinancing of such Replacement Debt).
“Replacement Revolving Loans” has the meaning assigned to such term in Section 9.02(b).
“Reportable Event” means, with respect to any Pension Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.
“Representative” has the meaning assigned to such term in Section 9.13.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Total Outstandings and such unused Commitments at such time; provided that the unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For the purposes of this definition, in no event shall “Required Lenders” include fewer than two (2) unaffiliated Lenders at any time there are two (2) or more unaffiliated Lenders.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).
“Responsible Officer” means, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, any executive vice president, any senior vice president, any vice president, the chief operating officer, chief administrative officer, secretary or assistant secretary of a Loan Party or any other individual or similar official thereof responsible for the administration of the obligations of such Loan Party in respect of this Agreement, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(d), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent reasonably requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate.
“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrowers that such financial statements fairly present, in all material respects, in accordance with GAAP in all material respects, the consolidated financial position of the Borrowers as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and any notes contained therein.
“Restricted Debt” means any Junior Indebtedness and any Junior Lien Indebtedness in each case to the extent the outstanding amount thereof is equal to or greater than the Threshold Amount.
“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).
“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Lead Borrower or a Restricted Subsidiary, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Lead Borrower or a Restricted Subsidiary and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Lead Borrower or a Restricted Subsidiary now or hereafter outstanding.
“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary.
“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment (including the fair market value of any applicable assets).
“Revolving Credit Commitment” means any Initial Revolving Credit Commitment and any Additional Revolving Credit Commitment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of such Lender’s Initial Revolving Credit Exposure and Additional Revolving Credit Exposure.
“Revolving Credit Loan Extension Request” has the meaning assigned to such term in Section 2.23(b).
“Revolving Credit Loan Extension Series” has the meaning assigned to such term in Section 2.23(b).
“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility, any facility governing Extended Revolving Credit Commitments or Extended Revolving Loans and any Replacement Revolving Loans.
“Revolving Lender” means any Initial Revolving Lender and any Additional Revolving Lender. Unless the context requires otherwise, the term “Revolving Lender” shall include the Swingline Lender.
“Revolving Loans” means any Initial Revolving Loans and any Additional Revolving Loans.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc.
“Sale and Lease-Back Transaction” means any transaction or series of related transactions pursuant to which the Borrowers or any of their Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Sanctions” has the meaning assigned to such term in Section 3.17(a).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers, the Guarantors, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” means November 8, 2022.
“Second Merger” has the meaning assigned to such term in the recitals to this Agreement.
“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligation) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party or any Restricted Subsidiary and a counterparty that is a Hedge Bank as of the Closing Date or (b) is entered into after the Closing Date between any Loan Party or any Restricted Subsidiary and any Hedge Bank; it being understood that (i) each counterparty thereto (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent and (ii) each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and the Acceptable Intercreditor Agreements as if it were a Lender.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.
“Secured Parties” means (i) the Lenders, the Issuing Bank and the Swingline Lender, (ii) the Administrative Agent, (iii) each Hedge Bank, (iv) each Banking Services Bank, (v) the Lead Arranger and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit K.
“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that the term “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Secured Net Debt” means, as of any date of determination, “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on the Collateral of the Lead Borrower and its Restricted Subsidiaries.
“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Secured Net Debt as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA for such Test Period.
“Security Agreement” means the Pledge and Security Agreement dated as of the Closing Date among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.
“Senior Secured Net Debt” means, as of any date of determination, “Consolidated Total Net Debt” outstanding on such date that is secured by a first priority Lien on the Collateral of the Lead Borrower and its Restricted Subsidiaries.
“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA for such Test Period.
“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.
“SOFR Adjustment” with respect to Daily Simple SOFR means 0.26161% (26.161 basis points); and with respect to Term SOFR means 0.11448% (11.448 basis points) for an interest period of one-month’s duration, 0.26161% (26.161 basis points) for an interest period of three-month’s duration, 0.42826% (42.826 basis points) for an interest period of six-months’ duration, and 0.71513% (71.513 basis points) for an interest period of twelve–months’ duration.

“SOFR” has the meaning set forth in the definition of “Daily Simple SOFR”.
“Solvent” and “Solvency” mean, with respect to any Person or Persons on any date of determination, that on such date such Person or Persons (a) have property with fair value (on a going concern basis) that exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) have assets with the present fair saleable value of the property (on a going concern basis) that is, on a consolidated basis, greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (c) will be able to pay, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured in the ordinary course of business and (d) are not engaged in, and are not about to engage in, on a consolidated basis, business contemplated as of the date hereof for which they have unreasonably small capital.
“SPC” has the meaning assigned to such term in Section 9.05(h).
“Specified Event of Default” means an Event of Default under Section 7.01(a), (f) or (g).
“Specified Existing Revolving Credit Commitment” has the meaning set forth in Section 2.23(b).
“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i) (as it relates to the Loan Parties (other than with respect to a Subsidiary which does not constitute a Material Subsidiary)), Section 3.01(b), Section 3.02 (as it relates to entering into and performance of the Loan Documents), Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14 (subject to the last sentence of Section 4.01, as it relates to the creation, validity and perfection of the security interests in the Collateral), Section 3.16 and Sections 3.17(a)(ii), (b) and (c)(ii).
“Specified Transaction” means (i) any Investment that results in a Person becoming a Restricted Subsidiary of the Lead Borrower, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Permitted Acquisition, (iv) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Lead Borrower, (v) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Capital Stock of, another Person or any Disposition of a business unit, line of business or division of the Lead Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, (vi) any incurrence or repayment of Indebtedness, (vii) any Restricted Payment, (viii) any Incremental Revolving Facility or Incremental Revolving Loan or (ix) any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis or giving pro forma effect to any such transaction or event that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
“Sponsor” means any of (i) AE Industrial Partners, L.P. and (ii) any successors of a Person set forth in clause (i) or this clause (ii) and any of their Affiliates, and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.
“Sponsor Associate” means any managing director, general partner, limited partner, director, officer, operating partner or employee of the Sponsor.

“Sponsor Model” means that certain projection model delivered by the Sponsor to the Administrative Agent and the Lead Arranger on March 16, 2021, and any subsequent modifications by the Sponsor thereto that are reasonably acceptable to the Administrative Agent.
“Standby Letter of Credit” means any Letter of Credit other than any documentary Letter of Credit or trade Letter of Credit.
“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.
“Subsequent Transaction” has the meaning assigned to such term in Section 1.11(g).
“Subsidiary” or “subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.
“Subsidiary Guarantor” means any Guarantor other than the Lead Borrower.
“Successor Administrative Agent” has the meaning assigned to such term in Section 2.17(f)(iii).
“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).
“Successor Rate” has the meaning specified in Section 2.14(b).
“Supplier Financing Assets” shall mean (a) any accounts receivable owed to the Lead Borrower or any of its Subsidiaries subject to a Supplier Financing Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Supplier Financing Facility.
“Supplier Financing Facility” means any agreement between the Lead Borrower or any of its Subsidiaries and a financial institution that is entered into at the request of a customer or supplier of the Lead Borrower or any of its Subsidiaries, pursuant to which (a) such Person, as applicable, agrees to sell to such financial institution accounts receivable owing by such customer, together with Supplier Financing Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.00% of the face value thereof and (b) the obligations of the Person, as applicable, thereunder are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Lead Borrower and such Subsidiaries.

“Supported QFC” has the meaning specified in Section 9.26.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall equal to its Applicable Revolving Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” means Bank of America, in its capacity as lender of Swingline Loans hereunder, or any successor lender of Swingline Loans hereunder.
“Swingline Loan” means any Loan made pursuant to Section 2.04.
“Swingline Loan Notice” means a notice of a Swingline Loan pursuant to Section 2.04(a), which shall be substantially in the form of Exhibit N or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowers.
“Swingline Participation Notice” has the meaning assigned to such term in Section 2.04(b).
“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for the applicable corresponding Interest Period of BSBY (or if any Interest Period does not correspond to an interest period applicable to SOFR, the closest corresponding interest period of SOFR, and if such interest period of SOFR corresponds equally to two Interest Periods of BSBY, the corresponding interest period of the shorter duration shall be applied) the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.
“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b) (other than for the last Fiscal Quarter of each Fiscal Year), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery (or required delivery) of financial statements of Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters most recently ended for which the combined financial statements the Lead Borrower and its Restricted Subsidiaries are available.
“Threshold Amount” means the greater of (x) $3,760,000 and (y) 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis).
“Total Net Leverage Ratio” means the ratio, as of any date, of (a) Consolidated Total Net Debt outstanding as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.
“Trademark” means any and all trademarks throughout the world, including the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names, corporate names and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and all goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Borrowers or any of their respective Subsidiaries or any of their direct or indirect Parent Company (including the Sponsor) in connection with the Transactions (including, without limitation, expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the Mergers and other related transactions contemplated by the Merger Agreement, (b) the Note Financing, (c) the funding of the Initial Revolving Loans on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date, (d) consummation of the Refinancing and (e) the payment of Transaction Costs in connection with the foregoing.
“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the BSBY Rate or the Base Rate.
“UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the date hereof. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such section reference shall be deemed to be a reference to the comparable section in such amended or other Uniform Commercial Code.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unrestricted Cash Amount” means, as to any Person, on any date of determination, an amount equal to the aggregate amount of unrestricted and unencumbered Cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries on such date, as determined in accordance with GAAP.
“Unrestricted Subsidiary” means (i) any Subsidiary of the Borrowers that is listed on Schedule 5.10 hereto, (ii) any Subsidiary of the Borrowers designated by the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.
“U.S.” or “United States” means the United States of America.
“U.S. Government” means the United States or any agency or instrumentality thereof.
“U.S. Special Resolution Regimes” has the meaning specified in Section 9.26.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).
“U.S. Treasury Regulations” means the U.S. federal tax regulations promulgated under the Code.
“UCP” has the meaning assigned to such term in Section 2.05(j).
“UCP 500” has the meaning assigned to such term in Section 2.05(j).
“UCP 600” has the meaning assigned to such term in Section 2.05(j).
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of the Weighted Average Life to Maturity of such Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrowers or any Restricted Subsidiary (or any ERISA Affiliate) from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., an “BSBY Rate Loan”) or by Class and Type (e.g., an “BSBY Rate Initial Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Revolving Borrowing”) or by Type (e.g., an “BSBY Rate Borrowing”) or by Class and Type (e.g., an “BSBY Rate Initial Revolving Borrowing”).

Section 1.03 Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.

(e)The word “or” is not exclusive.
(f)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(g)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(h)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)All references to “knowledge” of any Loan Party or a Restricted Subsidiary of Parent means the actual knowledge of a Responsible Officer.
(j)The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(k)All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(l)All references to “in the ordinary course of business” of the Lead Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Lead Borrower or such Subsidiary, as applicable, (ii) generally consistent with the past or current practice of the Lead Borrower or such Subsidiary, as applicable, or (iii) customary and usual in the industry or industries of the Lead Borrower and its Subsidiaries in the United States or any other jurisdiction in with the Lead Borrower or any Subsidiary does business, as applicable.
(m)In the case of any cure or waiver, the Borrowers, the applicable Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default cured or waived shall be deemed to be cured or waived, as applicable, and not continuing, it being understood that no such cure or waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
(n)Any reference herein or in any other Loan Document to (i) a transfer, assignment, sale or disposition (including any Disposition), or similar term, shall be deemed to apply to a division (including, without limitation, a “plan of division” or similar plan under the Delaware Limited Liability Company Act) of or by a limited liability company, or an allocation of assets to a series of a limited liability company, as if it were a transfer, assignment, sale or disposition (including any Disposition), or similar term, as applicable, to a separate Person and (ii) a merger, consolidation, amalgamation or consolidation, or similar term, shall be deemed to apply to any division (including, without limitation, a “plan of division” or similar plan under the Delaware Limited Liability Company Act) or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation or consolidation or similar term, as applicable, with a separate Person.
Section 1.04Accounting Terms; GAAP.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (a) unless the Lead Borrower has requested an amendment pursuant to this Section 1.04 with respect to the treatment of operating leases and Capital Leases and until such amendment has become effective, all obligations of any Person that would have been treated as operating leases for purposes of GAAP prior to the implementation of ASC 842 (whether before or after the Closing Date) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) regardless of any change in or application of GAAP following such date pursuant to ASC 842 or otherwise that would require such leases (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect).
(b)Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases (including leases that are classified as “Financing Leases” for purposes of GAAP) in conformity with GAAP on December 31, 2019 shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.05Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.06Timing of Payment of Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
Section 1.07Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.08Currency Equivalents Generally.
(a)Any amount specified in this Agreement (other than in Article 2) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted on the applicable Bloomberg screen page for the applicable currency at 11:00 a.m. (London time)

on such day (or, in the event such rate does not appear on any Bloomberg screen page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower, or, in the absence of such agreement, by reference to such publicly available service for displaying exchange rates as the Administrative Agent selects in its reasonable discretion).
(b)For purposes of determining the Senior Secured Net Leverage Ratio, the Secured Net Leverage Ratio~~, the Fixed Charge Coverage Ratio~~  and the Total Net Leverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
(c)Notwithstanding the foregoing, for purposes of determining compliance with Article 6 (and, in each case, other definitions used therein) with respect to the amount of any Indebtedness, Lien, Disposition, Investment, Restricted Payment or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Lien is incurred or such Disposition, Investment, Restricted Payment or other applicable transaction is made (or declared or notified, as applicable) (so long as such Indebtedness, Lien, Disposition, Investment, Restricted Payment or other applicable transaction at the time incurred or made (or declared or notified, as applicable) was permitted hereunder).
(d)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Lead Borrower’s prior written consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.09Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Revolving Loans, Loans in connection with any Replacement Revolving Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.10Certain Calculations and Tests. For purposes of determining compliance with any of Section 5.13 or Sections 6.01 through 6.15 (other than Section 6.14(a)), in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Affiliate transaction, Contractual Obligation, Restricted Payment or prepayment of Junior Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of any such section of Article 5 or Article 6, as applicable, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses of such Section at the time of such transaction or any later time from time to time, in each case, as determined by the Lead Borrower in its sole discretion at such time and thereafter may be reclassified within such section by the Lead Borrower in any manner not expressly prohibited by this Agreement. With respect to (x) any amounts incurred or transactions entered into (or consummated) in reliance on the Revolving Facility or a provision of this Agreement that does not require compliance with a financial ratio or test (including the Total Net Leverage Ratio, the ~~Fixed Charge Coverage Ratio, the~~ Secured Net Leverage Ratio and/or the Senior Secured Net Leverage Ratio) (any such amounts, the “Fixed

Amounts”) substantially concurrently with (y) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including the Total Net Leverage ~~Ratio, the Fixed Charge Coverage~~ Ratio, the Secured Net Leverage Ratio and/or the Senior Secured Net Leverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to Incurrence-Based Amounts. In addition, any Indebtedness (and associated Liens, subject to the applicable priorities required pursuant to the applicable Incurrence-Based Amounts), Investments, prepayments of debt and Restricted Payment incurred in reliance on Fixed Amounts may be reclassified at any time, as the Lead Borrower may elect from time to time, as incurred under any applicable Incurrence-Based Amounts if the Lead Borrower subsequently meets the applicable ratio or test for such Incurrence-Based Amounts on a pro forma basis (or would have met such ratio or test, in which case, such reclassification shall be deemed to have automatically occurred if not elected otherwise by the Lead Borrower).
Section 1.11Pro Forma Calculations.
(a)Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage ~~Ratio, the Fixed Charge Coverage~~ Ratio, the Secured Net Leverage Ratio and the Senior Secured Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.11; provided that notwithstanding anything to the contrary in this Section 1.11, when calculating the Secured Net Leverage Ratio for purposes of determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with any covenant pursuant to Section 6.14(a), in each case, the events described in this Section 1.11 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of the Lead Borrower are available (as determined in good faith by the Lead Borrower); provided that, the provisions of this sentence shall not apply for purposes of calculating the Secured Net Leverage Ratio for purposes of the definition of “Applicable Rate” or determining actual compliance with Section 6.14(a) (other than for the purpose of determining Pro Forma Compliance with the financial covenants set forth in Section 6.14(a), each of which shall be based on the financial statements delivered pursuant to Sections 5.01(a) or (b), as applicable, for the relevant Test Period).
(b)For purposes of calculating any financial ratio or test or basket that is based on a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.11(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 1.11(a), subsequent to such Test Period and prior to or substantially concurrently with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA, Consolidated Total Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of the determination of Consolidated Total Assets, the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into any Borrower or any of the Lead Borrower’s other Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test

(or the calculation of Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.
(c)Whenever pro forma effect is to be given to the Transactions, a Specified Transaction, the implementation of an operational initiative or operational change, the pro forma calculations (i) shall be made in good faith by a Responsible Officer of the Lead Borrower and (ii) may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, other operating expense improvements and cost synergies resulting from, or relating to, such initiative or change, such Transaction or such Specified Transaction projected by the Lead Borrower in good faith to be realizable as a result of actions taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and cost synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and cost synergies were realized during the entirety of such period and such that “run-rate” means the full recurring projected benefit for a period that is associated with any action taken or expected to be taken (including any savings or other benefits expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions), and any such adjustments shall be included in the initial pro forma calculation of such financial ratios or tests or basket that is based on a percentage of Consolidated Adjusted EBITDA relating to such initiative or change, such Transaction or such Specified Transaction (and in respect of any subsequent pro forma calculation in which such initiative or change, such Transaction or such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realizable, relating to such initiative or change, such Transaction or such Specified Transaction; provided that (x) a duly completed certificate signed by a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 5.01(c), certifying that such cost savings, operating expense reductions, other operating improvements and/or cost synergies are readily identifiable, factually supportable and have been determined in good faith by the Lead Borrower to be reasonably anticipated to be realizable in the good faith judgment of the Lead Borrower, within eighteen (18) months after the consummation of such initiative or change (or, with respect to the Transactions, within 18 months after the consummation of the Transactions), such Transaction or such Specified Transaction, which is expected to result in such cost savings, operating expense reductions, other operating improvements or cost synergies and (y) no cost savings, operating expense reductions, other operating improvements or cost synergies shall be added pursuant to clause (ii) above to the extent duplicative of any expenses or charges otherwise added to Consolidated Adjusted EBITDA (or any component thereof), whether through a pro forma adjustment or otherwise, for such period; provided, further, that all amounts added back to Consolidated Adjusted EBITDA pursuant to clause (ii) above, together with all amounts added back to Consolidated Adjusted EBITDA pursuant to clause (ii) and clauses (a)(vi)(x), (a)(vii)(A) and (a)(vii)(B)(ii) in the definition thereof, and all amounts excluded from Consolidated Net Income pursuant to clauses (a) (other than subclause (a)(i), subclause (a)(iv) and subclause (a)(xi)) and (u) thereof, shall not exceed, in the aggregate 30% of Consolidated Adjusted EBITDA (calculated after giving effect to such amounts that would be added back pursuant to such clause (ii) above and clauses (a)(vi)(x), (a)(vii)(A) and (a)(vii)(B)(ii) in the definition of Consolidated Adjusted EBITDA and excluded pursuant to clauses (a) (other than subclause (a)(i), subclause (a)(iv) and subclause (a)(xi)) and (u) of the definition of Consolidated Net Income).
(d)In the event that any Borrower or any other Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test,

(i) during the applicable Test Period or (ii) subject to Section 1.11(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.
(e)Any provision requiring Pro Forma Compliance with the financial covenants set forth in Section 6.14(a) shall be made assuming that compliance with the Secured Net Leverage Ratio ~~and/or Fixed Charge Coverage Ratio~~ pursuant to such Section is required with respect to the most recent Test Period prior to such time (it being understood that for purposes of determining Pro Forma Compliance with the financial covenants set forth in Section 6.14(a), if no Test Period with an applicable Secured Net Leverage Ratio ~~and/or Fixed Charge Coverage Ratio~~ cited in Section 6.14(a) has passed, the applicable Secured Net Leverage Ratio ~~and/or Fixed Charge Coverage Ratio~~ level shall be the level for the first Test Period cited in Section 6.14(a) with an indicated Secured Net Leverage Ratio ~~and/or Fixed Charge Coverage Ratio level~~).
(f)[Reserved].
(g)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:
(i)determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Total Net Leverage Ratio, the ~~Fixed Charge Coverage Ratio, the~~ Secured Net Leverage Ratio or the Senior Secured Net Leverage Ratio;
(ii)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Adjusted EBITDA); or
(iii)determining compliance with representations, warranties, Defaults or Events of Default;
in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice is given in respect of such transaction (or such later date as specified by the Lead Borrower in writing to the Administrative Agent from time to time) (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Lead Borrower or any of the Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with for all purposes; provided that if financial statements for one or more subsequent fiscal periods shall have been delivered pursuant to this Agreement, or monthly financials to the extent such monthly financials are available, the Lead Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements or monthly financial statements, as applicable, in which case such date or redetermination shall thereafter be deemed to be the applicable date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket (including due to fluctuations of the target of any Limited Condition Transaction), including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a pro forma basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated; provided that, solely with respect to any such ratio, test or basket calculated with respect to a Restricted Payment or payment on account of Indebtedness under any Restricted Debt, the calculation of any such ratio, test or basket shall also be required to be satisfied on a non-pro forma basis until such time as such Subsequent Transaction is actually consummated.
Section 1.12Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
Section 1.13Appointment of Lead Borrower. Each Subsidiary that is a Borrower as of the Closing Date or any other Subsidiary that is joined to the Agreement from time to time as a “Borrower” in accordance with Section 5.12 and the definition of “Borrower”, hereby designates the Lead Borrower (or any successor Lead Borrower appointed in accordance with Section 6.07(a)) as its representative and agent on its behalf for all purposes under this Agreement and the other Loan Documents, including selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed as the Lead Borrower. The Lead Borrower hereby accepts such appointment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than the Lead Borrower shall be entitled to take any of the foregoing actions. The Administrative Agent, the Collateral Agent and each Lender may regard any notice or other communication from the Lead Borrower as if it were on behalf of all of the Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to the Lead Borrower on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Lead Borrower (in such capacity) shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
Section 1.14Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
Section 1.15Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the Lead Borrower may elect to sequence such transactions in its discretion and, in such event, give effect to any action sequenced prior to any other action on such date on a Pro Forma Basis in connection with testing the permissibility of such subsequent action.
Section 1.16Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.17References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, refinancings, restatements, amendment and restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, refinancings, restatements, amendment and restatements, renewals, restructuring, extensions, supplements and other modifications are not prohibited by the Loan Documents and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such Law.
Section 1.18Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar amount of the undrawn face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Article 2THE CREDITS

Section 2.01     Commitments.
(a)Subject to the terms and conditions set forth herein, each Revolving Lender severally, and not jointly, agrees to make Revolving Loans to any Borrower in Dollars at any time and from time to time on and after the Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Revolving Credit Commitment of such Initial Revolving Lender in accordance with the terms hereof; provided that, after giving effect to any

Borrowing of Initial Revolving Loans, (i) the Outstanding Amount of all Initial Revolving Credit Exposure shall not exceed the Borrowing Base and (ii) the Outstanding Amount of such Initial Revolving Lender’s Initial Revolving Credit Exposure shall not exceed such Initial Revolving Lender’s Initial Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.
(b)Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Agreement, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Revolving Loans of such Class to any Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Agreement.
Section2.02Loans and Borrowings.
(a)Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the terms and procedures set forth in Section 2.04.
(b)Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of Base Rate Loans or BSBY Rate Loans as the Lead Borrower may request in accordance herewith; provided that each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any BSBY Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (x) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (y) such BSBY Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the applicable Borrower to repay such BSBY Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (z) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any withholding tax with respect to such BSBY Rate Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).
(c)At the commencement of each Interest Period for any BSBY Rate Borrowing, such BSBY Rate Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. Each Base Rate Loan Borrowing when made shall be in a minimum principal amount of $500,000 and in an integral multiple of $100,000; provided that a Swingline Loan Borrowing may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 different Interest Periods plus three (3) additional Interest Periods in respect of each Incremental Revolving Loan, each Loan in connection with an Extension Amendment and each Loan in connection with a Refinancing Amendment in effect for BSBY Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time in its reasonable discretion).
(d)Notwithstanding any other provision of this Agreement, a Borrower shall not, nor shall they be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.
(e)With respect to BSBY, the Administrative Agent will have the right to make Conforming Changes from time to time (with notice to the Lead Borrower) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
Section2.03Requests for Borrowings.
(a)Each Revolving Loan Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of BSBY Rate Loans shall be made upon irrevocable notice by the Lead Borrower to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be promptly confirmed in writing by delivery to the Administrative Agent of a Loan Notice (provided that notices in respect of any Revolving Loan Borrowing (x) to be made in connection with the Mergers on the Closing Date, may be conditioned on the closing of the Transactions, subject to delivery by the Borrower of a funding indemnity letter, and (y) to be made in connection with any acquisition, investment or irrevocable repayment or redemption of Indebtedness or other transactions or events, in each case, may be conditioned on the closing, of such Permitted Acquisition, permitted Investment or permitted irrevocable repayment or redemption of Indebtedness, consummation of such transaction or occurrence of such events, in each case subject to Section 2.16). Each such notice must be in the form of a Loan Notice, as the case may be, appropriately completed and signed by a Responsible Officer of the Lead Borrower or by telephone (and promptly confirmed by delivery of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”)) not later than (i) 1:00 p.m. two (2) Business Days prior to the requested date of any Borrowing of or continuation of BSBY Rate Loans (or one Business Day in the case of any BSBY Rate Borrowing to be made on the Closing Date) or any conversion of Base Rate Loans to BSBY Rate Loans, and (ii) 1:00 p.m. one Business Day prior to the requested date of any Borrowing or conversion to Base Rate Loans (other than Swingline Loans), (or, in each case, such later time as is reasonably acceptable to the Administrative Agent).
(b)If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Loan Borrowing. If no Interest Period is specified with respect to any requested BSBY Rate Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the requested Borrowing (x) in the case of any Base Rate Loan Borrowing, on the same Business Day of receipt of a Loan Notice in accordance with this Section or (y) in the case of any BSBY Rate Borrowing, on the same Business Day as the receipt of a Loan Notice in accordance with this Section.
Section2.04Swingline Loans.
(a)Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrowers from time to time on and after the Closing Date and until the Latest Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not to exceed the lesser of (x) $5,000,000 and (y) the Borrowing Base; provided that (i) the Swingline Lender shall not be required to make any Swingline Loan to refinance any outstanding Swingline Loan and (ii) after giving effect to any Swingline Loan, the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and LC Exposure shall not exceed the Total Revolving Credit Commitment. Each Swingline Loan shall be in a minimum principal amount of not less than $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $50,000) or such lesser amount as may be agreed by the Swingline Lender; provided that, notwithstanding the foregoing, any Swingline Loan may be in an aggregate amount that is (x) equal to the entire unused balance of the aggregate unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Within the foregoing limits and subject to the terms and conditions set forth herein, Swingline Loans may be borrowed, prepaid and reborrowed. To request a Swingline Loan, the Borrowers shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by delivery of a written Swingline Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower, not later than 1:00 p.m. on the day of a proposed Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrowers on the same Business Day by means of a credit to the account designated in the related Swingline Loan Notice or otherwise in accordance with the instructions of the Lead Borrower (including, in the case of a Swingline Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank).
(b)The Swingline Lender (x) may by written notice (a “Swingline Participation Notice”) given to the Administrative Agent not later than 12:00 p.m. on any Business Day require the Revolving Lenders to purchase participations on the second Business Day following receipt of such notice in all or a portion of the Swingline Loans outstanding and (y) may, at any time and from time to time in its sole discretion, on behalf of the Borrowers (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Loan Notice to the Administrative Agent requesting that the Lenders (including the Swingline Lender) make Revolving Loans that are Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan, which Revolving Loans will be used solely for the repayment of such Swingline Loan. Such Swingline Participation Notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such Swingline Participation Notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Revolving Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolving Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by effecting a wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.04(b)), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrowers of any participation in any Swingline Loan acquired pursuant to this Section 2.04(b), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers in respect of any Swingline Loan after receipt by the Swingline Lender of the proceeds of any sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent, and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that have made their payments pursuant to this Section 2.04(b) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrowers, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.04(b) shall not relieve the Borrowers of any default in the payment thereof.
(c)If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04 by the time specified in Section 2.04(b), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.
Section2.05Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, (i) the Issuing Bank agrees, in each case in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date to the fifth Business Day prior to the Latest Revolving Credit Maturity Date, upon the request of the Borrowers, to issue Letters of Credit in Dollars issued on sight basis only for the account of the Borrowers and/or any of its Subsidiaries (provided that the Borrowers will be the applicant and liable for any Letters of Credit issued for the account of any of its Subsidiaries) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor drafts under the Letters of Credit, and (ii) the Revolving Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.05(d).
(i)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of any Letter of Credit, the Borrowers shall deliver to the Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the Issuing Bank or, in the case of any issuance to be made on the Closing Date, one Business Day prior to the Closing Date), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement (it being understood that, to the extent applicable, the issuance of any Letter of Credit expressly for the benefit of any Subsidiary other than a Loan Party shall be contingent upon the Administrative Agent’s receipt of any documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act). To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the Lead Borrower shall submit such a request to the Issuing Bank selected by the Lead Borrower (with a copy to the Administrative Agent) at least three Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. If reasonably requested by the Issuing Bank in connection with any request for any Letter of Credit, the Lead Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by the Borrowers with the Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement)), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). No Letter of Credit may be issued, amended, extended or renewed unless (and on the issuance, amendment, extension or renewal of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal (i) the LC Exposure does not exceed the Letter of Credit Sublimit and (ii) (A) the aggregate amount of the Initial Revolving Credit Exposure shall not exceed the lesser of (x) the Borrowing Base or (y) the aggregate amount of the Initial Revolving Credit Commitments then in effect, (B) the aggregate amount of the Additional Revolving Credit Exposure attributable to any Class of Additional Revolving Credit Commitments does not exceed the aggregate amount of the Additional Revolving Credit Commitments of such Class then in effect and (C) if such Letter of Credit has a term extending beyond the Maturity Date applicable to the Revolving Credit Commitments of any Class, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such Maturity Date does not exceed the aggregate amount of the Revolving Credit Commitments then in effect that are scheduled to remain in effect after such Maturity Date. The Issuing Bank shall not be required to issue any Letter of Credit other than a Standby Letter of Credit.
(ii)The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any

Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable generally to all letters of credit issued by it;
(C)except as otherwise agreed by the Administrative Agent and the Issuing Bank, or as otherwise provided for in this Agreement, such Letter of Credit is in an initial stated amount less than $10,000;
(D)such Letter of Credit is to be denominated in a currency other than Dollars; and
(E)such Letter of Credit contains any provision for automatic reinstatement of the stated amount after any drawing thereunder.
(iii)The Issuing Bank shall not be under any obligation to amend or extend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form in accordance with the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.
(b)Expiration Date.
(i)No Standby Letter of Credit shall expire later than the earlier of (A) the date that is one year after the date of the issuance of such Standby Letter of Credit and (B) the date that is five Business Days prior to the Latest Revolving Credit Maturity Date; provided that, any Standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods of up to one year in duration (which additional periods shall not extend beyond the date referred to in the preceding clause (B) unless 100% of the then-available face amount thereof is Cash collateralized or backstopped on or before the date that such Letter of Credit is extended beyond the date referred to in clause (B) above pursuant to arrangements reasonably satisfactory to the Issuing Bank).
(ii)[Reserved].
(c)Participations. By the issuance of any Letter of Credit (or an amendment to any Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Revolving Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the

Borrowers on the date due as provided in paragraph (d) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)Reimbursement.
(i)If the Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m. on the next succeeding Business Day, on which a Borrower receives written notice of such LC Disbursement under paragraph (f) of this Section; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 or 2.04 that such payment be financed with a Swingline Loan Borrowing in an equivalent amount and, to the extent so financed, the obligation of the Borrowers to make such payment shall be discharged and replaced by the resulting Swingline Loan (subject to the satisfaction of the applicable conditions set forth in Section 4.02). If a Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear.
(ii)If any Revolving Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(d) by the time specified therein, the Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.
(e)Obligations Absolute. The obligation of the Borrowers to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith, material breach or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f)Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by electronic means) upon any LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve any Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(g)Interim Interest. If the Issuing Bank makes any LC Disbursement, unless a Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that a Borrower reimburses such LC Disbursement (or the date on which such LC Disbursement is reimbursed with the proceeds of Loans, as applicable), at the rate per annum then applicable to Initial Revolving Loans that are Base Rate Loans (or, to the extent of the participation in such LC Disbursement by any Revolving Lender of another Class, the rate per annum then applicable to the Revolving Loans of such other Class); provided that if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (d) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment and shall be payable on the date on which a Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).
(h)Replacement or Resignation of the Issuing Bank or Designation of New Issuing Banks.
(i)The Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) at any time by written agreement among the Lead Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement becomes effective, the Borrowers shall pay (upon written request) all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the relevant Revolving Lender, designate one or more additional Revolving Lenders in writing to act as an issuing bank under the terms of this Agreement. Any Revolving Lender designated as an issuing bank pursuant to this paragraph (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Lender) in respect of Letters of Credit issued or to be issued by such Revolving Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Revolving Lender.
(i)Notwithstanding anything to the contrary contained herein, the Issuing Bank may, upon ten days’ prior written notice to the Borrowers and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Borrowers shall be entitled to appoint any Revolving Lender that accepts such appointment in writing as successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.
(j)Cash Collateralization.
(i)If any Event of Default exists and the Loans have been declared due and payable in accordance with Article 7 hereof, then within one Business Day on which the Lead Borrower receives written notice from the Administrative Agent at the direction or with the consent of the Issuing Bank demanding the deposit of Cash collateral pursuant to this paragraph (i), the Borrowers shall deposit, in a non-interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 100% of the LC Exposure as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in Sections 7.01(f) or (g).
(ii)Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and each Borrower hereby grants the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated be applied to satisfy other Secured Obligations. If any Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the Borrowers promptly but in no event later than three Business Days after such Event of Default has been cured or waived.
(k)Applicability of ISP and UCP. The Borrowers agree that the Issuing Bank may issue the Letters of Credit subject to the ICC Publication Nos. 500 (1993 Revision) or 600 (2007 Revision) (the “UCP 500” or the “UCP 600”) or, at the Issuing Bank’s option, such later revision thereof in effect at the time of issuance of the Letter of Credit (as so chosen for the Letter of Credit, the “UCP”) or the International Standby Practices 1998, ICC Publication No. 590 or, at the Issuing Bank’s option, such later revision thereof in effect at the time of issuance of the Letters of Credit (as so chosen for the Letters of Credit, the “ISP”, and each of the UCP and the ISP, an “ICC Rule”).  The Issuing Bank’s privileges, rights and remedies under such ICC Rules shall be in addition to, and not in limitation of, its privileges, rights and remedies expressly provided for in this Agreement.  The UCP and the ISP (or such later revision of either) shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof.
Section2.06[Reserved].
Section2.07Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder not later than (i) 1:00 p.m., in the case of BSBY Rate Loans, and (ii) 1:00 p.m., in the case of Base Rate Loans, in each case on the Business Day specified in the applicable Loan Notice by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received on the same Business Day, in like funds, to the account designated in the relevant Loan Notice or as otherwise directed in writing by the Borrowers; provided that Swingline

Loans made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may but shall not be obligated to, in reliance upon such assumption, make a corresponding amount available to the Borrowers. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent (without duplication) promptly after written demand such corresponding amount with interest thereon forthwith for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to the Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, and the obligation of the Borrowers to repay the Administrative Agent the corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrowers pay such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.
Section2.08Type; Interest Elections.
(a)Each Borrowing shall initially be of the Type specified in the applicable Loan Notice and, in the case of any BSBY Rate Borrowing, shall have the initial Interest Period specified in such Loan Notice. Thereafter, the Borrowers may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a BSBY Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their respective Applicable Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.
(b)To make an election pursuant to this Section 2.08, the Borrowers shall deliver a Loan Notice in accordance with the terms of Section 2.03(a).
(c)If any such Loan Notice requests a BSBY Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of each Loan Notice, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If a Borrower fails to deliver a timely Loan Notice with respect to any BSBY Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a BSBY Rate Borrowing with an Interest Period of one month. Notwithstanding anything to the contrary herein, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Lead Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a BSBY Rate Borrowing and (ii) unless repaid, each BSBY Rate Borrowing shall be converted to a Base Rate Loan Borrowing at the end of the then-current Interest Period applicable thereto.
Section2.09Termination and Reduction of Commitments.
(a)Unless previously terminated, (i) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date and (ii) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Incremental Facility Agreement, Extension Amendment or Refinancing Amendment, as applicable.
(b)Upon delivery of the notice required by Section 2.09(c), the Borrowers may at any time terminate or from time to time without premium or penalty reduce the Revolving Credit Commitments of any Class; provided that (i) each partial reduction of the Revolving Credit Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect to any concurrent prepayment of Revolving Loans and Swingline Loans, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of such Class would exceed the lesser of (x) the aggregate amount Revolving Credit Commitments of such Class and (y) the Borrowing Base applicable to the Revolving Credit Commitments of such Class; provided that, after the establishment of any Additional Revolving Credit Commitments, any such termination or reduction of the Revolving Credit Commitments of any Class shall be subject to the provisions set forth in Sections 2.22, 2.23 and/or 9.02, as applicable.
(c)The Borrowers shall notify the Administrative Agent of any election to terminate or reduce any Revolving Credit Commitment under paragraph (b) of this Section in writing at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree in its reasonable discretion), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or postponed by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitment pursuant to this Section 2.09 shall be permanent. Upon any reduction of any Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s Applicable Revolving Percentage of such reduction amount.
Section 2.10Repayment of Loans; Evidence of Debt.
(a)[Reserved].
(b)

(i)The Borrowers hereby unconditionally promise to pay (A) to the Administrative Agent for the account of each Initial Revolving Lender, the then-unpaid principal amount of the Initial Revolving Loans of such Lender on the Initial Revolving Credit Maturity Date, (B) to the Administrative Agent for the account of each Additional Revolving Lender, the then-unpaid principal amount of each Additional Revolving Loan of such Additional Revolving Lender on the Maturity Date applicable thereto and (C) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of (x) the date that is fifteen (15) Business Days after such Swingline Loan is made and (y) the Latest Revolving Credit Maturity Date.
(ii)On the Maturity Date applicable to the Revolving Credit Commitments of any Class, the Borrowers shall (A) cancel and return outstanding Letters of Credit (or alternatively, with respect to each outstanding Letter of Credit, furnish to the Administrative Agent a Cash deposit (or if reasonably satisfactory to the Issuing Bank, a “backstop” letter of credit or otherwise have it deemed issued under documentation governing a refinancing of the Obligations) equal to 100% of the amount of the LC Exposure (minus any amount then on deposit in any Cash collateral account established for the benefit of the Issuing Bank) as of such date, in each case to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class shall not exceed the lesser of (x) the Revolving Credit Commitments of such other Class then in effect and (y) the Borrowing Base applicable to the Revolving Credit Commitments of such other Class), (B) prepay Swingline Loans to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class shall not exceed the lesser of (x) the Revolving Credit Commitments of such other Class then in effect and (y) the Borrowing Base applicable to the Revolving Credit Commitments of such other Class and (C) make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility of the applicable Class then due, together with accrued and unpaid interest (if any) thereon.
(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders or the Issuing Bank and each Lender’s or Issuing Bank’s share thereof.
(e)The entries made in the accounts maintained pursuant to paragraphs (c) and (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section 2.10 and any Lender’s records, the accounts of the Administrative Agent shall govern absent manifest error.

(f)Any Lender may reasonably request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrowers shall, promptly following such reasonable request, prepare, execute and deliver to such Lender a Promissory Note that is payable to such Lender and its registered permitted assigns; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Promissory Note to the Borrowers in accordance with Section 9.05(g) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrowers. The obligation of each Lender to execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrowers shall survive the Termination Date.
Section 2.11 Prepayment of Loans.
(a)Optional Prepayments.
(i)[Reserved].
(ii)Upon prior notice in accordance with Section 2.11(a)(iii), the Borrowers shall have the right at any time and from time to time to voluntarily prepay any Borrowing of Revolving Loans of any Class or any Borrowing of Swingline Loans, in whole or in part without premium or penalty (but subject to Section 2.16); provided that (A) after the establishment of any Additional Revolving Loans, any such prepayment of any Borrowing of Revolving Loans of any Class shall be subject to the provisions set forth in Sections 2.22, 2.23 and/or 9.02 and (B) no Borrowing of Revolving Loans may be prepaid unless all Swingline Loans then outstanding, if any, are prepaid concurrently therewith, as applicable. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(iii)The Lead Borrower shall notify the Administrative Agent (and Swingline Lender, as applicable) in writing of any prepayment under this Section 2.11(a) in the form of a Notice of Loan Prepayment in the case of any prepayment of (i) a BSBY Rate Borrowing, not later than 4:00 p.m. three Business Days before the date of prepayment or (ii) a Base Rate Loan Borrowing, not later than 1:00 p.m. on the day of prepayment or (iii) in the case of any prepayment of a Swingline Loan, not later than one Business Day before the date of prepayment (or, in each case, such later time as to which the Administrative Agent may reasonably agree). Each such Notice of Loan Prepayment shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any Notice of Loan Prepayment delivered by the Lead Borrower may be conditioned upon the effectiveness of other transactions, in which case such Notice of Loan Prepayment may be revoked or postponed by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such Notice of Loan Prepayment relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02, or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid).

(b)Mandatory Prepayments.
(i)[Reserved].
(ii)[Reserved].
(iii)[Reserved].
(iv)[Reserved].
(v)[Reserved].
(vi)Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16 and (C) applied to the Revolving Credit Exposure as follows: first, shall be applied ratably to the LC Disbursements and the Swingline Loans, and second, shall be applied to the outstanding Revolving Loans.
(vii)    (A)    In the event that the Revolving Credit Exposure of any Class exceeds the lesser of (x) the amount of the Revolving Credit Commitment of such Class then in effect and (y) the Borrowing Base applicable to Revolving Credit Commitments of such Class, the Borrowers shall, promptly following receipt of written notice from the Administrative Agent, prepay the Revolving Loans or Swingline Loans and/or reduce LC Exposure in an aggregate amount sufficient to reduce such Revolving Credit Exposure as of the date of such payment to an amount not to exceed the lesser of (I) the Revolving Credit Commitment of such Class then in effect and (II) the Borrowing Base applicable to the Revolving Credit Commitment of such Class, by taking any of the following actions as it shall determine at its sole discretion: (x) prepaying Revolving Loans or Swingline Loans or (y) with respect to any excess LC Exposure, depositing Cash in a Cash collateral account established for the benefit of the Issuing Bank or “backstopping” or replacing the relevant Letters of Credit, in each case, in an amount equal to 100% of such excess LC Exposure (minus any amount then on deposit in any Cash collateral account established for the benefit of the Issuing Bank).
(A)Each prepayment of any Revolving Loan Borrowing under this Section 2.11(b)(vii) shall be paid to the Revolving Lenders in accordance with their respective Applicable Revolving Percentages of the applicable Class.
Section 2.12     Fees.
(a)The Borrowers agree to pay to the Administrative Agent and the Lead Arranger, for their own account, the fees described in the Fee Letter.
(b)All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to the Issuing Bank). Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter (or as otherwise agreed by the Lead Borrower and the Administrative Agent).
(c)[Reserved].

(d)Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). The determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(e)The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a commitment fee (the “Commitment Fee”), which shall accrue at a rate equal to the Applicable Rate per annum applicable to the Revolving Credit Commitments of such Class on the actual daily amount of the unused Revolving Credit Commitment of such Class of such Revolving Lender during the period from and including the Closing Date to the date on which such Lender’s Revolving Credit Commitment of such Class terminates. Accrued Commitment Fees shall be payable in arrears on the last Business Day of each March, June, September and December (commencing with December 31, 2021) for the quarterly period then ended (and, in the case of the initial payment, amounts accruing since the Closing Date), and on the date on which the Revolving Credit Commitments of the applicable Class terminate. For purposes of calculating the Commitment Fee only, the Revolving Credit Commitment of any Class of any Revolving Lender shall be deemed to be used to the extent of Revolving Loans of such Class of such Revolving Lender and the LC Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class and no portion of the Revolving Credit Commitment of any Class shall be deemed used as a result of outstanding Swingline Loans.
(f)The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender of any Class a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Revolving Loans of such Class that are BSBY Rate Loans on such Lender’s LC Exposure attributable to its Revolving Credit Commitment of such Class (excluding any portion thereof that is attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to the earlier of (A) the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure attributable to its Revolving Credit Commitment of such Class and (B) the Termination Date, and (ii) to the Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by the Issuing Bank (for the period from the date of issuance of such Letter of Credit to the earlier of (A) the expiration date of such Letter of Credit (provided that if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn), (B) the date on which such Letter of Credit terminates or (C) the Termination Date), computed at a rate equal to the rate agreed by the Issuing Bank and the Borrowers (but in any event not to exceed the amount set forth in the Fee Letter) of the Outstanding Amount of such Letter of Credit, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees are payable in arrears on the last Business Day of each March, June, September and December (commencing, if applicable, with December 31, 2021) for the quarterly period then ended; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate, and any such fees accruing after the date on which the Revolving Credit Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 30 days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.
Section 2.13    Interest.

(a)The Revolving Loans and Swingline Loans comprising each Base Rate Loan Borrowing shall bear interest at the Base Rate plus the Applicable Rate.
(b)The Revolving Loans comprising each BSBY Rate Borrowing shall bear interest at the BSBY Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)During the continuance of an Event of Default under Sections 7.01(a) (with respect to principal, interest or fees) or non-payment after acceleration pursuant to Section 7.01(g) (in each case unless otherwise waived or consented to by the Required Lenders), the Borrowers shall pay interest on past due amounts owing by it under the Revolving Loans at a fluctuating interest rate per annum at all times thereafter equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts shall be due and payable upon written demand.
(d)Accrued interest on each Revolving Loan and Swingline Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan or Swingline Loan and (i) on the Maturity Date applicable to such Loan, (ii) in the case of a Revolving Loan of any Class, upon termination of the Revolving Credit Commitments of such Class and (iii) in the case of any Swingline Loan, upon termination of all of the Revolving Credit Commitments, as applicable; provided that (A) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (B) in the event of any repayment or prepayment of any Revolving Loan (other than a Swingline Loan of any Class prior to the termination of the Revolving Credit Commitments of such Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any BSBY Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion.
(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate and BSBY Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
(f)The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each BSBY Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least ten (10) Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) Business Days from receipt of such notice.
Section 2.14     Inability to Determine Rates.
(a)If in connection with any request for a BSBY Rate Loan or a conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.14(b), and the circumstances under clause (i) of Section 2.14(b) or the Scheduled Unavailability Date has occurred (as applicable) or (B) adequate and reasonable means do not otherwise exist for determining BSBY for any requested Interest Period with respect to a proposed BSBY Rate Loan or in connection with an existing or proposed Base Rate Loan or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the BSBY Rate for any requested Interest Period with respect to a proposed BSBY Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain BSBY Rate Loans or to convert Base Rate Loans to BSBY Rate Loans shall be suspended (to the extent of the affected BSBY Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the BSBY Rate component of the Base Rate, the utilization of the BSBY Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of BSBY Rate Loans (to the extent of the affected BSBY Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding BSBY Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Section 2.14(a) above and this Section 2.14(b), if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:
(i)adequate and reasonable means do not exist for ascertaining one (1), three (3) and six (6) month interest periods of BSBY including, without limitation, because the BSBY Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)Bloomberg or any successor administrator of the BSBY Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or Bloomberg or such administrator with respect to its publication of BSBY, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of BSBY or the BSBY Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of

U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of BSBY after such specific date (the latest date on which one month, three month and six month interest periods of BSBY or the BSBY Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “BSBY Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, BSBY will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”):
(x)    Term SOFR plus the SOFR Adjustment; and
(y)    Daily Simple SOFR plus the SOFR Adjustment;
provided that, if initially BSBY is replaced with the rate contained in clause (y) above (Daily Simple SOFR plus the SOFR Adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its reasonable discretion, and the Administrative Agent notifies each Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Successor Rate shall be Term SOFR plus the SOFR Adjustment.
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that neither of the alternatives set forth in clauses (x) and (y) above is available on or prior to the BSBY Replacement Date or (ii) if the events or circumstances of the type described in Section 2.14(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing BSBY or any then current Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrowers and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (with notice to the Lead Borrower).
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time (with notice to the Lead Borrower) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 2.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
Section 2.15 Increased Costs
(a)If any Change in Law:
(i)imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;
(ii)subjects the Administrative Agent, any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on or with respect to its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)imposes on any Lender or Issuing Bank any other condition (other than Taxes) affecting this Agreement or BSBY Rate Loans made by any Lender or any Letter of Credit or participation therein, and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any BSBY Rate Loan (or in the case of a Change in Law with respect to Taxes, any Loan) (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any BSBY Rate Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material (in such Lender’s or Issuing Bank’s good faith determination), then, within 30 days after the Lead Borrower’s receipt of the written certificate contemplated by Section 2.15(c), the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such

Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the Borrowers shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of any request for reimbursement under Section 2.15(a)(iii) resulting from a market disruption, the relevant circumstances do not generally affect the banking market.
(b)If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then within 30 days of receipt by the Lead Borrower of the written certificate contemplated by Section 2.15(c) the Borrowers will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a written certificate to the Lead Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the holding company thereof, as applicable, as specified in Sections 2.15(a) or (b), (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined (as determined in good faith by such Lender) and (iii) certifies that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.
(d)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, however that the Lead Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16     Break Funding Payments. Subject to Section 9.05, in the event of (a) the conversion or prepayment of any principal of any BSBY Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any BSBY Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any BSBY Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall, promptly following written demand from such Lender, compensate each Lender for the amount of any actual out-of-pocket loss, actual expense and/or liability (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain BSBY Rate Loans, but excluding loss of anticipated profit) that such Lender may incur or sustain as a result of such event. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a written certificate to the Lead Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined (as determined in good faith by such Lender) and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
Section 2.17 Taxes.
(a)All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17), each Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)Without duplication of any obligation under Section 2.17(a), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, any Other Taxes imposed on them, or, in the case of any Other Taxes imposed on the Administrative Agent, promptly following receipt by the Loan Parties of a certificate from the Administrative Agent evidencing the imposition of Other Taxes on the Administrative Agent, timely reimburse the Administrative Agent for the payment of any Other Taxes.
(c)Without duplication of its obligations pursuant to Section 2.17(a) and Section 2.17(b), the Loan Parties shall indemnify the Administrative Agent and each Lender within 10 days after receipt by the Loan Parties of a certificate from the Administrative Agent evidencing the imposition of Indemnified Taxes on the Administrative Agent or the Lenders, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted, other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or document in any settlement agreement) to have resulted from the gross negligence, bad faith, material breach or willful misconduct of the Administrative Agent or such Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrowers (with a copy to the Administrative Agent, if delivered by a Lender) setting forth, in reasonable detail, the manner in which such payment or liability was determined, and such certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Loan Parties shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17(c) for any amount to the extent the Administrative Agent or such Lender fails to notify the Loan Parties of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05 relating to the maintenance of a Participant Register and (iii) any Taxes not described in clauses (i) or (ii) that are attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).
(e)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, the Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders.
(i)Any Lender (which shall include the Administrative Agent for purposes of this Section 2.17(f)) that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation as the Borrowers or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B), (ii)(D) and (iii)) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrowers and to any Successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f).
(ii)Without limiting the generality of the foregoing:
(A)each Lender that is not a Foreign Lender shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such

Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)each Foreign Lender shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    two executed copies of IRS Form W-8ECI;
(3)    in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that with respect to its Loans, such Lender is not a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2, or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct or indirect partner;

(C)each Foreign Lender shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), two executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to any Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, and to determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment; provided that solely for the purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)In the event that a successor to the Administrative Agent (a “Successor Administrative Agent”) is not an “exempt recipient” (within the meaning of Treas. Reg. 1.6049-4(c)(1)(ii)), on or before the date such Successor Administrative Agent becomes a party to this Agreement, such Successor Administrative Agent shall deliver to the Borrowers whichever of the following is applicable: (i) if the Successor Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed original copies of IRS Form W-9 certifying that such Successor Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Successor Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original copies of IRS Form W-8ECI and (B) with respect to payments received on account of any Lender, two executed original copies of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Successor Administrative Agent is a U.S. branch and may be treated as a United States person for purposes of applicable U.S. federal withholding Tax. At any time thereafter, the Successor Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of a Borrower.
Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so.

For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.
Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.
(a)If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by a Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Loan Party pursuant to this paragraph (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.
(b)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(c)Definition of Lender. For the avoidance of doubt, the term “Lender” shall, for all purposes of this Section 2.17, include the Issuing Bank and the Swingline Lender.
Section 2.18     Payments Generally; Allocation of Proceeds; Sharing of Payments.
(a)Unless otherwise specified, the Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest or fees, reimbursements of LC Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrowers, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. All payments (including accrued interest) hereunder shall be made in Dollars. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)All proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied, first, to the payment of all costs and expenses then due that have been incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document (in each case, to the extent such costs and expenses of the Administrative Agent are required to be reimbursed pursuant to Section 9.03 of this Agreement), second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or to the Swingline Lender or the Issuing Bank from the Borrowers constituting Secured Obligations (in each case, to the extent such indemnities and expenses are required to be reimbursed pursuant to Section 9.03 of this Agreement), third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the LC Exposure (minus the amount then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations); provided that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above, and fourth, to, or at the direction of, the Lead Borrower or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, Secured Obligations consisting of Banking Services Obligations and Secured Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Banking Services Bank or Hedge Bank, as the case may be. Each Banking Services Bank or Hedge Bank not a party to this Agreement that has delivered a Secured Party Designation Notice shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 8 for itself and its Affiliates as if a “Lender” party hereto.
(c)If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swingline Loans held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in LC Disbursements or Swingline Loans, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and sub-participations in LC Disbursements or Swingline Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of any Cash collateral provided for in Section 2.21, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in Letter of Credit or Swingline Loans to any assignee or participant (as to which the provisions of this Section 2.18 shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
(d)Unless the Administrative Agent has received notice from the Lead Borrower or any Lender prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or the Issuing Bank hereunder that the Borrowers or such Lender will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the Issuing Bank hereunder as to which the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each Lender or the Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the

Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19    Mitigation Obligations; Replacement of Lenders
(a)If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain BSBY Rate Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain BSBY Rate Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender, (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time or 50.1% of the Loans affected thereby) has been obtained, as applicable, any Lender is a Non-Consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”) or (v) a Lender rejects a request to extend the maturity of its commitments and Loans under Section 2.23 or otherwise (a “Non-Extending Lender”), then the Lead Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrowers owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date on a non-pro rata basis (provided that, if, after giving effect such termination and repayment, the aggregate amount of the Revolving Credit Exposure of any Class exceeds the lesser of (I) the aggregate amount of the Revolving Credit Commitments of such Class then in effect and (II) the Borrowing Base applicable to the Revolving Credit Commitments of such Class, then the Borrowers shall, not later than the next Business Day, prepay one or more Revolving Loan Borrowings of the applicable Class or Swingline Loans (and, if no Revolving Loan Borrowings of such Class are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements or Swingline Loans, in each case of such Class of Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender or terminate the Commitments, in each case if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).
Section 2.20 Illegality.
(a)If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the BSBY Rate or to determine or charge interest rates based upon the BSBY Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on written notice thereof by such Lender to the Lead Borrower through the Administrative Agent:
(i)any obligation of such Lender to make or continue BSBY Rate Loans or to convert Base Rate Loans to BSBY Rate Loans shall be suspended,
(ii)if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the BSBY Rate component of the Base Rate, the interest rate of such Lender’s Base Rate Loans, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the BSBY Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly),
(iii)the Borrowers shall, promptly upon written demand from such Lender (with a copy to the Administrative Agent), prepay or if applicable, convert all of such Lender’s BSBY Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the BSBY Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such BSBY Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such BSBY Rate Loans (in which case the Borrowers shall not be required to make payments pursuant to Section 2.16 in connection with such payment),
(iv)if such notice asserts the illegality of such Lender determining or charging interest rates based upon the BSBY Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the BSBY Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the BSBY Rate.
(b)Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
(c)Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.
Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)(i) Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b) and pursuant to any other provisions of this Agreement or other Loan Document and (ii) the Defaulting Lender shall not be entitled to interest at the Default Rate.
(b)The Loans and the Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(c)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Lead Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank and/or Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Lead Borrower may request, to the funding of any Loan in respect of which such Defaulting

Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Lead Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)If any LC Exposure or Swingline Exposure exists at the time any Lender becomes a Defaulting Lender then:
(i)the LC Exposure or Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders under the Revolving Facility (the “Non-Defaulting Revolving Lenders”) in accordance with their respective Applicable Revolving Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all non-Defaulting Lenders attributable to the Revolving Credit Commitments of any Class does not exceed the total of the Revolving Credit Commitments of all Non-Defaulting Revolving Lenders of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender that is attributable to its Revolving Credit Commitment of such Class does not exceed such non-Defaulting Lender’s Revolving Credit Commitment of such Class;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Lead Borrower shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, promptly following written notice of the Administrative Agent, Cash collateralize 100% of such Defaulting Lender’s LC Exposure and any obligations of such Defaulting Lender to fund participations in any Swingline Loans (after giving effect to any partial reallocation pursuant to clause (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the Issuing Bank and/or Swingline Lender with respect to such LC Exposure and/or Swingline Loans and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of Swingline Loans and LC Exposure among non-Defaulting Lenders described in clause (i) above);
(iii)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation; and
(iv)if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.
(e)So long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loans, and the Issuing Bank shall not be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).
(f)In the event that the Administrative Agent and the Lead Borrower agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Revolving Percentage of Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders or participations in Revolving Loans of the applicable Class as the Administrative Agent determine as necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage of the applicable Class or its Applicable Revolving Percentage, as applicable. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees or default interest accrued or payments made by or on behalf of the Lead Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.22    Incremental Credit Extensions.
(a)Incremental Commitments. The Borrowers may at any time or from time to time after the Closing Date, request one or more increases in the amount of the Revolving Credit Commitments (any such increase, an “Incremental Revolving Facility”; and the loans thereunder, “Incremental Revolving Loans”), whereupon the Administrative Agent shall promptly notify each of the Lenders. On any Incremental Facility Closing Date, subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.22, (i) each Incremental Revolving Lender shall make its Commitment available to the Borrowers in an amount equal to its commitment of Incremental Revolving Loans, and (ii) each Incremental Revolving Lender shall become a Lender hereunder with respect to the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, Revolving Loans under any Incremental Revolving Facility shall have identical terms to the Revolving Credit Commitments and the Revolving Loans, subject to the proviso to clause (d)(ii) below.
(b)Incremental Request. Each request from the Lead Borrower pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Facility. Incremental Revolving Facilities may be provided by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Revolving Loan) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Lender”); provided that the Administrative Agent (and, in the case of any Incremental Revolving Facility, the Issuing Bank and Swingline Lender) shall have consented (not to be unreasonably withheld, conditioned, denied or delayed) to such Lender’s or Additional Lender’s providing such Incremental Revolving Facility to the extent such consent, if any, would be required under Section 9.05 for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender.
(c)Effectiveness of Incremental Facility Agreement. The effectiveness of any Incremental Facility Agreement, and the Incremental Revolving Loans thereunder, shall be subject to the satisfaction (or waiver) on the date of such Incremental Facility Agreement (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)(x) no Event of Default exists or shall exist after giving effect to such Incremental Revolving Loans; provided, that in the case of Incremental Revolving Loans incurred in connection with a Limited Condition Transaction, no Event of Default shall exist on the date of execution of the definitive documentation or binding commitment (or notice, as applicable) with respect to such Limited Condition Transaction and no Specified Event of Default shall exist on such Incremental Facility Closing Date and (y) the representations and warranties of the Loan Parties contained in Article 3 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Incremental Facility Agreement (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date); provided, that the conditions in clause (y) shall only be required to the extent requested by the Persons providing more than 50.0% of the applicable Incremental Revolving Loans; provided, further, that in the case of Incremental Revolving Loans incurred in connection with a Limited Condition Transaction, if required, only certain customary specified representations (conformed as necessary for such acquisition, investment or other transaction) shall be true and correct in all material respects;
(ii)each Incremental Revolving Facility shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if (x) approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) or (y) such amount represents all remaining availability under the limit set forth in clause (iii) below); and
(iii)the aggregate amount of Incremental Revolving Facilities shall not exceed (A) an amount equal to the greater of (x) $~~18~~25,~~8~~000,000 and (y) 100% of Consolidated

Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) minus the aggregate principal amount of Indebtedness incurred pursuant to clause (i)(A) of the definition of “Permitted Ratio Debt”, plus (B) an amount equal to the sum, without duplication, of all (i) voluntary commitment reductions and voluntary prepayments of the Loans under the Revolving Facility or any other pari passu revolving facility to the extent accompanied by a permanent commitment reduction plus (C) an unlimited amount so long as, in the case of this clause (C) only, such amount at such time could be incurred without causing the Secured Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed 2.75 to 1.00 (or in the case of Indebtedness incurred in connection with a Permitted Acquisition or permitted Investment, the Secured Net Leverage Ratio (on a Pro Forma Basis) is no worse than the Secured Net Leverage Ratio in effect immediately prior to such Permitted Acquisition or permitted Investment), after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of Indebtedness in connection therewith), and assuming for purposes of this calculation that (i) the full committed amount of any Incremental Revolving Facility then being made or incurred shall be treated as fully drawn and outstanding for such purpose and (ii) cash proceeds of any such Incremental Revolving Facility or other Indebtedness permitted hereunder then being incurred shall not be netted from Secured Net Debt for purposes of calculating such Secured Net Leverage Ratio, as applicable; provided, however, that if amounts incurred under this clause (C) are incurred concurrently with the incurrence of Incremental Revolving Loans in reliance on clause (A) and/or clause (B) above or any other fixed dollar basket, the Secured Net Leverage Ratio shall be permitted to exceed the Secured Net Leverage Ratio set forth in clause (C) above to the extent of such amounts incurred in reliance on clause (A) and/or clause (B) (solely for the purpose of determining whether such concurrently incurred amounts incurred under this clause (C) are permissible) (it being understood that (I) if the Secured Net Leverage Ratio, as applicable, incurrence test is met, then, at the election of the Lead Borrower, any Incremental Revolving Facility or other Indebtedness permitted hereunder may be incurred under clause (C) above regardless of whether there is capacity under clause (A) and/or clause (B) above and (II) any portion of any Incremental Revolving Facility or other Indebtedness permitted hereunder incurred in reliance on clause (A) and/or clause (B) shall be reclassified (as the Lead Borrower may elect from time to time) as incurred under clause (C) if the Borrowers meet the applicable leverage ratio under clause (C) at such time on a Pro Forma Basis).
(d)Required Terms. The terms, provisions and documentation of the Incremental Revolving Loans and Incremental Revolving Facilities of any Class, except as otherwise set forth herein, shall be as agreed between the Lead Borrower and the applicable Incremental Revolving Lenders or Persons providing such Incremental Commitment. In any event:
(i)the Incremental Revolving Loans (except as otherwise specified below in this clause (i)) (A) shall not at any time be guaranteed by any Subsidiary other than a Loan Party (unless the Required Lenders have declined or otherwise permitted a guarantee from such other Person and except as otherwise permitted under this Agreement) and (B) are not secured by a Lien on any property or asset of the Loan Parties that does not constitute Collateral (unless the Required Lenders have declined or otherwise permitted a Lien on such Collateral and except as otherwise permitted under this Agreement);
(ii)All terms of any Incremental Revolving Facilities and Incremental Revolving Loans thereunder shall be identical to the Revolving Credit Commitments and the Revolving Loans; provided, that underwriting, arrangement, structuring, ticking, commitment, upfront or similar fees, and other fees payable in connection therewith that are not shared with all relevant lenders providing such Incremental Revolving Facilities and related Incremental Revolving Loans, that may be agreed to among the Lead Borrower and the lender(s) providing and/or arranging Incremental Revolving Facilities and related Incremental Revolving Loans may be paid in connection with Incremental Revolving Facilities.
(iii)The terms, provisions and documentation of the Incremental Revolving Loans and Incremental Revolving Facilities may at the option of the Lead Borrower in consultation with the Administrative Agent, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes. In addition, if required to consummate any Incremental Revolving Loans and Incremental Revolving Facilities, the pricing, interest rate margins, rate floors, undrawn fees and premiums on the applicable Loan being increased may be increased or extended but additional upfront fees, original issue discount or similar fees may be payable to the Lenders participating in any such Incremental Revolving Loans and Incremental Revolving Facilities without any requirement to pay such amounts to any existing Lenders.
(iv)Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22: (A) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Lender, and each relevant Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such existing Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Lender’s) (1) participations hereunder in Letters of Credit and (2) participations hereunder in Swingline Loans shall be held ratably on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22) and (ii) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Incremental Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Incremental Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans of such Class pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (iv); and
(e)Incremental Facility Agreement. Commitments in respect of Incremental Revolving Facilities hereunder shall become Commitments (or in the case of an increase in Revolving Credit Commitments to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Facility Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Lead Borrower, each Incremental Revolving Lender providing such Commitments and the Administrative Agent. The Incremental Facility Agreement may,

without the consent of any other Loan Party, Administrative Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Lead Borrower and the Administrative Agent, to effect the provisions of this Section 2.22. The Borrowers will use the proceeds of the Incremental Revolving Loans as determined by the Lead Borrower and the Lenders providing such Incremental Revolving Loans, subject to such use otherwise being permitted under the terms of this Agreement. No Lender shall be obligated to provide any Incremental Revolving Loans, unless it so agrees.
(i)As conditions precedent to the effectiveness of any Incremental Revolving Facility or the making of any Incremental Revolving Loans under an Incremental Facility Agreement, (i) the Administrative Agent shall receive customary resolutions adopted by the governing body of the Borrowers and the Guarantors approving the Incremental Revolving Facility or Incremental Revolving Loans and customary written opinions of counsel, (ii) the Administrative Agent shall be entitled to receive, from each Additional Lender, an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably require from such Additional Lender, (iii) the Administrative Agent and the relevant Additional Lenders shall be entitled to receive all fees required to be paid in respect of such Incremental Revolving Facility or Incremental Revolving Loans and (iv) with respect to the making of any Incremental Revolving Loans, the Administrative Agent shall have received a Loan Notice as if the relevant Incremental Revolving Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Loan Notice shall not result in the imposition of any additional condition precedent to the availability of the relevant Incremental Revolving Loans).
(ii)The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Agreement and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22, and as may be necessary or advisable in order to create a fungible tranche of loans (including by increasing the amortization on existing tranches of loans) so long as any such amendments do not adversely affect Lenders holding the existing loans.
(f)Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Revolving Facility are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Revolving Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality (including the making and accuracy of the Specified Representations as conformed for such acquisition).
(g)This Section 2.22 shall supersede any other provisions hereof, including Sections 2.18 or 9.02, to the contrary.
(h)On the date of effectiveness of any Incremental Revolving Facility, the maximum amount of LC Exposure and/or Swingline Loans, as applicable, permitted hereunder shall increase by an amount, if any, agreed upon by Administrative Agent, the Issuing Bank and/or Swingline Lender, as applicable, and the Borrowers.

Section 2.23     Extensions of Loans and Revolving Credit Commitments.
(a)[Reserved].
(b)Extension of Revolving Credit Commitments. The Lead Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related Revolving Loans thereunder, “Existing Revolving Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Loans together being referred to as an “Existing Revolving Credit Facility”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Revolving Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.23(b).  In order to establish any Extended Revolving Credit Commitments, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments which such request shall be offered equally to all such Lenders) (a “Revolving Credit Loan Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which, if not consistent with the terms of the applicable Existing Revolving Credit Commitments, (i) shall not be materially more favorable to the Lenders providing such facility (as determined in good faith by the Lead Borrower), when taken as a whole, than the terms of such Existing Revolving Credit Commitments, (ii) shall be reasonably satisfactory to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) or (iii) be on market terms and conditions (as determined by the Lead Borrower in good faith) reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing Existing Revolving Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the latest maturity date of any Revolving Credit Commitments then outstanding under this Agreement, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x)(A) the interest margins and floors with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins and floors for the Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins and floors contemplated by the preceding clause (A) and (y) the commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the commitment fee rate for the Specified Existing Revolving Credit Commitment; provided, that, notwithstanding anything to the contrary in this Section 2.23(b) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Existing Revolving Credit Commitments shall be made on a pro rata basis with all other Existing Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Loans related to such Commitments set forth in Section 9.05.  No Lender shall have any obligation to agree to have any of its Revolving Loans or Revolving Credit Commitments of any Existing Revolving Credit Facility converted into Extended Revolving Loans or Extended Revolving Credit Commitments pursuant to any Revolving Credit Loan Extension Request.  Any Extended Revolving Credit Commitments amended pursuant to any Revolving Credit Loan Extension

Request shall be designated a series (each, a “Revolving Credit Loan Extension Series”) for all purposes of this Agreement and shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments; provided, that any Extended Revolving Credit Commitments converted from an Existing Revolving Credit Commitment Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Revolving Credit Commitments other than the Existing Revolving Credit Commitment Class from which such Extended Revolving Credit Commitments were converted).
(c)Extension Request. The Lead Borrower shall provide the Revolving Credit Loan Extension Request at least three Business Days prior to the date on which Lenders under the Existing Revolving Credit Commitment are requested to respond (or such shorter period as agreed by the Administrative Agent), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Lead Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.23. Subject to Section 2.19, no Lender shall have any obligation to agree to have any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Revolving Credit Loan Extension Request. Any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolving Credit Commitment subject to such Revolving Credit Loan Extension Request amended into Extended Revolving Credit Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Revolving Credit Loan Extension Request of the amount of its Revolving Credit Commitments under the Existing Revolving Credit Commitment which it has elected to request be amended into Extended Revolving Credit Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Revolving Credit Commitments under the Existing Revolving Credit Commitment in respect of which applicable Revolving Lenders shall have accepted the relevant Revolving Credit Loan Extension Request exceeds the amount of Extended Revolving Credit Commitments requested to be extended pursuant to the Revolving Credit Loan Extension Request, Revolving Credit Commitments subject to Extension Elections shall be amended to Revolving Credit Commitments on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Revolving Credit Commitments included in each such Extension Election.
(d)Extension Amendment. Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Lead Borrower, the Administrative Agent and each Extending Revolving Lender providing an Extended Revolving Credit Commitment, which shall be consistent with the provisions set forth in Section 2.23(b) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates certifying such resolutions and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Revolving Credit Commitments are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Revolving Credit Commitments incurred pursuant thereto, (ii) [reserved],

(iii) [reserved], (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 9.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.23, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)No conversion of Loans pursuant to any Extension Amendment in accordance with this Section 2.23 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.23 shall supersede any provisions herein to the contrary.
Article 3REPRESENTATIONS AND WARRANTIES
The Borrowers hereby represent and warrant to the Lenders that:
Section 3.01 Organization; Powers. Each Loan Party and each other Restricted Subsidiary that is a Material Subsidiary (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to, in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted and (d) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than (x) clause (a)(i) and (y) clause (b), in each case with respect to each Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02 Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by the Legal Reservations.
Section 3.03 Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), (ii) such consents, approvals, registrations, filings or other actions by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law and (iii) such consents, approvals, registrations, filings or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, and (b) will not (i) contravene any terms of such Loan Party’s Organizational Documents or (ii) violate any Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect.
Section 3.04 Financial Condition; No Material Adverse Effect.

(a)The Closing Date Financial Statements (including any notes thereto) present fairly the financial position of BigBear.ai Holdings, LLC, PCI STRATEGIC MANAGEMENT, LLC (d/b/a BigBear.ai Cyber and Engineering, LLC), NuWave Solutions, L.L.C. (d/b/a BigBear.ai Analytics, LLC), Open Solutions Group, LLC and ProModel Government Solutions, Inc. as and at the dates and for the periods set forth therein, and are complete and correct in all material respects and present fairly in all material respects the cash flows, combined financial position, changes in stockholders’ equity and results of operations as and at the dates and for the periods set forth therein and, except as otherwise disclosed, have been prepared in accordance with GAAP in all material respects and, to the extent consistent with GAAP, the historical policies of BigBear.ai Holdings, LLC, PCI STRATEGIC MANAGEMENT, LLC (d/b/a BigBear.ai Cyber and Engineering, LLC), NuWave Solutions, L.L.C. (d/b/a BigBear.ai Analytics, LLC), Open Solutions Group, LLC and ProModel Government Solutions, Inc., as applicable, without modification of the accounting principles used in the preparation thereof throughout the periods presented, applied on a consistent basis throughout the periods set forth therein, subject, in the case of unaudited financial statements, to the absence of footnote disclosures and normal year-end adjustments.
(b)The unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Lead Borrower as of and for the twelve-month period ending March 31, 2021, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) (including the notes thereto) (the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared in good faith, based on assumptions believed by the Lead Borrower to be reasonable as of the date of delivery thereof and adjusted as agreed by the Lead Borrower, and present fairly in all material respects on a pro forma basis the estimated financial position of the Lead Borrower and its Subsidiaries as of March 31, 2021.
(c)The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly in all material respects the financial position of Lead Borrower and its Restricted Subsidiaries as and at the dates and for the periods set forth therein in accordance with GAAP, and are complete and correct in all material respects and present fairly in all material respects the cash flows, combined financial position, changes in stockholders’ equity and results of operations as and at the dates and for the periods set forth therein and, except as otherwise disclosed, have been prepared in accordance in all material respects with GAAP, subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnote disclosures and normal year-end adjustments and other notes therein.
(d)Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.05 Properties.
(a)As of the Closing Date, Schedule 3.05 sets forth the address of each fee owned Real Estate Asset (or each set of such assets that collectively comprise one operating property) by any Loan Party.
(b)The Lead Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Estate Assets necessary in the ordinary conduct of its business, free and clear of all Liens except (a) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (b) Liens permitted by Section 6.02 or (c) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)The Borrowers and their Restricted Subsidiaries own or otherwise have, free and clear of all Liens other than Liens permitted by Section 6.02, a license or right to use all rights in Patents, Trademarks, Copyrights, trade names, know-how database rights and other intellectual property rights (“IP Rights”) that are used in the operation of their respective businesses as currently conducted, except to the extent the absence of such IP Rights or the existence of such Liens, in each case, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Restricted Subsidiaries in the operation of their respective businesses as currently conducted infringes upon, dilutes, misappropriates or otherwise violates any rights held by any Person except for such infringement, dilution, misappropriation or other violation individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrowers, there is no infringement, dilution, misappropriation or other violation by any Person of any IP Rights of any Loan Party or any of its Restricted Subsidiaries except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 3.06 Litigation and Environmental Matters.
(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened in writing against the Lead Borrower or any of its Restricted Subsidiaries which has a reasonable likelihood of adverse determination and such adverse determination would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect,
(i)neither the Lead Borrower nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or Environmental Liability or knows of any fact or circumstance that would give rise to any Environmental Claim or Environmental Liability,
(ii)neither the Lead Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, and
(iii)neither the Lead Borrower nor any of its Restricted Subsidiaries has treated, stored, transported, arranged for the transport of, or released any Hazardous Materials or conducted any other Hazardous Materials Activity to, on, at, under or from any real estate or facility currently or formerly owned, leased or operated by the Lead Borrower or any of its Restricted Subsidiaries, or any third party waste disposal facility, in a manner that would reasonably be expected to have a Material Adverse Effect.
Section 3.07     Compliance with Laws. Each of the Lead Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law, including, without limitation, applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to any Requirements of Law specifically referenced in Section 3.17.
Section 3.08     Investment Company Status. No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 3.09     Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrowers and the Restricted Subsidiaries (i) have timely filed all Tax returns required to be filed and (ii) have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
Section 3.10    ERISA.
(a)Each Pension Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.
(b)In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event has occurred and is continuing or is reasonably expected to occur that, when either individually or taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
(c)As of the Closing Date, the Borrowers are not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrowers’ entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.
Section 3.11 Disclosure.
(a)No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document (when taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading.
(b)With respect to projected financial information and pro forma financial information, the Borrowers represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information is furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Lead Borrower and its Subsidiaries, and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.

(c)As of the Closing Date, to the knowledge of the Borrowers, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 3.12 Solvency. On the Closing Date, immediately after giving effect to the Transactions to occur on the Closing Date and the incurrence of Indebtedness and obligations on the Closing Date in connection with this Agreement and the Transactions, the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
Section 3.13 Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each Subsidiary of the Lead Borrower and the ownership interest therein held by the Lead Borrower or its applicable Subsidiary and (b) the type of entity (corporation, limited liability company or equivalent) of the Lead Borrower and each of its Subsidiaries.
Section 3.14 Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the provisions, limitations and/or exceptions set forth in this Agreement and the other relevant Loan Documents, the provisions of the Collateral Documents are effective to create a legal, valid and enforceable Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and, except as otherwise contemplated hereby or under any other Loan Document, upon the filings and other actions required to be taken hereby or by the applicable Collateral Documents, such Liens of the Collateral Agent constitute perfected Liens on all right, title and interest of the respective Loan Parties (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein, other than Liens permitted by Section 6.02.
For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, neither the Borrowers nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under foreign Requirements of Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 5.12, Section 5.15 or the last paragraph of Section 4.01, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent the same is not required on the Closing Date pursuant to the final paragraph of Section 4.01.
Section 3.15 [Reserved].
Section 3.16     Federal Reserve Regulations. No proceeds of any Loan or any Letter of Credit will be used, directly or indirectly, for any purpose that violates Regulation T, U or X of the Board of Governors of the United States Federal Reserve System.
Section 3.17    OFAC; USA PATRIOT Act, Anti-Corruption Laws.
(a)(i) None of the Lead Borrower or any of its Restricted Subsidiaries or any director, officer or employee of any of the foregoing is, or is owned or controlled by any individual or entity that is, the target of any U.S. sanctions administered by the United States government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (collectively,

“Sanctions”); and (ii) the Borrowers will not, nor shall it permit any Restricted Subsidiary to, directly or, to its knowledge, indirectly, (A) use the proceeds of any Credit Extension or (B) otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person that is the target of Sanctions, or in any country or territory that is the target of any comprehensive Sanctions, except to the extent licensed or otherwise authorized or exempted under U.S. law.
(b)To the extent applicable, each Loan Party is in compliance with the USA PATRIOT Act.
(c)(i) None of the Lead Borrower or any of its Restricted Subsidiaries or any director, officer, or to the knowledge of the Borrowers, agent (solely to the extent acting in its capacity as an agent for the Lead Borrower or any of its subsidiaries) or employee of any Borrower or any Restricted Subsidiary, has taken any action, directly or knowingly indirectly, that would result in a material violation by any such Person of applicable Anti-Corruption Laws, including, without limitation, making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of any applicable Anti-Corruption Law; and (ii) none of the Lead Borrower and its Restricted Subsidiaries has in the past five years used and will not directly or, to its knowledge, indirectly, (A) use the proceeds of the Loans or Letters of Credit or (B) otherwise make available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of any applicable Anti-Corruption Law.
Section 3.18    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
Section 3.19    Covered Entity. No Loan Party is a Covered Entity.
Article 4CONDITIONS
Section 4.01 Closing Date. The obligations of (i) each Lender to make a Credit Extension hereunder on the Closing Date and (ii) the Issuing Bank to issue Letters of Credit hereunder on the Closing Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), except as otherwise agreed between the Lead Borrower and the Administrative Agent:
(a)Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) the Loan Guaranty, (D) any Intellectual Property Security Agreement and (E) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Loan Notice as required by Section 2.03.
(b)Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself, the Lenders and the Issuing Bank on the Closing Date a customary written opinion from each of Kirkland & Ellis LLP and Ballard Spahr LLP, as counsel to the Loan Parties, dated the Closing Date and addressed to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank on the Closing Date.
(c)Financial Statements. The Administrative Agent shall have received (i) the Closing Date Financial Statements and (ii) the Pro Forma Financial Statements.
(d)Secretary’s Certificate and Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party certified by the relevant authority of its jurisdiction of organization, which certificate or articles of incorporation, formation or organization have not been amended (except as attached thereto) since the date reflected thereon, (y) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect, and (z) a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate for such Loan Party from the relevant authority of its jurisdiction of organization, dated as of a recent date.
(e)Representations and Warranties. The Specified Representations shall be true and correct in all material respects on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date).
(f)Fees. Prior to or substantially concurrently with the funding of the Initial Revolving Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Borrowers on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Borrowers for which invoices have been presented at least one Business Day prior to the Closing Date or such later date to which the Borrowers may agree (including the reasonable fees and expenses of legal counsel relating to the credit facilities), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.
(g)Mergers. Prior to or substantially concurrently with the initial Credit Extensions on the Closing Date: the Mergers shall have been consummated in all material respects in accordance with the Merger Agreement (without giving effect to any modifications, amendments, requests or approvals, waivers or consent thereto that are materially adverse to the Lenders in their capacity as such without the consent of the Lead Arranger (such consent not to be unreasonably withheld, delayed, denied or conditioned and provided that the Lead Arranger shall be deemed to have consented to such waiver, amendment, consent or other modification unless it shall object thereto within three (3) Business Days after written notice of such waiver, amendment, supplement, consent or other modification)), it being understood and agreed that any modification, amendment, consent, waiver or determination in respect of the definition of Holdings Material Adverse Effect (as defined in the Merger Agreement as of the date hereof) shall be deemed to be material and adverse to the Lenders. On the Closing Date, immediately after giving effect to the Mergers and the other Transactions contemplated hereby, the Sponsor shall control a majority of the voting equity interests in the Lead Borrower.
(h)Solvency. The Administrative Agent shall have received a certificate in form reasonably acceptable to the Administrative Agent from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Lead Borrower dated as of the Closing Date and certifying as to the Solvency of the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.
(i)Evidence of Insurance. Subject to Section 5.15, the Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance evidencing liability and property meeting the requirements set forth herein or in the Collateral Documents.
(j)Pledged Stock and Pledged Notes. Subject to the final paragraph of this Section 4.01, the Administrative Agent (or its counsel) shall have received (i) the certificates representing any Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) any Material Debt Instrument required to be pledged pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof.
(k)Filings Registrations and Recordings. Subject to the last paragraph of this Section 4.01, each document (including any UCC financing statement) required by any Collateral Document to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation.
(l)Minimum Liquidity. Immediately after giving effect to the Mergers and the other Transactions occurring on the Closing Date, the Lead Borrower and its Subsidiaries shall have unrestricted and unencumbered domestic Cash and Cash Equivalents of at least $50 million on the Closing Date.
(m)Refinancing. The Refinancing shall have been consummated and all security interests and guarantees in connection therewith shall have been terminated and released.
(n)USA PATRIOT Act. The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date (x) the documentation and other information about the Lead Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date and (y) in respect of any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification to the extent reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date.
(o)Officer’s Certificate. The Administrative Agent shall have received a customary certificate from a Responsible Officer of the Lead Borrower certifying satisfaction of the conditions precedent set forth in Sections 4.02(b) and (c).

(p)Company Material Adverse Effect. Since June 4, 2021, there has occurred no Holdings Material Adverse Effect (as defined in the Merger Agreement).
Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date (other than (a) execution and delivery of the Security Agreement by each Loan Party, (b) a Lien on Collateral that is of the type that may be perfected by the filing of a financing statement under the UCC and (c) a Lien on the Capital Stock of the Borrowers and any Subsidiary Guarantor, that may be perfected on the Closing Date by the delivery to the Administrative Agent of a stock or equivalent certificate (together with a stock power or similar instrument endorsed in blank for the relevant certificate) (in the case of Subsidiaries of the Lead Borrower, to the extent in the Lead Borrower’s possession after use of commercially reasonably efforts to obtain the same)) in each case after the Lead Borrower’s use of commercially reasonably efforts to do so without undue burden or expense, then the creation and/or perfection of such Lien shall not constitute a condition precedent to the availability or initial funding of the Revolving Facility on the Closing Date, but shall instead be required to be delivered and/or satisfied after the Closing Date within ninety (90) days after the Closing Date (or such later date as may reasonably be agreed by the Administrative Agent and Lead Borrower).
Section 4.02 Each Credit Extension. After the Closing Date, the obligation of each Revolving Lender, Swingline Lender or Issuing Bank to make any Credit Extension is subject solely to the satisfaction of the following conditions:
(a)(i) In the case of any Borrowing, the Administrative Agent shall have received a Loan Notice as required by Section 2.03, (ii) in the case of the issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(a)(i) or (iii) in the case of any Borrowing of Swingline Loans, the Swingline Lender and the Administrative Agent shall have received a Swingline Loan Notice as required by Section 2.04(a).
(b)The representations and warranties of the Lead Borrower and the other Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, however, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(c)At the time of and immediately after giving effect to the applicable Credit Extension, no Event of Default or Default has occurred and is continuing.
(d)From and after the Second Amendment Effective Date, at the time of the applicable Credit Extension, (i) the Lead Borrower shall have reported Adjusted EBITDA of at least $1 for at least one Fiscal Quarter ending after the Second Amendment Effective Date (the “Initial

Compliance Quarter”) and (ii) commencing with the first Fiscal Quarter ending after the Initial Compliance Quarter, the Lead Borrower shall have reported Adjusted EBITDA of at least $1 for the most recent period of two Fiscal Quarters ending prior to such Credit Extension.
Article 5AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or have been terminated (or have been (x) collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the Issuing Bank or (y) deemed reissued under another agreement reasonably acceptable to the Issuing Bank and the Administrative Agent) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), the Borrowers hereby covenant and agree with the Lenders that:
Section 5.01    Financial Statements and Other Reports. The Lead Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender:
(a)Quarterly Financial Statements. Within five (5) days after the date on which financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three Fiscal Quarters of each Fiscal Year of the Lead Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such Fiscal Quarter of each Fiscal Year (or, in the case of the first two Fiscal Quarters following the Closing Date, 90 days)), commencing with the Fiscal Quarter ending March 31, 2022, the unaudited consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Lead Borrower and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and, commencing with the Fiscal Quarter ending March 31, 2023, setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto;
(b)Annual Financial Statements. Within five (5) days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each Fiscal Year, (i) the consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, changes in equity and cash flows of the Borrowers and their Restricted Subsidiaries for such Fiscal Year and, commencing with the Fiscal Year ending December 31, 2022, setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, all in reasonable detail and prepared in accordance in all material respects with GAAP, audited and accompanied by a report and opinion of (A)  one of the “Big Four” accounting firms, (B) an accounting firm of recognized national standing or (C) another independent registered public accounting firm approved by the Administrative Agent in its reasonable discretion (such consent not to be unreasonably withheld, delayed, denied or conditioned), which report and opinion shall be prepared in accordance in all material respects with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than as a result of (w) an upcoming maturity date in respect of any Indebtedness, (x) changes in accounting principles or practices reflecting changes in GAAP, (y) a prospective or actual default in respect of any financial maintenance covenant in any agreement governing Indebtedness (including this Agreement), or (z) as a result of the activity, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries) or any qualification or exception as to the scope of such audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Lead Borrower and its Restricted Subsidiaries as at the dates indicated and their income and cash flows for the periods indicated in conformity with GAAP;
(c)Compliance Certificate. No later than five (5) Business Days after the delivery of the financial statements of the Lead Borrower pursuant to Section 5.01(a) and Section 5.01(b), (i) a duly executed and completed Compliance Certificate (for the avoidance of doubt, it is understood that the Compliance Certificate for the fiscal period ended December 31, 2021 will not contain a calculation of the financial covenants set forth in Section 6.14(a)), (ii) (A) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements (which may be in footnote form) and (B) a list identifying each subsidiary of the Borrowers as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list and (iii) a customary management’s discussion and analysis;
(d)Notice of Default. Promptly after any Responsible Officer of the Lead Borrower obtains knowledge of (i) any Default or Event of Default (except to the extent the Administrative Agent shall have previously furnished to the Lead Borrower written notice of such Default or Event of Default) or (ii) the occurrence of any event or change that has resulted in or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, a notice in reasonable detail setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto;
(e)Notice of Litigation. Promptly after any Responsible Officer of the Lead Borrower obtains knowledge of (i) the commencement of, or threat in writing of, any Adverse Proceeding not previously disclosed in writing by the Borrowers to the Administrative Agent or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), has a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Lead Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;
(f)ERISA. Promptly after any Responsible Officer of the Lead Borrower obtains knowledge of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;
(g)~~[Reserved];~~Borrowing Base. Within twenty (20) days after the end of each calendar month, commencing with the month ending November 30, 2022, a Borrowing Base Certificate signed by a Responsible Officer of the Lead Borrower calculated as of the end of such month with such supporting evidence as reasonably requested in writing by the Administrative Agent and a detailed aging of the Eligible Receivables by account debtor and a detailed aging of accounts payable;
(h)Information Regarding Collateral. The Lead Borrower will furnish to the Administrative Agent prompt written notice (notice by e-mail is acceptable) of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case to the extent such information is necessary to perfect or maintain the perfection and priority of the Administrative Agent’s security interest in the applicable Collateral;
(i)Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Lead Borrower to its public security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Lead Borrower or any of its Restricted Subsidiaries with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities; and
(j)Other Information. Such other certificates, reports and information (financial or otherwise, including information and documentation reasonably requested by a Lender to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and the Beneficial Ownership Regulation) as the Administrative Agent or any Lender may reasonably request from time to time in connection with the Lead Borrower’s or its Restricted Subsidiaries’ financial condition or business.
Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers (or a representative thereof) post such documents (or provides a link thereto) at the website address listed on Schedule 5.01 (which such schedule may be updated from time to time); (ii) on which such documents are delivered by the Lead Borrower to the Administrative Agent for posting on behalf of the Lead Borrower on IntraLinks, SyndTrak or another relevant secure website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) with respect to any item required to be delivered pursuant to Section 5.01(i) above in respect of information filed by the Lead Borrower or any of its Subsidiaries with any securities commission or exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities, on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.
Notwithstanding the foregoing, the obligations in Sections 5.01(a), (b), and (i) may be satisfied by furnishing (A) the applicable financial statements of the Lead Borrower (or any other Parent Company) or (B) the Lead Borrower’s (or any other Parent Company’s), as applicable, Form 8-K, Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Lead Borrower on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Lead Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of (A) one of the “Big Four” accounting firms, (B) an accounting firm of recognized national standing or (C) another independent registered public accounting firm approved by the Administrative Agent in its reasonable discretion (such consent not to be unreasonably withheld, delayed, denied or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going-concern” or like qualification or exception (other than as a result of (w) an upcoming maturity date in respect of any Indebtedness, (x) changes in accounting principles or practices reflecting changes in GAAP, (y) a prospective or actual default in respect of any financial maintenance covenant in any agreement governing Indebtedness (including this Agreement), or (z) as a result of the activity, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries) or any qualification or exception as to the scope of such audit.
The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Lead Borrower hereby agrees that so long as any Borrower or its Subsidiaries is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering, the Lead Borrower will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and agrees that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, the Collateral Agent and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.01); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Lead Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, however, that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Lead Borrower notifies the Administrative Agent promptly that any such document contains Material Non-Public Information: (1) the Loan Documents, (2) any notification of changes in the terms of the Loan Documents and (3) all information delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(c).
In no event shall the requirements set forth in Section 5.01 require any Borrower or any of the Restricted Subsidiaries to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law, fiduciary duty or Contractual Obligation (not created in contemplation thereof) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product; provided that the Lead Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent that information is not disclosed or provided pursuant to clauses (i) through (iii) above.
Section5.02Existence. Except as otherwise permitted hereunder, the Lead Borrower will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, franchises, licenses and permits necessary in the normal conduct of its business except, other than with respect to the preservation of the existence of the Borrowers, to the extent (i) that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution, Disposition or other transaction permitted by Article 6; provided that neither the Lead Borrower nor any of the Lead Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrowers), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders (taken as a whole).
Section5.03Payment of Taxes. The Lead Borrower will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its material obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section5.04Maintenance of Properties. The Lead Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained all of its material properties and equipment necessary in the operation of its business in satisfactory working order, repair and condition (ordinary wear and tear excepted and fire, casualty or condemnation excepted) except to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution, Disposition or other transaction permitted by Article 6.
Section5.05Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrowers will maintain or cause to be maintained, with insurance companies that the Lead Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Lead Borrower and its Restricted Subsidiaries as may customarily be carried or maintained by Persons engaged in the same or similar business and in similar locations, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses and in similar locations as the Lead Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Each such policy of insurance (other than business interruption insurance, director and officer insurance, worker’s compensation insurance and other insurance customarily excluded) shall, as appropriate, (i) name the Administrative Agent on behalf of the Secured Parties as a lender’s loss payee or an additional insured, as applicable, thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and, to the extent available from the relevant insurance carrier after submission of a request by the applicable Loan Party to obtain the same, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).
Section5.06Inspections. The Lead Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrowers and any of their Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (subject to such accountants’ customary policies and procedures) (provided that the Borrowers (or any of their subsidiaries) may, if it so chooses, be present at or participate in any such discussion) at the reasonable expense of the Borrowers, all upon reasonable notice and at reasonable times during normal business hours;

provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (b) except as expressly set forth in clause (c) below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such one time shall be at the expense of the Borrowers and their Restricted Subsidiaries, (c) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrowers at any time during normal business hours and upon reasonable advance notice and (d) notwithstanding anything to the contrary herein, neither the Lead Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirements of Law, fiduciary duty or Contractual Obligation (not created in contemplation thereof) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product; provided that the Lead Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent that information is not disclosed or provided pursuant to this clause (d)(iii).
Section5.07Maintenance of Book and Records. The Lead Borrower will, and will cause their Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Lead Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with general accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section5.08Compliance with Laws. The Lead Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including applicable ERISA and all Environmental Laws, Sanctions, the USA PATRIOT Act and any applicable Anti-Corruption Law), except to the extent the failure of the Borrowers or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect.
Section5.09[Reserved].
Section 5.10    Designation of Subsidiaries. Subject in all cases to the last paragraph of Section 6.06, the Lead Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) after giving effect to such designation, no Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (b) before and after giving effect to such designation on a Pro Forma Basis, the Borrowers shall be in Pro Forma Compliance with the financial covenants set forth in Section 6.14(a), and (c) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Material Intellectual Property of the Borrowers and their Restricted Subsidiaries (other than pursuant to nonexclusive licenses made in the ordinary course of business on an arm’s length basis so long as such non-exclusive license does not have a material adverse impact on the operation of business of the Lead Borrower and its Restricted Subsidiaries or the value of the Collateral). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrowers (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Borrowers’ (or its applicable Restricted Subsidiary’s) equity interest therein as determined by the Lead Borrower in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Loan Parties in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value as determined in good faith by the Lead Borrower at the date of such designation of such Loan Party’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. As of the Closing Date, the subsidiaries listed on Schedule 5.10 hereto have been designated as Unrestricted Subsidiaries.
Section 5.11 Use of Proceeds. Borrower shall use the proceeds of the Revolving Loans (i) with respect to Revolving Loans made on the Closing Date, for Permitted Initial Revolving Credit Borrowing Purposes and (ii) after the Closing Date, to finance working capital needs and other general corporate purposes of the Borrowers and their Subsidiaries (including for capital expenditures, acquisitions, Investments, working capital and/or purchase price adjustments, Restricted Payments, Restricted Debt Payments and related fees and expenses and any other purpose not prohibited by the terms of the Loan Documents). The Borrowers shall use the proceeds of the Swingline Loans made after the Closing Date to finance working capital needs and other general corporate purposes of the Borrowers and any other purpose not prohibited by the terms of the Loan Documents. Letters of Credit may be issued (i) on the Closing Date to backstop, roll-over or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date and (ii) after the Closing Date, for general corporate purposes of the Borrowers and its subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.
Section 5.12 Covenant to Guarantee Obligations and Provide Security.
At the Borrowers’ expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document or herein, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement is satisfied in accordance herewith, including:
(a)Upon (1) the formation or acquisition (including, without limitation, by division) of any new direct or indirect Wholly-owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or (2) the designation in accordance with Section 5.10 of any existing direct or indirect Wholly-owned Material Domestic Subsidiary as a Restricted Subsidiary or (3) any Subsidiary ceasing to be an Excluded Subsidiary (including, as a result of the election or designation of the Lead Borrower pursuant to the Collateral and Guarantee Requirement and the definitions of “Borrower” and “Guarantor”, as applicable):
(i)within 60 days after such formation, acquisition, designation or cessation (or in the case of a Subsidiary ceasing to be an Excluded Subsidiary by virtue of becoming a Material Domestic Subsidiary, no later than 60 days after the date by which financial statements for such quarter are required to be delivered pursuant to the definitions thereof), or such longer period as the Administrative Agent may agree in writing in its reasonable discretion:
(A)cause each such Material Domestic Subsidiary that is required to become a Loan Party pursuant to the Collateral and Guarantee Requirement (and any Subsidiary that the Lead Borrower elects to become a Borrower or a Guarantor pursuant to the Collateral and Guarantee Requirement and the definitions of Borrower and Guarantor) to duly execute and deliver to the Administrative Agent, joinders to this Agreement and/or the Loan Guaranty as Borrowers or Guarantors, as applicable, supplements to the Security Agreement, Intellectual Property security agreements and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the

Administrative Agent and the Lead Borrower (consistent, to the extent in effect on the Closing Date, with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date (and, in the case of foreign law documents, consistent with the collateral market in such jurisdiction and this Agreement)), in each case providing guarantees and/or joining such Person as a Borrower hereunder, as applicable, and granting security interests required by the Collateral and Guarantee Requirement;
(B)cause each such Material Subsidiary that is required to make a pledge pursuant to the Collateral and Guarantee Requirement (and any Subsidiary that the Lead Borrower elects to become a Borrower or a Guarantor pursuant to the Collateral and Guarantee Requirement and the definitions of Borrower and Guarantor) (and the parent of each such Domestic Subsidiary and Foreign Subsidiary that is a Borrower or a Guarantor) to deliver any and all certificates representing Capital Stock (to the extent certificated) that are required (or elected) to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;
(C)take and cause such Material Domestic Subsidiary that is required to become a Loan Party pursuant to the Collateral and Guarantee Requirement (and any Subsidiary that the Lead Borrower elects to become a Borrower or a Guarantor pursuant to the Collateral and Guarantee Requirement and the definitions of “Borrower” and “Guarantor”) and each direct or indirect parent of such Person to take whatever action (including the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;
(D)if reasonably requested by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent a signed copy of a customary opinion, addressed to the Administrative Agent, the Collateral Agent and the Lenders, of counsel for the Loan Parties and customary board resolutions and officers’ certificates certifying such resolutions;
(ii)if reasonably requested by the Administrative Agent or the Collateral Agent, within 60 days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Loan Party acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clause (i).
Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that, unless otherwise decided by the Lead Borrower, in its sole discretion:
(i)no Loan Party or any Subsidiary (other than any Foreign Subsidiary that the Lead Borrower elects to become a Guarantor pursuant to the Collateral and Guarantee

Requirement and the definition of Guarantor (and the parent of each such Foreign Subsidiary that is a Guarantor), solely with respect to the assets arising under the Law of the jurisdiction in which such Foreign Subsidiary is incorporated) shall be required to take any action outside the United States to guarantee the Obligations or grant, maintain or perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia);
(ii)no control agreements or perfection by “control” with respect to any Collateral shall be required (including control agreements related to deposit accounts, securities accounts or commodities accounts or contracts) other than with respect to Capital Stock and securities and other instruments to the extent required by the Collateral Documents and the Collateral and Guarantee Requirement;
(iii)no landlord waivers, collateral access agreements, bailee waivers or other similar agreements with respect to the Collateral shall be required hereunder or under any other Loan Document;
(iv)no notice to obtain the consent of any Governmental Authority under the Federal Assignment of Claims Act (or any state equivalent thereof) shall be required; and
(v)no environmental reports shall be required to be obtained hereunder or under any other Loan Document;
(vi)no Loan Party or any Subsidiary shall be required to enter into any mortgages and fixture filings relating to any Real Estate Asset; and
(vii)no Loan Party or any Subsidiary shall be required to enter into any source code escrow arrangement (or be obligated to register or apply to register any intellectual property).
Section 5.13     Transactions with Affiliates. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction with a value in excess of the greater of $1,880,000 and 10% of Consolidated Adjusted EBITDA with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than:
(a)any transaction between or among the Lead Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent not prohibited by this Agreement;
(b)any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body), or constituting directors’ qualifying shares or other shares required by applicable Law, in each case, of any Parent Company or of the Lead Borrower or any Subsidiary;
(c)(i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by any Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company (including loans and advances in connection therewith), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(d)(i) transactions permitted by an express provision under this Article 5 or Article 6 other than by reference to this Section 5.13 and (ii) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement;
(e)transactions pursuant to any arrangement or agreement in existence on the Closing Date and set forth on Schedule 5.13 and any amendment, extension, renewal, modification or replacement of any such arrangement or agreement (so long as any such amendment, extension, renewal, modification or replacement is not materially adverse to the Lenders (in the good faith judgment of the Lead Borrower) when taken as a whole);
(f)(i) so long as no Event of Default has occurred and is continuing and after giving effect thereto on a Pro Forma Basis, the Borrowers are in Pro Forma Compliance with the financial covenants set forth in Section 6.14(a), the payment of Management Fees (including refinancing, transaction and termination and exit fees) to the Sponsor or any Investor in an amount not to exceed the amounts set forth in a management agreement, which such agreement shall be in form and substance reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, denied, delayed or conditioned); provided that, upon the occurrence and during the continuance of an Event of Default or failure to be in Pro Forma Compliance with the financial covenants set forth in Section 6.14(a) such amounts described in this clause (i) may accrue, but not be payable in cash during such period, but all such accrued amounts may be payable in cash upon the cure or waiver of such Event of Default; (ii) indemnifications and reimbursement expenses, in each case, owed to any Investor, and any of their respective directors, officers, members of management, managers, employees and consultants; (iii) the payment of indemnities and reasonable expenses of the Sponsor or applicable Investor related to the Lead Borrower and its Subsidiaries or any applicable management agreement; and (iv) advisory or consulting fees in connection with certain corporate events including, without limitation, with respect to refinancings, restructurings, equity or debt offerings, amounts paid by the Loan Parties and their Subsidiaries to repurchase any of their securities, acquisitions, mergers, consolidations, business combinations, sales and divestitures;
(g)the Transactions (including, for the avoidance of doubt, the payment of the Transaction Costs)
(h)customary payments (whether direct or indirect) to Affiliates (including the Sponsor) in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestures) and other transaction fees;
(i)Guarantees permitted by Section 6.01;
(j)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of any Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of any Borrower or its Subsidiaries;
(k)transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrowers and/or the other Restricted Subsidiaries in the reasonable determination of the board of directors (or similar governing body) of the Borrowers or the senior management thereof or (ii) on terms at least as favorable (as reasonably determined by the Lead Borrower) to the Borrowers and/or the other Restricted Subsidiaries as might reasonably be obtained from a Person other than an Affiliate;
(l)the payment of reasonable out-of-pocket costs and expenses and indemnities related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(m)(i) any purchase by the Lead Borrower of the Capital Stock of (or contribution to the equity capital of) a Borrower and (ii) any intercompany loan made by the Lead Borrower to a Borrower or any Restricted Subsidiary;
(n)any transaction in respect of which any Borrower or any of the other Restricted Subsidiaries of the Lead Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of such Borrower or Restricted Subsidiary from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is fair to such Borrower or such other Restricted Subsidiary from a financial point of view or meets the requirements of Section 5.13(o);
(o)on terms (taken as a whole) substantially as favorable to such Borrower or such other Restricted Subsidiary as would be obtainable by such Borrower or such other Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as reasonably determined by the Lead Borrower in good faith);
(p)loans and other transactions made by any Borrower and any other Restricted Subsidiaries of the Lead Borrower to Unrestricted Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by the Lead Borrower and its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 6.02;
(q)payments by any Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrowers to the extent attributable to the ownership or operation of the Borrowers and their Subsidiaries;
(r)the issuance or transfer of Capital Stock (other than Disqualified Capital Stock) of the Lead Borrower to any Investor or to any former, current or future manager, officer, director, consultant or employee (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or Affiliates of any of the foregoing) of the Borrowers, any of their Subsidiaries or any direct or indirect parent or any one of its Subsidiaries to the extent not otherwise prohibited by the Loan Documents;
(s)the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate of such Unrestricted Subsidiary (other than a Borrower or another Restricted Subsidiary of the Lead Borrower) prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable;
(t)Affiliate repurchases of (i) the Loans or Commitments to the extent permitted hereunder or (ii) Indebtedness that is secured by the Collateral on a pari passu or junior priority basis, and the holding of such Loans or Commitments or Indebtedness that is secured by the Collateral on a junior priority basis and, in the case of each of the foregoing, the payments and other transactions reasonably related thereto;
(u)(i) non-exclusive licenses and sublicenses of IP Rights in the ordinary course of business so long as such non-exclusive license does not have a material adverse impact on the operation of business of the Lead Borrower and its Restricted Subsidiaries or the value of the Collateral, or (ii) in connection with any Permitted Tax Restructuring not securing Indebtedness for borrowed money;
(v)Restricted Payments permitted under Section 6.04; and
(w)transactions that are approved by a majority of the disinterested members of the board of directors of the Lead Borrower in good faith.
Section 5.14 Further Assurances. Promptly upon the reasonable request of the Administrative Agent and subject to the limitations described in Section 5.12 and the other Loan Documents:
(a)the Lead Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings and/or amendments thereto and other documents relating to any Collateral), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.
(b)the Lead Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, subject to the terms and conditions of the Collateral Documents.
Section 5.15     Post-Closing Covenant. The Loan Parties shall comply with their obligations described in Schedule 5.15, in each case, within the applicable periods of time specified in such Schedule with respect to the relevant item (or such longer periods as the Administrative Agent may agree in its reasonable discretion).

Section 5.16     Principal Concentration Account. Within 365 days of the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), each Loan Party and its Restricted Subsidiaries shall maintain its principal cash management and treasury business with Bank of America.
Article 6NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, the Borrowers covenant and agree with the Lenders that:
Section 6.01 Indebtedness. The Borrowers shall not, nor shall it permit any of its Restricted Subsidiaries to create, incur, assume or otherwise become liable with respect to any Indebtedness, except:
(a)the Secured Obligations (including any Additional Revolving Loans);
(b)Indebtedness of any Borrower or any other Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary that is a Loan Party); provided that in the case of Indebtedness of a non-Loan Party owing to a Loan Party such Indebtedness (x) is an Investment permitted by Section 6.06 or (y) consists of any part of a Permitted Tax Restructuring; provided, further, that no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note is pledged to the Administrative Agent in accordance with, and subject to, the terms of the Security Agreement;
(c)[reserved];
(d)(i) Indebtedness consisting of obligations of, or arising from any agreement of any Borrower or any of the other Restricted Subsidiaries providing for indemnification, adjustment of purchase price, deferred purchase price or similar obligations (including, without limitation, earn-out obligations and seller paper) or other similar adjustments incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder, including Permitted Acquisitions, or consummated prior to the Closing Date, the Transactions or any other purchase of assets or Capital Stock permitted hereunder, any other Investment or merger permitted hereunder or transaction with Affiliates permitted hereunder and (ii) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrowers or any such Restricted Subsidiary pursuant to any such agreement;
(e)Indebtedness of the Borrowers and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, self-insurance, surety, stay, customs, appeal, performance and/or return of money bonds, performance and completion guarantees or other similar obligations incurred in the ordinary course of business or consistent with past practice or to the extent required by a Requirement of Law or pursuant to any statutory filing and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(f)Indebtedness of any Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions or arrangements, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and incentive, supplier finance or similar programs;
(g)(i) guaranties by any Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers, franchisees and licensees in the ordinary course of business, (ii) [reserved] and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(h)Guarantees by any Borrower and/or any Restricted Subsidiary in respect of Indebtedness or other obligations of any Borrower, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred hereunder or other obligations not prohibited by this Agreement (and cross-guarantees of guarantees by the Lead Borrower of Indebtedness of any Borrower or any Restricted Subsidiary of Indebtedness otherwise permitted hereunder); provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;
(i)Indebtedness of any Borrower and/or any Restricted Subsidiary outstanding on the Closing Date (i) not in excess of $2,000,000 in the aggregate (when taken together with all other indebtedness outstanding in reliance on this clause (i)) or (ii) listed on Schedule 6.01;
(j)Indebtedness of a Subsidiary of the Lead Borrower (other than a Loan Party) in an amount outstanding not to exceed the Non-Loan Party Cap at any time outstanding;
(k)Indebtedness of the Borrowers and/or any Restricted Subsidiary consisting of obligations owing under supply, license or similar agreements entered into in the ordinary course of business;
(l)Indebtedness of the Borrowers and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(m)Indebtedness of the Borrowers and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness, or the financing (or refinancing) of an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by any Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the applicable asset thereof, in each case, in an aggregate amount not to exceed the greater of $4,700,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;
(n)so long as no Event of Default (or in the case of a Limited Condition Transaction, no Specified Event of Default) exists or would result therefrom, Indebtedness of any Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition or other Investment permitted by Section 6.03 or Consolidated Capital Expenditures (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or other Investment); provided that the aggregate amount of such Indebtedness does not exceed the greater of $3,760,000 and 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding; provided, further, that the aggregate principal amount of any such Indebtedness assumed under this clause (n) by any Restricted Subsidiary that is not a Loan Party shall not exceed the Non-Loan Party Cap at any time outstanding;
(o)Indebtedness consisting of promissory notes issued by any Borrower or any Restricted Subsidiary to any stockholder of the Lead Borrower or any Parent Company or any current or former director, officer, employee, member of management, advisors, operating partners, manager or consultant of the Lead Borrower or any Parent Company, the Borrowers or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of the Lead Borrower or any Parent Company permitted by Section 6.04;
(p)the Borrowers and their Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (i), (m), (n), (q), (r), (v), (w), (x), and (jj) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:
(i)except as otherwise permitted, the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, fees and premiums (including tender premiums) thereon plus underwriting discounts and other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and (B) an amount equal to any existing commitments unutilized thereunder and (C) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness satisfies the applicable requirements of Section 6.02),
(ii)such Refinancing Indebtedness has (A) a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness or capital leases, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced,
(iii)the terms of any Refinancing Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms), are not, taken as a whole (as reasonably determined by the Borrowers), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Revolving Credit Maturity Date as of such date or reflect market terms at the time of incurrence),
(iv)in the case of Refinancing Indebtedness (A) with respect to Indebtedness of a Restricted Subsidiary that is not a Loan Party, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on (and such Refinancing Indebtedness shall constitute utilization of amounts set forth in) the applicable clause of this Section 6.01 and (B) with respect to Indebtedness permitted under clauses (i), (n), (r), (x) or (y) (with respect to the Incremental Revolving Loans) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on (and such Refinancing Indebtedness shall constitute utilization of amounts set forth in) the applicable clause of this Section 6.01,
(v)(A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Refinancing Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on all or a portion of the Collateral securing the Initial Revolving Loans), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the relevant Collateral securing the Initial Revolving Loans) on terms not materially less favorable (as reasonably determined by the Borrowers), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole.
(vi)in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under (w) or (y) of this Section 6.01, (A) such Refinancing Indebtedness is pari passu in right of payment and secured by the Collateral on a pari passu basis with respect to the remaining Obligations hereunder, constitutes Junior Indebtedness or Junior Lien Indebtedness or is unsecured; provided that any such Refinancing Indebtedness that is pari passu with respect to the Collateral, is pari passu in right of payment or constitutes Junior Indebtedness or Junior Lien Indebtedness, shall be subject to an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral except as otherwise permitted, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than one or more Loan Parties except as otherwise permitted and (D) such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement.
(q)the Convertible Notes, including any Guarantees by any Subsidiary of the Lead Borrower; provided that the Convertible Notes are not (i) Guaranteed by any Subsidiary that is not a Loan Party or (ii) secured by a Lien on any assets of the Lead Borrower and its Subsidiaries;
(r)Indebtedness in an amount not to exceed at any time outstanding the Available Excluded Contribution Amount;
(s)Indebtedness of the Borrowers and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;
(t)Indebtedness of the Borrowers and/or any Restricted Subsidiary representing deferred compensation or similar arrangements to current or former directors, officers, employees, members of management, operating partners, managers and consultants of any Parent Company, any Borrower and/or any Restricted Subsidiary in the ordinary course of business and any Permitted Acquisition or any other Investment permitted hereby;

(u)Indebtedness of any Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $4,700,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) (which indebtedness may be secured on a pari passu basis);
(v)Permitted Ratio Debt;
(w)Indebtedness of any Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.07;
(x)Incremental Revolving Loans;
(y)Indebtedness (including obligations in respect of letters of credit, bank guaranties, bankers’ acceptances, warehouse receipts, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by any Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(z)Indebtedness of the Borrowers and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of the Issuing Bank or the Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, hereunder;
(aa)Indebtedness of the Borrowers or any Restricted Subsidiary (i) supported by any Letter of Credit, (ii) that constitute letters of credit issued in currencies not available hereunder and (iii) constituting trade letters of credit in an aggregate amount at any time outstanding for clauses (ii) and (iii) not to exceed the greater of $2,820,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(bb)unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrowers and/or any Restricted Subsidiary to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);
(cc)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(dd)Indebtedness of any Borrower and any other Restricted Subsidiaries in respect of any Supplier Financing Facility in the ordinary course of business;
(ee)obligations in respect of Disqualified Capital Stock and preferred Capital Stock in an amount not to exceed the greater of $2,820,000 and 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;
(ff)Indebtedness consisting of Management Fees paid to the Sponsor;
(gg)Indebtedness to the seller of any business or assets permitted to be acquired by any Borrower or any Restricted Subsidiary under this Agreement in an amount not to exceed the greater of $2,820,000 and 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;
(hh)Indebtedness constituting Investments permitted by Section 6.06 (other than Section 6.06(j));
(ii)Indebtedness incurred or deemed to be incurred in connection with a Permitted Tax Restructuring; and
(jj)without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrowers and/or any Restricted Subsidiary hereunder.
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same Collateral.
Section 6.02 Liens. The Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(a)Liens (i) created pursuant to any Loan Document and (ii) on the Collateral securing the Secured Obligations;

(b)Liens for taxes, assessments or other governmental charges that are (i) not overdue for a period of more than any applicable grace period related thereto, (ii) that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (iii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iv) for property taxes on property a Borrower or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property;
(c)statutory Liens or common law Liens (and rights of set-off) of landlords, sub-landlords, banks, carriers, warehousemen, mechanics, repairmen, construction contractors, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case such Liens (i) secure amounts not yet overdue by more than 30 days, (ii) secure amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment or discharge would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(d)Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case, other than Indebtedness for borrowed money, (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrowers or any of the Restricted Subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)Liens consisting of survey exceptions, minor encumbrances, ground leases, easements, or reservations of, rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, minor defects or irregularities in title and similar encumbrances) as to the use of a Real Estate Asset or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness for borrowed money and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business as currently conducted or as contemplated to be conducted;
(f)Liens consisting of any (i) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrowers or any of the Restricted Subsidiaries, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by the Borrowers and/or any of their Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted (or reasonably expected to be permitted) hereunder, (ii) on cash advances or earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted (or reasonably expected to be permitted) hereunder to be applied against the purchase price for such Investment and (iii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted (or reasonably expected to be permitted) under Section 6.07 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;
(h)Liens arising from precautionary Uniform Commercial Code financing statements or similar filings securing obligations permitted to be incurred on a secured basis under Section 6.01 and elsewhere under this Section 6.02 for operating leases or consignment or bailee arrangements entered into in the ordinary course of business;
(i)Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(j)Liens in connection with any zoning, building, other land use regulations or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(k)Liens securing Indebtedness permitted pursuant to Section 6.01(p); provided that (i) except as otherwise permitted, no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof, replacements, accessions or additional thereto and improvements thereon, (C) assets subject to any cross collateralization of obligations owed to the holder of such Lien with respect to any Capital Leases or purchase money Indebtedness listed on Schedule 6.02; and (D) the proceeds and products thereof and customary security deposits), (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any Refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced (as determined in good faith by the Lead Borrower) or (B) the intercreditor arrangements governing the Lien securing the relevant Refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement and (iii) no such Lien shall be senior in priority as compared to the Lien securing the Indebtedness being refinanced;
(l)Liens existing on the Closing Date (i) that secure Indebtedness or other obligations not in excess of $1,500,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (l)(i)) or (ii) listed on Schedule 6.02 and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided that (I) except as otherwise permitted by another clause of this Section 6.02 (which shall constitute an incurrence thereunder), the Lien does not extend to any additional property (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof, replacements, accessions or additional thereto and improvements thereon, (C) assets subject to any cross-collateralization of obligations owed to the holder of such Lien with respect to any Capital Leases or purchase money Indebtedness listed on Schedule 6.02; and (D) the proceeds and products thereof and customary security deposits) and (II) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 6.01;
(m)Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.07;
(n)Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber (A) only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, (B) after-acquired property that is affixed or incorporated into the property covered by such Lien, (C) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon and customary security deposits and (D) assets subject to any cross-collateralization of obligations owed to the holder of such Lien with respect to any Capital Leases or purchase money Indebtedness listed on Schedule 6.02;
(o)Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon; it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock;
(p)(i) Liens relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrowers or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrowers or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and not granted in connection with the issuance of Indebtedness, and (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;
(q)(i) Liens on assets and Capital Stock of Foreign Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness or other obligations of Foreign Subsidiaries that are not Loan Parties permitted under this Agreement and (ii) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Law;

(r)Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrowers and/or their Restricted Subsidiaries;
(s)additional Liens, so long as (i)(x) with respect to Indebtedness that is secured by Liens on a pari passu basis in right of security with the Secured Obligations (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Senior Secured Net Leverage Ratio is no greater than 2.75 to 1.00 as of the most recently ended Test Period, and (y) with respect to Indebtedness that is secured by Liens that are junior in right of security to the Liens securing the Secured Obligations (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Secured Net Leverage Ratio is no greater than 2.75 to 1.00 as of the most recently ended Test Period and (ii) the holder(s) of such Liens (or a representative thereof) shall have entered into an Acceptable Intercreditor Agreement; provided that, cash proceeds of any new Indebtedness then being incurred shall not be netted from the numerator for purposes of calculating the Senior Secured Net Leverage Ratio and Secured Net Leverage Ratio, as applicable under this clause (s) for purposes of determining whether such Liens can be incurred;
(t)Liens on assets that are not otherwise required to be Collateral so long as the Revolving Facility is equally and ratably secured thereby;
(u)Liens with respect to property of the Borrowers or any of the Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $4,700,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis (which Lien may be granted on a pari passu basis));
(v)Liens (i) securing judgments, awards, attachments and/or decrees for the payment of money not constituting an Event of Default under Section 7.01(h), (ii) arising out of judgments or awards against the Borrowers or any of the Restricted Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;
(w)(i) leases, licenses (including sublicenses), or subleases (including the provision of software or the licensing of other intellectual property rights) granted to others, (ii) assignments of IP Rights granted to a customer of the Borrowers or any Restricted Subsidiary, in each case in the ordinary course of business which do not secure any Indebtedness or (iii) with respect to IP Rights that may be Disposed of pursuant to Section 6.07;
(x)Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.06;
(y)Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (f), (g), (y), (z), (aa), (bb) and (cc);
(z)Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (and/or any similar Requirement of Law under any jurisdiction);

(aa)Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in each case of the foregoing clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;
(bb)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Lead Borrower or any Subsidiaries or any other insurance or self-insurance arrangements;
(cc)Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(dd)Liens on Supplier Financing Assets incurred in connection with a Supplier Financing Facility permitted hereby;
(ee)(i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) purchase options, call, rights of refusal, rights of first offer, rights of tag and drag and similar rights of, and restrictions for the benefit of, a third party with respect to Capital Stock held by the Borrowers or any Restricted Subsidiary in joint ventures and with respect to non-Wholly-owned Subsidiaries;
(ff)Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (i) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(gg)Liens in connection with any Permitted Tax Restructuring;
(hh)Liens or rights of set-off against credit balances of the Borrowers or any of the Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Borrowers or any Restricted Subsidiaries in the ordinary course of business to secure the obligations of any Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;
(ii)deposits of cash with the owner or lessor of premises leased and operated by a Borrower or any of its Subsidiaries to secure the performance of such Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(jj)the modification, replacement, renewal or extension of any Lien permitted by this Section 6.02; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof and customary security deposits and (C) assets subject to any cross collateralization of obligations owed to the holder of such Lien, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.01 (to the extent constituting Indebtedness);

(kk)Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness permitted to be incurred by such Restricted Subsidiary that is not a Loan Party under Section 6.01;
(ll)[reserved];
(mm)Liens securing Secured Hedging Obligations; and
(nn)Liens (i) consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business and (ii) Liens on equipment of the Borrowers or any Restricted Subsidiary granted in the ordinary course of business to such Borrower’s or such Restricted Subsidiary’s client at which such equipment is located.
Section 6.03 [Reserved].
Section 6.04 Restricted Payments; Restricted Debt Payments.
(a)The Borrowers shall not, nor shall it permit any of its Restricted Subsidiaries to, pay or make any Restricted Payment, except that:
(i)each Borrower and each other Restricted Subsidiary may make Restricted Payments to the extent necessary to permit any direct or indirect parent thereof:
(A)to pay general corporate, administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to any director, officer, employee, member of management, manager and/or consultant of any Parent Company) and franchise Taxes, and similar fees and expenses, required to maintain the corporate, legal and organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claim made by any director, officer, member of management, manager, employee and/or consultant of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and/or its subsidiaries (including the Borrowers’ and the Restricted Subsidiaries’ proportionate share of such amount relating to such parent company being a public company);
(B)distributions to such direct or indirect parent’s equity owners in proportion to their equity interests sufficient to allow each such equity owner to receive an amount at least equal to the aggregate amount of its out-of-pocket costs to any unaffiliated third parties directly attributable to creating (including any incorporation or registration fees) and maintaining the existence of the applicable equity owner (including doing business fees, franchise, excise and similar taxes and other fees and expenses), and legal and accounting and other costs directly attributable to maintaining its corporate, legal, or organizational existence and complying with applicable legal requirements, including such costs attributable to the preparation of tax returns or compliance with tax laws, so long as attributable to the operations of the Borrowers and the Restricted Subsidiaries and such taxes or expenses are incurred in the ordinary course of business;

(C)for any taxable period in which any Borrower and, if applicable, any of its Subsidiaries is a member of a consolidated, combined or similar income tax group (or a disregarded entity directly owned by a member of such a group) of which a direct or indirect parent of such Borrower is the common parent (a “Tax Group”), federal and applicable state and local income taxes of such Tax Group then due and payable to the extent attributable to the taxable income of such Borrower and its applicable Subsidiaries; provided that the amount of such distributions shall not be greater than the amount of such taxes that would have been due and payable by such Borrower and its applicable Subsidiaries had such Borrower filed a separate stand-alone corporate tax return (or the Borrowers and such Subsidiaries filed a consolidated, combined, unitary or similar type return with the Borrowers as the consolidated parent) for all relevant taxable periods (and in the case of taxes attributable to unrestricted subsidiaries, such distributions shall be limited to the extent of cash distributions received from such unrestricted subsidiaries);
(D)to pay audit and other accounting and reporting expenses of such Parent Company to the extent such expenses are attributable to any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and/or their subsidiaries);
(E)to pay any insurance premium that is payable by, or attributable to, any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such premium, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and/or their subsidiaries);
(F)to pay (x) fees and expenses related to any debt and/or equity offering, investment and/or acquisition (whether or not consummated) (but excluding, for the avoidance of doubt, the portion of any such fees and expenses, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and/or their subsidiaries (which shall include any equity offering, investment and/or acquisition (whether or not consummated) by such other subsidiary)) and (y) after the consummation of an initial public offering or the issuance of public debt Securities, Public Company Costs;
(G)to finance any Investment by a parent entity that would be permitted to be made pursuant to Section 6.06 and Section 5.13 if such parent were subject to such Sections; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Borrowers or the other Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 6.07) of the Person formed or acquired into the Borrowers or the other Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 5.12 and (C) such contribution shall constitute an Investment by the applicable Borrower or the applicable Restricted Subsidiaries, as the case may be, at the date of such contribution or merger, as applicable, in an amount equal to the amount of such Restricted Payment; and
(H)to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, operating partners, advisors, service providers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of the Borrowers and/or their subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;
(ii)each Borrower and each other Restricted Subsidiary may pay (or make Restricted Payments to allow any Parent Company) to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of such Borrower or such other Restricted Subsidiary, any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager, operating partner, advisor, service provider, or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, any Borrower or any subsidiary:
(A)with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager, operating partner, advisor, service provider, or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, any Borrower or any subsidiary) in an aggregate amount not to exceed the greater of $3,760,000 and 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar year and increasing such amount);
(B)with the proceeds of any sale or issuance of the Qualified Capital Stock of the Borrowers or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrowers or any Restricted Subsidiary) in each case, (1) other than any proceeds received from the sale of Capital Stock to, or contributions from, the Borrowers or any of their Restricted Subsidiaries, (2) to the extent the relevant proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder, (3) other than any Cure Amount or Available Excluded Contribution Amount and/or (4) other than amounts used to increase the Available Amount pursuant to clauses (c) and (d) of the definition of “Available Amount”; or
(C)with the net proceeds of any key-man life insurance policy;
(iii)each Borrower and each other Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Lead Borrower elects to apply to this clause (iii)(A); provided that (x) no Event of Default exists or would result therefrom and (y) solely with respect to amounts used to increase the Available Amount pursuant to clause (b) of the definition of “Available Amount” the Secured Net Leverage Ratio on a Pro Forma Basis shall not exceed the ratio that is 0.25x inside the maximum Secured Net Leverage Ratio permitted for the most recently ended Test Period pursuant to Section 6.14(a)(i), and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrowers elect to apply to this clause (iii)(B);
(iv)the Lead Borrower and each other Restricted Subsidiary may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officer, director, employee, operating partner, service provider, advisor, member of management, manager and/or consultant of the Borrowers, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;
(v)the Lead Borrower and each other Restricted Subsidiary may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;
(vi)Restricted Payments made (i) to consummate the Transactions (including to pay Transaction Costs with respect to the Transactions), including any related corporate tax restructuring, (ii) in respect of working capital adjustments or purchase price adjustments and other similar payments pursuant to the Merger Agreement, any Permitted Acquisition or other permitted Investments or Consolidated Capital Expenditures, (iii) in order to satisfy indemnity and other similar obligations, earn-outs and other deferred purchase price obligations under the Merger Agreement, any Permitted Acquisition or other permitted Investments or Consolidated Capital Expenditures, and (iv) to holders of Capital Stock of the Lead Borrower (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to the Transactions;
(vii)the payment of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 6.04;
(viii)each Borrower and each other Restricted Subsidiary may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of any Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Borrower and/or any Restricted Subsidiary and other than in respect of any Cure Amount) of, Qualified Capital Stock of any Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of any Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Borrower or a Restricted Subsidiary and other than in respect of any Cure Amount) of any Refunding Capital Stock; provided that any amount applied to make a Restricted Payment pursuant to this clause (viii) shall not be applied or used to increase the Available Amount, the Available Excluded Contribution Amount or to make any other Restricted Payment or Restricted Debt Payment hereunder;
(ix)to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 5.13 (other than Sections 5.13(a) and (d)), Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(f) and Section 6.07(g)) and Section 6.09 (other than Section 6.09(a) or (d));
(x)(i) so long as no Event of Default has occurred and is continuing or would result therefrom, any Restricted Payment in an amount not to exceed during the term of this Agreement the greater of $3,760,000 and 20% of Consolidated Adjusted EBITDA as of the last day of most recently ended Test Period and on a Pro Forma Basis (less any amounts redesignated to the General Investments Basket or the General RJDP Basket) (the “General RP Basket”) and (ii) on or after the date that is the two year anniversary of the Closing Date, additional Restricted Payments in an aggregate amount per annum not to exceed an amount equal to 6.0% of the net proceeds received by (or contributed to) the Borrowers and the other Restricted Subsidiaries of the Lead Borrower as a result of the Transactions;
(xi)unlimited Restricted Payments, provided that (i) no Event of Default (or in the case of a Limited Condition Transaction, no Specified Event of Default) shall have occurred and be continuing immediately prior to, or shall result from, such Restricted Payment and (ii) after giving Pro Forma Effect to such Restricted Payments, the Secured Net Leverage Ratio is equal to or less than 2.25 to 1.00 as of the most recently ended Test Period;
(xii)payments made or expected to be made by any Borrower or any other Restricted Subsidiary in respect of withholding, employment or similar taxes payable by any future, present or former employee, director, manager, operating partner or consultant of the Borrowers or any Restricted Subsidiary or any direct or indirect parent of the Borrowers or any other Restricted Subsidiary, and any repurchases of Capital Stock deemed to occur, in each case, upon exercise, vesting or settlement of, or payment with respect to, any equity or equity-based award, including, without limitation, stock or other equity options, stock or other equity appreciation rights, warrants, restricted equity units, restricted equity, deferred equity units or similar rights, if such Capital Stock are used by the holder of such award to pay a portion of the exercise price of such options, appreciation rights, warrants or similar rights or to satisfy any required withholding or similar taxes with respect to any such award;
(xiii)the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrowers or any other Restricted Subsidiary by, Unrestricted Subsidiaries unless such Unrestricted Subsidiary’s sole asset is cash and Cash Equivalents;
(xiv)AHYDO Payments with respect to Indebtedness of the Borrowers and any other Restricted Subsidiaries;

(xv)the declaration and payment of Restricted Payments by the Borrowers or any other Restricted Subsidiaries to any direct or indirect parent of the Borrowers or any other Restricted Subsidiaries in amounts required for any such direct or indirect parent (or such parent’s direct or indirect equity owners) to pay:
(A)to the extent constituting Restricted Payments, amounts that would be permitted to be paid directly by such Borrower or such Restricted Subsidiaries under Section 5.13;
(B)AHYDO Payments with respect to Indebtedness of any direct or indirect parent of the Borrowers; provided that the proceeds of such Indebtedness have been contributed to the Borrowers as a capital contribution;
(xvi)each Borrower and each other Restricted Subsidiary may declare and make Restricted Payments payable solely in the Capital Stock (other than Disqualified Capital Stock not otherwise permitted by Section 6.01) of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock); and
(xvii)each Restricted Subsidiary may make Restricted Payments to the Lead Borrower and other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock) ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made.
(b)Each Borrower and each other Restricted Subsidiary shall not voluntarily repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (it being understood that payments of regularly scheduled principal, interest and fees and mandatory expense reimbursement obligations and customary mandatory prepayments and AHYDO Payments and, in connection with the amendment of any Restricted Debt, the payment of fees shall be permitted) any Restricted Debt (collectively, “Restricted Debt Payments”), except (provided that the following exceptions (other than clause (ii)) shall not apply to Indebtedness owed to the Sponsor and its Affiliates):
(i)with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01(p) and/or refinancing Indebtedness permitted by Section 6.01(x);
(ii)[reserved];
(iii)[reserved];
(iv)so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed during the term of this Agreement the greater of $4,700,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro

Forma Basis) (plus any amount which the Lead Borrower may, from time to time, elect to be redesignated from the General RP Basket and less any amounts redesignated to the General Investments Basket or the General RP Basket) (the “General RJDP Basket”);
(v)(A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrowers and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Borrowers or any Restricted Subsidiary (in each case, other than from the Borrowers or any Restricted Subsidiary and other than in respect of any Cure Amount), (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrowers and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01; provided that any amount applied to make a Restricted Debt Payment pursuant to this clause (v) shall not be applied or used to increase the Available Amount, the Available Excluded Contribution Amount or to make any other Restricted Payment or Restricted Debt Payment hereunder;
(vi)the prepayment, redemption, purchase, defeasement or satisfaction of Indebtedness of any Borrower or any other Restricted Subsidiary to any Borrower or any other Restricted Subsidiary;
(vii)Restricted Debt Payments so long as (x) no Event of Default (or in the case of a Limited Condition Transaction, no Specified Event of Default) has occurred and is continuing or would result therefrom and (y) after giving Pro Forma Effect to such Restricted Debt Payments, the Secured Net Leverage Ratio is equal to or less than 2.50 to 1.00 as of the most recently ended Test Period; and
(viii)Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrowers elect to apply to this clause (viii)(A); provided that (x) no Event of Default exists or would result therefrom and (y) the Secured Net Leverage Ratio on a Pro Forma Basis shall not exceed the ratio that is 0.25x inside the Secured Net Leverage Ratio permitted for the most recently ended Test Period pursuant to Section 6.14(a)(i), and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrowers elect to apply to this clause (viii)(B).
Section 6.05 Burdensome Agreements. Except as provided herein or in any other Loan Document (as defined herein and/or in any agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 6.01), the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary to pay dividends or other distributions to any Borrower or any Loan Party, (y) any Restricted Subsidiary to make cash loans or advances to any Borrower or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:
(a)set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (m), (p) (as it relates to Indebtedness in respect of clauses (m), (q), (r), (v) and/or (y) of Section 6.01), (q), (r), (w) and/or (y) of Section 6.01;

(b)(i) arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses (including sublicenses), and joint venture agreements and (ii) arising under customary provisions restricting assignments or transfers of any agreement entered into in the ordinary course of business;
(c)that are or were created by virtue of any Lien granted upon transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;
(d)that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;
(e)set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;
(f)set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(g)in the case of Restricted Subsidiaries that are not wholly-owned, imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements or arrangements;
(h)on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;
(i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.05) are listed on Schedule 6.05 and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing (taken as a whole) does not materially expand the scope of such Contractual Obligation (as reasonably determined by the Lead Borrower);
(j)comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Lead Borrower, no more restrictive with respect to any Borrower or any other Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, taken as a whole, are not more restrictive than the restrictions contained in this Agreement), so long as the Lead Borrower shall have determined in good faith that such restrictions will not affect in any material respect its obligation or ability to make any payments required hereunder;
(k)arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;
(l)arising in any Hedge Agreement and/or any agreement relating to Banking Services;

(m)relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrowers and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;
(n)are customary restrictions (as reasonably determined by the Lead Borrower) that arise in connection with (x) any Lien permitted by Section 6.02 and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 6.07 and relate solely to the assets or Person subject to such Disposition;
(o)are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;
(p)are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds, accessions and products thereof or (ii) the Indebtedness secured by such property and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Obligations;
(q)are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;
(r)(i) arise in connection with cash or other deposits permitted under Sections 6.02 and 6.06 and limited to such cash or deposit and (ii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder;
(s)are restrictions in the documentation governing any Supplier Financing Facility that in the good faith determination of Lead Borrower are necessary or advisable to effect such Supplier Financing Facility;
(t)restrictions or encumbrances imposed by other Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 6.02;
(u)constitute a license or sublicense that is a Permitted Lien;
(v)are restrictions that will not materially impair the Borrowers’ ability to make payments under the Loan Documents (as determined in good faith by the Lead Borrower); and/or
(w)imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (v) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Lead Borrower, materially more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
provided that (x) the priority of any preferred Capital Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to any Borrower or any Restricted Subsidiary that is a Guarantor to other Indebtedness incurred by any Borrower or any Restricted Subsidiary that is a Guarantor shall not be deemed to constitute such an encumbrance or restriction.
Section 6.06 Investments. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or hold any Investment except:
(a)Cash or Investments that were Cash Equivalents at the time made;
(b)Investments (i) by any Borrower or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that (A) no such Investments made pursuant to this clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless such promissory note is pledged to the Collateral Agent to the extent required by the Security Agreement and subordinated to the Obligations and (B) the aggregate amount of Investments at any time outstanding made pursuant to this clause (iii) shall not exceed the Non-Loan Party Investment Amount;
(c)Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of loans or advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrowers or any Restricted Subsidiary;
(d)Investments made in respect of joint ventures or other similar agreements or partnerships or Unrestricted Subsidiaries not to exceed at any time outstanding the greater of $3,760,000 and 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended last Test Period (calculated on a Pro Forma Basis);
(e)(i) Permitted Acquisitions and (ii) any Investment in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition (subject to the limitation on Permitted Acquisitions by Loan Parties of Restricted Subsidiaries that are non-Loan Parties and assets that are not owned by Loan Parties), which amount is actually applied by such Restricted Subsidiary to consummate such Permitted Acquisition;
(f)(i) Investments existing on, or contractually committed to as of, the Closing Date (A) in an amount not to exceed $1,000,000 in the aggregate (when taken together with all other Investments outstanding in reliance on this clause (f)(i)(A)) or (B) and set forth on Schedule 6.06 and (ii) and any modification, replacement, renewal, reinvestment or extension thereof so long as the amount of any Investment subject to any such modification, replacement, renewal, reinvestment or extension does not exceed the amount outstanding (plus any (x) unused commitments, accrued interest, fees and expenses and premiums incurred in connection therewith and (y) amounts permitted to otherwise be incurred under this Section 6.06) on the Closing Date;
(g)Investments (including, without limitation, promissory notes, securities and other non-cash consideration) received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;

(h)loans or advances (or guarantees) to present and former officers, directors, managers, consultants, advisors, service providers or employees of any Borrower or any Restricted Subsidiary that is a Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s cashless purchase of Capital Stock of the Lead Borrower or any applicable Parent Company, (iii) to permit the payment of taxes with respect to any such Capital Stock purchase described in clause (ii); and (iv) for any other purposes not described in the foregoing clauses (i), (ii) and (iii); provided that the aggregate principal amount outstanding at any time under this clause (iv) shall not exceed the greater of (x) $1,880,000 and (y) 10% of Consolidated Adjusted EBITDA as of the last day of the last Test Period (calculated on a Pro Forma Basis);
(i)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(j)Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b), (h) and (hh)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(b), Section 6.07(c)(ii) and Section 6.07(g));
(k)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;
(l)Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(m)loans and advances of payroll payments or other compensation to present or former employees, directors, operating partners, advisors, service providers, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and/or their subsidiaries)), the Borrowers and/or any subsidiary in the ordinary course of business;
(n)Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company to the extent not resulting in a Change of Control;
(o)(i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrowers or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i)

of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment (other than by an amount equal to unutilized commitments, accrued fees, expenses and interest) except as otherwise permitted by this Section 6.06;
(p)Loans made to the Lead Borrower in lieu of any Restricted Payment otherwise permitted to be made to the Lead Borrower under Section 6.04; provided if such Restricted Payment is subject to a dollar limit then such Loans shall reduce the availability under such dollar limit;
(q)Investments (including Permitted Acquisitions) made after the Closing Date by any Borrower and/or any of its Restricted Subsidiaries in an aggregate amount outstanding pursuant to this Section 6.06(q) at any time not to exceed the sum of:
(i)the greater of (x) $5,640,000 and (y) 30% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis); provided that in the event that (A) any Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date under this Section 6.06(q) in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Loan Party, such Investment shall thereafter be deemed permitted under Section 6.06(b)(i), plus
(ii)any amount which the Lead Borrower may, from time to time, elect to be redesignated from the General RP Basket and the General RJDP Basket (the “General Investments Basket”);
(r)Investments made after the Closing Date by the Borrowers and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrowers elect to apply to this clause (r)(A), provided that, (x) no Event of Default exists or would result therefrom and (y) solely with respect to amounts used pursuant to clause (b) of the definition of “Available Amount”, after giving effect thereto on a Pro Forma Basis, the Borrowers shall be in Pro Forma Compliance with the financial covenants set forth in Section 6.14(a) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrowers elect to apply to this clause (r)(B);
(s)(i) Guarantees by any Borrower or any of the other Restricted Subsidiaries in the ordinary course of business of leases (other than Capital Leases), contracts or of other obligations of any other Borrower or any other Restricted Subsidiary that do not constitute Indebtedness and (ii) guarantee obligations of any Borrower or any other Restricted Subsidiary in respect of letters of support, bank guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(t)Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);
(u)Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment permitted to be made by any Loan Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to Section 6.06(e)(ii)); provided that such Investments shall not be permitted to be made into any Unrestricted Subsidiaries;
(v)Investments in connection with a Permitted Tax Restructuring;
(w)Investments arising under or in connection with (i) any Derivative Transaction of the type permitted under Section 6.01(s) and (ii) Banking Services;
(x)Investments consisting of (i) the licensing of IP Rights pursuant to joint marketing or other similar arrangements with other Persons entered into in the ordinary course of business and (ii) licensing arrangements in the ordinary course of business;
(y)Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;
(z)unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law and would not constitute an Event of Default;
(aa)Investments in the Lead Borrower and any Restricted Subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(bb)Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of any Parent Company, the Borrowers, their subsidiaries and/or any joint venture;
(cc)any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;
(dd)Investments made to effect, or otherwise in connection with, the Transactions;
(ee)asset purchases (including purchases of inventory, supplies and materials) pursuant to joint marketing arrangements with other Persons;
(ff)Investments in (i) deposit accounts, commodities and securities accounts opened in the ordinary course of business and (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business of the Borrowers and the Restricted Subsidiaries in the ordinary course of business;
(gg)(i) Loans and (ii) Refinancing Indebtedness, in each case, repurchased by any Borrower or any other Restricted Subsidiary pursuant to and in accordance with the terms of this Agreement, as applicable; and
(hh)any additional Investments other than in Unrestricted Subsidiaries; provided that (x) no Event of Default (or in the case of a Limited Condition Transaction, no Specified Event of

Default) has occurred and is continuing or would result from such Investments and (y) after giving Pro Forma Effect to such Investments, (A) the Secured Net Leverage Ratio is equal to or less than 2.75 to 1.00 as of the most recently ended Test Period.
Notwithstanding anything herein to the contrary, in no event shall any Loan Party or Restricted Subsidiary Dispose of or contribute any Material Intellectual Property to any Unrestricted Subsidiary outside the ordinary course of business; provided, that the foregoing shall not prohibit non-exclusive licenses and sublicenses made in the ordinary course of business on an arm’s length basis so long as such non-exclusive license does not have a material adverse impact on the operation of business of the Lead Borrower and its Restricted Subsidiaries or the value of the Collateral.
Section 6.07 Fundamental Changes; Disposition of Assets. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, merge, consolidate or amalgamate, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition, except:
(a)(i) any Restricted Subsidiary may merge, amalgamate or consolidate with (x) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new U.S. jurisdiction); provided that the Lead Borrower shall be the continuing or surviving Person or (y) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person unless otherwise permitted, and (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Lead Borrower may merge or consolidate with any other Person; provided that (i) the Lead Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not the Lead Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Lead Borrower under this Agreement and the other Loan Documents to which the Lead Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Lead Borrower (including with respect to the satisfaction of customary USA Patriot Act and Beneficial Ownership Regulation requirements), (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents, and (E) the Lead Borrower shall have delivered to the Administrative Agent an officer’s certificate and, if reasonably requested by the Administrative Agent, a customary opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Lead Borrower under this Agreement;
(b)any Restricted Subsidiary may Dispose (including of Capital Stock) of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to any another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or a Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Sections 6.06 (other than in reliance on clause (j) thereof);

(c)(i) (A) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (B) any Subsidiary (other than the Lead Borrower) may liquidate or dissolve and (C) any Subsidiary of the Lead Borrower may change its legal form if, with respect to clauses (B) and (C), the Lead Borrower determines in good faith that such action is in the best interest of the Lead Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders (in their capacity as such) (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (or otherwise is consummated in connection with) (A) any Disposition otherwise permitted under this Section 6.07 (other than Sections 6.07(a) or (b) or this Section 6.07(c)), (B) a Permitted Tax Restructuring or (C) any Investment permitted under Section 6.06 (other than in reliance on clause (j) thereof); and (iii) the conversion of the Borrowers or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or the Collateral, taken as a whole;
(d)(x) Dispositions of inventory, equipment, goods held for sale in the ordinary course of business and immaterial assets (including termination of leases and licenses in the ordinary course of business, and a voluntary or mandatory recall of any product) (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;
(e)Dispositions of (i) negligible, obsolete, damaged, worn out, aged, immaterial, used or surplus tangible property, whether now owned or hereafter acquired, in the ordinary course of business and (ii) property (including any leasehold property interest) that is no longer (x) economical in its business or (y) commercially desirable or commercially reasonable to maintain or used or useful in the conduct of the business of the Borrowers or any of the Restricted Subsidiaries;
(f)Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(g)Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (w) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (x) Permitted Liens and (y) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and (z) Liens permitted by Section 6.02;
(h)Dispositions of property not otherwise permitted under this Section 6.07; provided that (i) (x) at the time of such Disposition (other than any such Disposition made pursuant to a commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition and (y) after giving effect thereto on a Pro Forma Basis, the Borrowers shall be in Pro Forma Compliance with the financial covenants set forth in Section 6.14(a), (ii) (1) if the property sold or otherwise disposed of has a Fair Market Value in excess of $2,000,000, such Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Disposition) of the assets sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by such Borrower or such Restricted Subsidiary, as the case may be, is in the form of Cash or Cash Equivalents; provided, however, that for the purposes of this clause (h)(ii), the amount of:

(i)any liabilities (as reflected on such Borrower’s or such Restricted Subsidiary’s most recent consolidated balance sheet provided hereunder or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Lead Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Lead Borrower), other than liabilities that are by their terms subordinated to the Loans or any guarantee of the Loans, that (A) are assumed by the transferee of any such assets or (B) are otherwise cancelled, extinguished or terminated in connection with the transactions relating to such asset sale and, in the case of clause (A) only, for which the Borrowers and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;
(ii)any securities, notes or other obligations or assets received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Disposition; and
(iii)any Designated Non-Cash Consideration received by such Borrower or such Restricted Subsidiary in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of $2,820,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (h) and for no other purposes;
(i)to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(j)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;
(k)Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof not in the nature of a financing or pursuant to a program) or any sale, transfer and other Disposition of accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof;
(l)Dispositions and/or terminations in the ordinary course of business of leases, subleases or licenses (including sublicenses) (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrowers and their Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(m)(i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(n)Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(p)the Borrowers and the Restricted Subsidiaries may consummate the transactions contemplated by the Merger Agreement (and documents related thereto) and the Transactions;
(q)Dispositions (i) of non-core assets acquired in connection with Permitted Acquisitions or other Investments in each case for Fair Market Value or (ii) made to obtain the approval of an anti-trust authority;
(r)Dispositions of property to any Borrower or any other Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) such Dispositions to non-Loan Parties do not exceed in the aggregate during the term of this Agreement the greater of $2,820,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(s)Dispositions of assets that do not constitute Collateral for Fair Market Value in an aggregate amount not to exceed the greater of $1,880,000 and 10% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(t)(i) non-exclusive leases, subleases, licenses or sublicenses (including the provision of software under an open source license or the non-exclusive licensing of other intellectual property rights) and terminations thereof, in each case, in the ordinary course of business and which do not materially interfere with the business of the Borrowers and the Restricted Subsidiaries (taken as a whole) and other licenses and sublicenses that are Permitted Liens, and (ii) Dispositions, including the lapse and abandonment, of IP Rights, and of inbound and outbound licenses to IP Rights, that do not materially interfere with the business of the Borrowers and the Restricted Subsidiaries (taken as a whole) to the extent permitted by the Security Agreement or are with respect to immaterial IP Rights;
(u) terminations or unwinds of Derivative Transactions, any Swap Contract, cash management obligations or Banking Services Obligations;
(v)Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;
(w)Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrowers and/or any Restricted Subsidiary;

(x)Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;
(y)any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(z)any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(aa)Dispositions of assets or any issuance or sale of Capital Stock of any Restricted Subsidiary with a Fair Market Value in the aggregate for all such Dispositions or issuances or sales during the term of this Agreement of not more than the greater of $3,760,000 and 20% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period;
(bb)Dispositions contemplated on the Closing Date and described on Schedule 6.07 hereto;
(cc)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrowers and their Subsidiaries as a whole, as determined in good faith by the Lead Borrower;
(dd)to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(ee)sales or dispositions of Supplier Financing Assets in connection with Supplier Financing Facilities;
(ff)any Borrower and any other Restricted Subsidiary may (i) convert any intercompany Indebtedness to Capital Stock otherwise permitted hereunder, (ii) discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by such Borrower or any Subsidiary Guarantor to a Restricted Subsidiary that is not, in each case, a Loan Party or to another Loan Party, (iii) settle, discount, write-off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers, employees of any Borrower or any Subsidiary or any of their successors or assigns, in the ordinary course of business or (iv) surrender or waive contractual rights and settle, release, surrender or waive contractual or litigation claims, in the case of clause (iv), in the ordinary course of business (and other than with respect to Indebtedness among the Borrowers and their Restricted Subsidiaries);
(gg)any Disposition in connection with a Permitted Tax Restructuring;
(hh)Dispositions constituting licensing agreements to third parties in the ordinary course of business; and
(ii)Sale and Lease-Back Transactions, the consideration for which consists of cash or Cash Equivalents (provided that for purposes of this requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrowers or any Restricted Subsidiary) of the Borrowers or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the Borrowers and/or their applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrowers or any Restricted Subsidiary from the transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(iii) that is at that time outstanding, not in excess of the greater of $3,760,000 and 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash).
To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrowers in order to effect the foregoing in accordance with Article 8 hereof.
Section 6.08 [Reserved].
Section 6.09 [Reserved].
Section 6.10 Conduct of Business. From and after the Closing Date, the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in material lines of business that are not substantially similar to those lines of business conducted by the Borrowers or any of the other Restricted Subsidiaries of the Lead Borrower on the Closing Date or any business or any other activities that are materially different from the foregoing or that are not reasonably similar, ancillary, incidental, complementary, synergistic, corollary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrowers or any of the other Restricted Subsidiaries of the Lead Borrower on the Closing Date (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as reasonably determined by the Lead Borrower in good faith.
Section 6.11 Amendments of or Waivers with Respect to Restricted Debt. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify (a) the terms of any Restricted Debt (or the documentation governing any Restricted Debt) in violation of any Acceptable Intercreditor Agreement related to such debt entered into with the Administrative Agent or the subordination terms set forth in the definitive documentation governing any Restricted Debt or (b) the Note Financing Documents or the terms of the Convertible Notes (i) if the effect of such amendment or modification, together with all other amendments or modifications made thereto, is to shorten the maturity date of the Convertible Notes to a date that is on or prior to 181 days following the Latest Revolving Credit Maturity Date, or (ii) except to the extent any such amendment could not reasonably be expected to have a Material Adverse Effect; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitations shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under the Loan Documents in respect thereof.
Section 6.12 Fiscal Year. The Lead Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, make any change in its Fiscal Year; provided, however, that the Lead Borrower may,

with the consent of the Administrative Agent (not to be unreasonably withheld, denied, delayed or conditioned) change its Fiscal Year, in which case the Lead Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary or advisable in order to reflect such change in financial reporting.
Section 6.13 Use of Proceeds. No Borrower shall, nor shall it permit any Restricted Subsidiary to, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
Section 6.14 Financial Covenants.
(a)Financial Covenants.
(i)Secured Net Leverage Ratio. On the last day of any Test Period (commencing with the Fiscal Quarter ending March 31, 2022), the Lead Borrower shall not permit the Secured Net Leverage Ratio to be greater than the 3.00 to 1.00.
(ii)~~Fixed Charge Coverage Ratio. On the last day of any Test Period (commencing with the Fiscal Quarter ending March 31, 2022), the Lead Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.10 to 1.00; provided, that commencing with each Test Period ending on or after September 30, 2023, the Lead Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 in the event that the Outstanding Amount of all Revolving Loans as of the last day of such Test Period exceeds 30% of the Total Revolving Credit Commitments.~~[Reserved].
(b)Financial Cure.
(i)For the purpose of determining whether an Event of Default under Section 6.14(a) has occurred, the Lead Borrower may (the “Cure Right”) on one or more occasions issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of its Qualified Capital Stock or any cash contribution to the common equity capital of the Lead Borrower (the “Cure Amount”) as an increase to Consolidated Adjusted EBITDA for the applicable Fiscal Quarter; provided, that (A) such amounts to be designated (i) are actually received by the Lead Borrower after the end of the applicable Fiscal Quarter and on or prior to the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) (with respect to the first three Fiscal Quarters of any Fiscal Year) or Section 5.01(b) (with respect to the fourth Fiscal Quarter of any Fiscal Year) (such date, the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 6.14(a) as of such date and (B) the Lead Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent that such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 6.14(a) is less than the full amount of such originally designated amount). The Cure Amount used to calculate Consolidated Adjusted EBITDA for one Fiscal Quarter shall be used and included when calculating Consolidated Adjusted EBITDA for each Test

Period that includes such Fiscal Quarter solely for purposes of determining actual compliance with Section 6.14(a).
(ii)The parties hereby acknowledge that this Section 6.14(b) may (A) not be relied on for purposes of calculating any financial ratios or Consolidated Adjusted EBITDA other than for determining actual compliance with Section 6.14(a) (and not Pro Forma Compliance with the financial covenants set forth in Section 6.14(a) that is required by any other provision of this Agreement) and (B) shall not result in any adjustment to any amounts (including the amount of Indebtedness or Consolidated Total Net Debt or any other calculation of net leverage or Indebtedness hereunder (including any cash netting of the proceeds thereof) and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article 6) other than the amount of the Consolidated Adjusted EBITDA referred to in Section 6.14(b)(i) above; provided, that the prepayment of Indebtedness with the proceeds of such Cure Amount shall be given effect in each applicable Fiscal Quarter following the Fiscal Quarter in respect of which the Cure Amount was received.
(iii)In furtherance of Section 6.14(b)(i) above, (A) prior to the Cure Expiration Date, the covenants under Section 6.14(a) shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenants under such Section 6.14(a) and any Default, Event of Default or potential Event of Default under Section 6.14(a) (or any notice required by Section 5.01(d) as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents, and (B)(x) for purposes hereof, no Default, Event of Default or potential Event of Default shall exist with respect to a breach of Section 6.14(a) until and unless the Cure Expiration Date has occurred without the Cure Amount having been received, and (y) none of the Administrative Agent, any Lender or any other Secured Party may exercise any rights or remedies under Section 7.01 (or under any other Loan Document) on the basis of any actual or purported Default or Event of Default under the relevant clause of Section 6.14(a) until and unless the Cure Expiration Date has occurred without the Cure Amount having been received unless such Event of Default shall have been waived in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Lenders shall not be required to make any borrowing of Revolving Loans and no Issuing Bank shall be required to issue any Letter of Credit until receipt by the Lead Borrower of the Cure Amount on or prior to the Cure Expiration Date. None of the Administrative Agent, any Lender or any other Secured Party shall take any action to foreclose on, or take possession of, the Collateral, accelerate any Obligations, terminate any Commitments or otherwise exercise any remedies under any Loan Document or any applicable laws on the basis of a breach of the relevant clause of Section 6.14(a) (or as a direct result of consummation of any transaction pursuant to Article 6 that would be not permitted hereunder solely due to the continuance of a Default or Event of Default under Section 6.14(a) or the failure to deliver a notice of default, solely in respect of a Default or Event of Default under Section 6.14(a) as required pursuant to Section 5.01(d)), unless and until the Cure Expiration Date has occurred and the Lead Borrower has not received the Cure Amount.
(iv)(A) In each period of four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarters in which no cure right set forth in this Section 6.14 is exercised and (B) there shall be no pro forma reduction in Indebtedness with the Cure Amount for determining compliance with Section 6.14(a) for the Fiscal Quarter with respect to which such Cure Amount was made.

(v)There can be no more than four Fiscal Quarters in which the cure rights set forth in this Section 6.14(b) are exercised during the term of the Revolving Facility.
Section 6.15 Amendments of Organizational Documents. The Lead Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, amend any of its Organizational Documents, except to the extent any such amendment could not reasonably be expected to have a Material Adverse Effect.
Article 7EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) occurs:
(a)Failure to Make Payments When Due. Failure by any Borrower to pay (i) when and as required to be paid herein, any amount of principal of any Loan; (ii) any interest on any Loan within five (5) Business Days after the date due; or (iii) any fee or any other amount due hereunder within ten (10) Business Days after the date due; or
(b)Default in Other Agreements. (i) Failure by the Lead Borrower or any of its Restricted Subsidiaries to pay when due beyond the applicable grace or cure period, if any, and following all required notices whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount; or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party or Restricted Subsidiary), the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after delivery of any notice if required and after giving effect to any waiver, amendment, cure or grace period), such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness, if such sale or transfer is permitted hereunder, (B) any Indebtedness if (x) the sole remedy of the holder thereof in the event of the non-payment of such Indebtedness or the non-payment or non-performance of obligations related thereto or (y) sole option is to elect, in each case, to convert such Indebtedness into Qualified Capital Stock and cash in lieu of fractional shares, (C) in the case of Indebtedness which the holder thereof may elect to convert into Qualified Capital Stock, such Indebtedness from and after the date, if any, on which such conversion has been effected and (D) any breach or default that is (I) contested in good faith, (II) remedied by the applicable Loan Party or the applicable Restricted Subsidiary or (III) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to any termination of the Commitments or the acceleration of Loans pursuant to this Section 7.01(b); or
(c)Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(d)(i), Section 5.02 (as it applies to the preservation of the existence of any Borrower), or Article 6; it being understood and agreed that any breach of Section 6.14(a) is subject to cure as provided in Section 6.14(b), and, an Event of Default under Section 6.14(a) shall be deemed not to have occurred until the Cure Expiration Date; or

(d)Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith being untrue in any material respect (without duplication of any materiality or Material Adverse Effect qualifiers) as of the date made or deemed made; or
(e)Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Lead Borrower of written notice thereof from the Administrative Agent; or
(f)Insolvency Proceedings, Etc. Other than to the extent otherwise permitted hereunder, any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or substantially all of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or
(g)[Reserved].
(h)Judgments and Attachments. There is entered against any Loan Party or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by either (i) independent third-party insurance as to which the insurer does not deny coverage or (ii) another creditworthy (as reasonably determined by the Lead Borrower in good faith) indemnitor)); and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or
(i)Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of any Loan Party or any Restricted Subsidiary in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect; or
(j)Change of Control. The occurrence of a Change of Control; or
(k)Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms, including as a result of a transaction not prohibited under this Agreement) or is declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral in an aggregate value exceeding the Threshold Amount (other than by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC (or equivalent) continuation statements or any other action or inaction by the Administrative Agent or Lender, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or denies in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC (or equivalent) continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document; or
(l)Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Restricted Debt in excess of the Threshold Amount, or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto (other than as a result of the action or inaction of the Administrative Agent or any Lender);
then, subject to Section 6.14(b), and in every such event (other than an event with respect to the Lead Borrower described in clause (f) of this Article 7), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon such Revolving Credit Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require that the Borrowers deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Bank (not to exceed 100% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided that upon the occurrence of an event with respect to the Borrowers described in clause (f) of this Article 7, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the obligation of the Borrowers to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC, or equivalent applicable Requirement of Law, as applicable.
Article 8THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Bank hereby, each, on behalf of itself and its applicable Affiliates and in their respective capacities as such and as Secured Parties in respect of any Secured Hedging

Obligations or Banking Services Obligations, as applicable, irrevocably appoints Bank of America (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth below with respect to (x) the Lead Borrower’s rights in connection with actions taken to realize upon the Collateral or to enforce the Loan Guaranty, (y) the Lead Borrower’s rights in the Collateral upon the Termination Date and (z) the Lead Borrower’s consent rights in connection with the resignation of the Administrative Agent, the provisions of this Article 8 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article 8 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article 8 and Article 9 as if set forth in full herein with respect thereto.
Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, including, without limitation, the Collateral Documents and any documents or instruments executed in connection therewith, and its duties shall be administrative in nature only, whether or not a Default has occurred and is continuing. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duty, regardless of whether any Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents (or any other similar term) with reference to the Administrative Agent does not connote (and is not intended to connote) any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise only so long as so directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document (including any Collateral Document) or applicable Requirements of Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay or that may effect a forfeiture, modification or termination of a property interest in violation of any applicable Debtor Relief Law, and the Administrative Agent shall, in all cases, be justified in failing or refusing to act under this Agreement or any other Loan Document, unless it first receives further assurances of its indemnification from the Lenders that the Administrative Agent reasonably believes it may require, including, without limitation, prepayment of any related expenses and protection against any and all costs, expenses and liabilities it may incur in taking or continuing to take any discretionary action at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02), (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Lead Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity and (d) the powers conferred on the Administrative Agent under the Agreement and the Collateral Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Lead Borrower or any Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent or the Collateral Agent pursuant to any Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable, or (vii) any property, book or record of any Loan Party or any Affiliate thereof.
Each Lender agrees that, except with the written consent of the Administrative Agent (at the direction of the Required Lenders), it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable Requirements of Law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or any other similar Disposition of Collateral. Notwithstanding the foregoing, any Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.
Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Lead Borrower, the Administrative Agent and each Secured Party agree that (x) (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition and (y) upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall, subject to the other provisions of this Agreement, take such enforcement action with respect to such Event of Default as shall be directed by the Required Lenders in accordance with the Loan Documents; provided, however, that, in the absence of such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders and Issuing Bank and solely to the extent permitted hereunder or pursuant to the other Loan Documents. Upon receipt by the Administrative Agent of a direction by the Required Lenders, the Administrative Agent shall seek to enforce the Collateral Documents and to realize upon the Collateral in accordance with such direction; provided, however, that the Administrative Agent shall not be obligated to follow any direction by Required Lenders if the Administrative Agent reasonably determines that such direction is in conflict with any provisions of any applicable law or any Collateral Document, and the Administrative Agent shall not, under any circumstances, be liable to any Lenders, Issuing Bank, the Lead Borrower or any other person or entity for following the direction of the Required Lenders. At all times, if the Administrative Agent acting at the direction of the Required Lenders advises the Lenders that it wishes to proceed in good faith with respect to any enforcement action, each of the Lenders will cooperate in good faith with respect to such enforcement action and will not unreasonably delay the enforcement of the Collateral Documents.
No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.
Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties, to take any of the following actions upon the instruction of the Required Lenders:
(a)consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;
(b)credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles),

in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;
(c)credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;
(d)credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable Requirements of Law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or
(e)estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;
it being understood that (i) no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent and (ii) the Administrative Agent shall have no duties or responsibilities on behalf of all Secured Parties except those expressly set forth in the Collateral Documents to which it is a party as Collateral Agent, and no implied covenants or obligations shall be read into any such Collateral Documents against the Administrative Agent. Notwithstanding any other provision of the Collateral Documents, in no event shall the Administrative Agent be required to foreclose on, or take possession of, the Collateral, if, in the judgment of the Administrative Agent, such action would be in violation of Requirements of Law, or if the Administrative Agent reasonably believes that such action would result in the incurrence of liability by the Collateral Agent for which it is not fully indemnified by the Secured Parties. The Administrative Agent may at any time request instructions from the Required Lenders as to a course of action to be taken by it hereunder and under any of the Collateral Documents or in connection herewith and therewith or any other matters relating hereto and thereto.
Upon the Termination Date, all rights to the Collateral as shall not have been sold or otherwise applied, in each case, pursuant to the terms hereof shall revert to the Lead Borrower, its successors or assigns, or otherwise as a court of competent jurisdiction may direct. Upon any such termination, the Administrative Agent will, at the Lead Borrower’s expense, execute and deliver to the Lead Borrower such documents as the Lead Borrower shall reasonably request to evidence such termination.
Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clauses (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.
With respect to any contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the

Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.
Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph is entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.
In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan or any Obligations is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid fees in respect of the Loans and all other Obligations that are owing and unpaid under the terms of Agreement and other Loan Documents and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders under Section 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same to the Lenders and Issuing Bank under the terms of the Agreement.
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments directly to the Administrative Agent on behalf of all of the Lenders or Issuing Bank to whom any amounts are owed under the Agreement and other Loan Documents unless the Administrative Agent expressly consents in writing to the making of such payments or distributions directly to such Lenders and Issuing Bank and, in the event that the Administrative Agent consents to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under this Agreement and other Loan Documents.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice (including any telephonic notice), request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In no event shall the Administrative Agent be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under the Loan Documents or in the exercise of any of its rights or powers under this Agreement. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory and indemnification provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
Any entity into which the Administrative Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidations which the Administrative Agent in its individual capacity may be party, or any corporation to which substantially all of the corporate trust or agency business of the Administrative Agent in its individual capacity may be transferred, shall be the Administrative Agent under this Agreement without further action.
The Administrative Agent may resign at any time by giving thirty (30) days’ written notice to the Lenders, the Issuing Bank and the Lead Borrower. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Lead Borrower may, upon ten Business Days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Lead Borrower (not to be unreasonably withheld or delayed), to appoint a Successor Administrative Agent which shall be a commercial bank, trust company or other Person reasonably acceptable to the Lead Borrower with offices in the U.S. having combined capital and surplus in excess of $500,000,000; provided that during the existence and continuation of a Specified Event of Default, no consent of the Lead Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank,

(x) appoint a Successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Lead Borrower) or (y) apply to a court of competent jurisdiction for the appointment of a successor agent or for other appropriate relief with it being understood that the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with such proceeding shall be paid by such parties, or (b) in the case of a removal, the Lead Borrower may, after consulting with the Required Lenders, appoint a Successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Lead Borrower, the Lenders and the Issuing Bank that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Lead Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as Collateral Agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a Successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts owed to the Administrative Agent, all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly (and each Lender and the Issuing Bank will cooperate with the Lead Borrower to enable the Lead Borrower to take such actions), until such time as the Required Lenders or the Lead Borrower, as applicable, appoint a Successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a Successor Administrative Agent, the Successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and regardless of whether a Successor Administrative Agent is appointed, the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under all other Loan Documents (other than its obligations under Section 9.13 hereof). The fees payable by the Borrowers to any Successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such Successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a Successor Administrative Agent.
Each Lender and the Issuing Bank represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of business and acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information (which may contain Material Non-Public Information concerning the Loan Parties pursuant to the applicable Requirements of Laws (including United States federal and state securities laws and regulations)) as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Bank by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.
Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.
Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:
(a)automatically release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) subject to Section 9.23, if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below, (vi) in accordance with any applicable intercreditor agreements or (vii) subject to Section 9.02(b)(v) and (vi), if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;
(a)subject to Section 9.23, automatically release any Subsidiary Guarantor from its Loan Guaranty (i) upon the consummation of any permitted transaction or series of related permitted transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary; provided that (x) no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any material Junior Indebtedness or material Junior Lien Indebtedness and (y) no such release shall occur if such Subsidiary Guarantor becomes an Excluded Subsidiary as a result of clause (a) of the definition thereof unless such Subsidiary Guarantor ceases to be a Wholly-owned Subsidiary pursuant to a transaction where such Subsidiary Guarantor becomes a bona fide joint venture where the other Person obtaining an equity interest in such Subsidiary Guarantor is not an Affiliate of the Lead Borrower or the Restricted Subsidiaries (other than as a result of such joint venture) and/or (ii) upon the occurrence of the Termination Date;
(b)to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to another Lien (A) permitted to exist on such property, and (B) not prohibited from being senior to the Liens of the Secured Parties under this Agreement; and
(c)enter into subordination, intercreditor, collateral trust and/or similar agreements with respect to Indebtedness (including any Acceptable Intercreditor Agreement and/or any amendment thereof) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust agreement or similar agreement.
Upon the request of the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article 8. In each case specified in this Article 8, the Administrative Agent will (and each Lender, and the Issuing Bank hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8;.
Except as otherwise expressly set forth herein, in the Loan Guaranty or in any Collateral Document, no Hedge Bank or Banking Services Bank that obtains the benefit of the provisions of Section 2.18(b), the Loan Guaranty or any Collateral by virtue of the provisions hereof, the Loan Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Loan Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 8 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Banking Services Agreements and Hedging Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Banking Services Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Banking Services Agreements and Hedging Agreements in the case of a Termination Date.
Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not have any responsibility to the Secured Parties for or have any duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. In addition, and notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
The Administrative Agent is authorized to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement reasonably satisfactory to it and the Borrowers contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted to be lien subordinated hereunder and/or (B) secured by Liens and (ii) with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement (including Indebtedness that is permitted to be senior or pari passu with the Obligations) and/or (b) Secured Hedging Obligations and/or Banking Services Obligations, whether or not constituting Indebtedness (any such other intercreditor, subordination, collateral trust and/or similar agreement, an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Additional Agreement is binding upon them. Each Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into any Additional Agreement and to subject the Liens on the

Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.
To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrowers in accordance with and to the extent required by Section 9.03(b), the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such Affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). For the avoidance of doubt, the term “Lender” shall, for all purposes of this paragraph, include the Issuing Bank and the Swingline Lender.
To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all amounts paid, directly or indirectly, including any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective) or if any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For the avoidance of doubt, the term “Lender” shall, for all purposes of this paragraph include the Issuing Bank and the Swingline Lender.
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender

Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
Article 9MISCELLANEOUS

Section 9.01    Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
(i)if to any Loan Party, to such Loan Party in the care of the Lead Borrower at:
BigBear.ai Holdings, Inc.
6811 Benjamin Franklin Dr. Suite 200
Columbia, MD 21046
Attn: Josh Kinley, Chief Financial Officer
Email: josh.kinley@bigbear.ai
with a copy to:
AE Industrial Partners, LP
2500 N. Military Trail, Suite 470
Boca Raton, FL 33431
Attn: Kirk Konert
Email: kkonert@aeroequity.com
with a copy to (which shall not constitute notice to any Loan Party):
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention: Michelle Kilkenney, P.C.
Telephone: (312) 862-2487
Email: michelle.kilkenney@kirkland.com
(ii)if to the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified on Schedule 1.01(b); and
(iii)if to any Lender or Issuing Bank, to it at its address or facsimile number or email address set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Lead Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Lead Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself, the Issuing Bank, the Swingline Lender and each Lender.
(d)The Platform. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information with respect to the Lead Borrower or its securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES (COLLECTIVELY, THE “AGENT PARTIES”) WARRANTS THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE

PLATFORM. IN NO EVENT SHALL ANY AGENT PARTY OR ANY OF THE LOAN PARTIES HAVE ANY LIABILITY TO ANY OTHER PARTY HERETO OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF BORROWER MATERIALS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR MATERIAL BREACH OF THIS AGREEMENT.
Section 9.02 Waivers; Amendments.
(a)No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any Loan nor the issuance of any Letter of Credit shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) (other than with respect to any amendment or waiver contemplated in Sections 9.02(b)(i) through (viii) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) and acknowledged by the Administrative Agent (which acknowledgement shall not be unreasonably withheld, delayed or conditioned) and the applicable Loan Party, as the case may be; provided that, no such amendment, waiver or consent shall:
(i)extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent set forth in Sections 4.01 or 4.02 or of any Default, Event of Default, Default Rate, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase);
(ii)postpone any date scheduled for any payment of principal (including final maturity), interest, premiums or fees hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver (or amendment to the terms of) of any mandatory prepayment of the Loans or any obligation of the Borrowers to pay interest at the Default Rate, any Default or Event of Default,

mandatory prepayment or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest and (ii) any change to the definition of “Total Net Leverage Ratio”, “Senior Secured Net Leverage Ratio”, “Secured Net Leverage Ratio” or the component definitions thereof shall not constitute a postponement of such scheduled payment);
(iii)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit, or (subject to clause (iii) of the second proviso to this Section 9.02(b)) any premiums, fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver of (or amendment to the terms of) any obligation of the Borrowers to pay interest at the Default Rate or to comply with any most-favored-nation pricing protection, any mandatory prepayment of the Loans or mandatory reduction of any Commitments shall not constitute such a reduction and (ii) any change to the definition of “Total Net Leverage Ratio”, “Senior Secured Net Leverage Ratio”, “Secured Net Leverage Ratio” or the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest, principal, premiums, fees or other amounts);
(iv)change any provision of (i) this Section 9.02 or (ii) the definition of “Required Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, in each case to reduce the percentage set forth therein, without the written consent of each Lender (it being understood that, with the consent of the Required Lenders (if such consent is otherwise required) or the Administrative Agent (if the consent of the Required Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Credit Commitments);
(v)other than in connection with a transaction permitted under Section 6.07 or as otherwise permitted under this Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(vi)other than in connection with a transaction permitted under Section 6.07 or as otherwise permitted under this Agreement, release all or substantially all of the Guarantors, without the written consent of each Lender;
(vii)amend or modify the provisions of Sections 2.10, 2.11, 2.18(a), 2.18(b) or 2.18(c) in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23 and/or 9.05(g) or as otherwise provided in this Section 9.02) without the written consent of each Lender directly and adversely affected thereby; and
(viii)contractually subordinate in right of payment of the Obligations or Liens granted to the Collateral Agent in the Collateral in connection with such Obligations without the written consent of each Lender directly and adversely affected thereby, except to (A) Indebtedness that is permitted by the Loan Documents as in effect as of the Closing Date to be senior in right of payment to such Obligations and/or be secured by a Lien on the Collateral that is senior to such Lien, (B) any “debtor in-possession” facility or (C) any other Indebtedness so long as such Indebtedness is offered ratably to all Lenders of the loans being exchanged;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, adversely affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it; provided that the Letter of Credit Sublimit may be increased with the consent of the Issuing Bank, Administrative Agent and the Borrowers; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, adversely affect the rights or duties of the Swingline Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swingline Loans with only the written consent of the Administrative Agent, the Swingline Lender and the Lead Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof; and (v) no Lender consent is required to effect an Incremental Facility Agreement, Refinancing Amendment or Extension Amendment (except as expressly provided in Sections 2.22 or 2.23, as applicable) (and the Administrative Agent and the Lead Borrower may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the terms of any such incremental facility, refinancing facility or extension facility). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any such Defaulting Lender may not be increased or extended without the consent of such Lender (it being understood that a waiver of any condition precedent set forth in Sections 4.01 or 4.02, or the waiver of any Default, Event of Default, Default Rate, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase), and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender disproportionally to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding the foregoing, no Lender consent is required for the Administrative Agent to enter into or to effect any amendment, modification or supplement to any Acceptable Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Commitment or Refinancing Indebtedness, or any Permitted Ratio Debt for the purpose of adding the holders of such Indebtedness (or their senior representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such Acceptable Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make (i) such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent and the Lead Borrower, are required to effectuate the foregoing, (ii) any immaterial changes and (iii) material changes thereto in light of prevailing market conditions approved by the Administrative Agent and the Lead Borrower, which material changes shall be posted to the Lenders not less than five (5) Business Days (or such shorter period as agreed by the Administrative Agent) before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting (or such shorter period as agreed by the Administrative Agent), then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes)); provided, further, that no such agreement shall adversely affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Lead Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Swingline Loans and LC Exposure and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Lead Borrower, the Required Lenders and the Lenders providing the Replacement Revolving Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Revolving Loans of any Class (“Replaced Revolving Loans”) with one or more tranches of replacement revolving loans (“Replacement Revolving Loans”) hereunder; provided that (a) except as otherwise permitted by Section 2.22, the aggregate principal amount of such Replacement Revolving Loans shall not exceed the aggregate principal amount of such Replaced Revolving Loans (plus accrued interest, fees, expenses and premium), (b) the Weighted Average Life to Maturity of Replacement Revolving Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Revolving Loans, at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Revolving Loans prior to the time of such incurrence), (c) such Replacement Revolving Loans shall constitute and qualify as Refinancing Indebtedness and (d) all other terms applicable to such Replacement Revolving Loans shall be as agreed between the Lead Borrower and the Lenders providing such Replacement Revolving Loans.
Notwithstanding anything to the contrary contained in this Section 9.02, guarantees, Collateral Documents and related documents executed by the Loan Parties or their Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, modified, supplemented and waived with the consent of the Administrative Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment, modification, supplement or waiver is delivered (A) in order to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local Law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law, (C) in order to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Lead Borrower) or (D) in order to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything in this Agreement or any Collateral Document to the contrary, the Collateral Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements described in the definition of “Collateral and Guarantee Requirement” under Section 5.12 or Section 5.14 or any Collateral Document in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Borrowers and the other Restricted Subsidiaries of the Lead Borrower by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Collateral Document.
In addition, notwithstanding the foregoing, this Agreement may be amended, supplemented or modified with the written consent of the Administrative Agent and the Lead Borrower in a manner not materially adverse to any Lender.

Notwithstanding anything to the contrary contained in Section 9.02, if at any time after the Closing Date, the Administrative Agent and the Lead Borrower shall have jointly identified (i) an error, omission, ambiguity, mistake, or defect; (ii) administrative changes of a technical or immaterial nature or (iii) incorrect cross references, or similar inaccuracies, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Lead Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
Section 9.03 Expenses; Indemnity.
(a)The Borrowers agree (i) if the Closing Date occurs, to pay or reimburse all reasonable and documented or invoiced out-of-pocket expenses incurred by the Lead Arranger and the Administrative Agent (but limited to (A) in the case of legal fees and expenses, the reasonable fees, disbursements and other charges of Moore & Van Allen PLLC, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole, and counsel otherwise retained with the Lead Borrower’s consent (excluding in all events allocated costs of in-house counsel) and (B) fees and expenses related to any other advisor or consultant, solely to the extent the Lead Borrower has consented to the retention or engagement of such Person) in connection with the syndication and distribution (including via the Internet or through a service such as IntraLinks) of the Revolving Facility, in connection with the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document and (ii) from and after the Closing Date, within thirty (30) days after written demand (including documentation reasonably supporting such request as further detailed below) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger, the Collateral Agent, the Issuing Bank or the Lenders (but limited to (A) in the case of legal fees and expenses, (x) the reasonable fees, disbursements and other charges of one firm of outside counsel to all such Persons, taken as a whole and, if reasonably necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole, and counsel otherwise retained with the Lead Borrower’s consent (excluding in all events allocated costs of in house counsel), and (y) solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel to all such Persons, taken as a whole, and one additional local counsel to all such Persons, taken as a whole, to each group of similarly situated affected parties, and (B) fees and expenses related to any other advisor or consultant, solely to the extent the Lead Borrower has consented to the retention or engagement of such Person) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt by the Borrowers of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.
(b)The Borrowers shall indemnify the Lead Arranger, the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, actual damages and liabilities (but limited (A) in the case of legal fees and expenses, to the actual reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or reasonably perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel in each relevant material jurisdiction to all affected Indemnitees, taken as a whole and (B) fees and expenses related to any other advisor, solely to the extent the Lead Borrower has consented to the retention of such Person), incurred by or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans or any Letters of Credit and any refusal by the Issuing Bank to honor a demand for payment under an Letters of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, in, under, to or from any property currently or formerly owned, leased or operated by the Borrowers, any of their Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrowers, any of their Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or its Related Parties) or, to the extent such judgment finds that any such loss, claim, damage, or liability has resulted from such Person’s (or its Related Parties) material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or the Lead Arranger, acting in its capacity as the Administrative Agent or as the Lead Arranger) that does not involve any act or omission of the Lead Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers pursuant to this Section 9.03 to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after receipt by the Lead Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Lead Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.
(c)The Borrowers shall not be liable for any settlement of any proceeding effected without the written consent of the Borrowers (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the written consent of the Borrowers, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrowers shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.
(d)In the event that the Administrative Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Administrative Agent’s sole discretion may cause the Administrative Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Administrative Agent to incur liability under CERCLA or any other federal, state or local law, the Administrative Agent reserves the right, instead of taking such action, to either resign as the Administrative Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Except for such claims or actions arising from the gross negligence, bad faith or willful misconduct of the Administrative Agent, the Administrative Agent shall not be liable to any person or entity for any Environmental Claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Administrative Agent’s actions and conduct as authorized, empowered and directed hereunder relating to the discharge, Release or threatened Release of Hazardous Materials into the Environment. If at any time after any foreclosure on the Collateral (or a transfer in lieu of foreclosure) upon the exercise of remedies in accordance with the Collateral Documents it is necessary or advisable to take possession, own, operate or manage any portion of the Collateral by any person or entity other than the Borrowers, the Administrative Agent shall appoint an appropriately qualified Person to possess, own, operate or manage such Collateral.
Section 9.04 Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrowers, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.
Section 9.05 Successors and Assigns.
(a)The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 6.07) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 9.05(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 9.05(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.05(g) or (iv) to an SPC in accordance with the provisions of Section 9.05(h); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person or (iii) the Borrowers or any of their respective Affiliates. No assignment, transfer or participation may be made to a Person that was a Disqualified Institution as of the date on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person, in each case, absent the prior written consent of the Lead Borrower (which consent may be made or withheld in its sole and absolute discretion), in which case, such Person will not be considered a Disqualified Institution for purposes of this Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.05(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Notwithstanding the foregoing:
(i)For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable trade date (including as a result of the specification by the Lead Borrower pursuant to the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment to a Disqualified Institution in violation of this Section 9.05 shall not be void, but the other provisions of this Section 9.05 shall apply.
(ii)If any assignment or participation is made to any Disqualified Institution without the Lead Borrower’s prior written consent in violation of this Section 9.05, (I) for purposes of voting on any plan of reorganization pursuant to the Bankruptcy Code of the United States, each Disqualified Institution party hereto hereby agrees (A) not to vote on such plan of reorganization, (B) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (A), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (C) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (B), (II) such Disqualified Institution shall not vote for any purpose under the Loan Documents, (III) such Disqualified Institution shall not be entitled to any expense reimbursement or indemnification under the Loan Documents, and nothing in the Loan Documents shall restrict the rights and remedies of the Loan Parties against such Disqualified Institution and (IV) the Lead Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Credit Commitment (on a non-pro rata basis), (B) [reserved] and/or (C) require such Disqualified Institution to assign or transfer, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)The Lenders and the Lead Borrower, on behalf of itself, the other Borrowers and their Restricted Subsidiaries, expressly acknowledges that the Administrative Agent (solely in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or Excluded Party or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution or Excluded Party. Without limiting the forgoing, the parties hereto acknowledge and agree that the Administrative Agent and the Collateral Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Institutions or Excluded Parties.
(b)(i) Subject to the conditions set forth in Section 9.05(b)(ii) below, any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 9.05(b), participations in Letters of Credit and in Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, denied, delayed or conditioned) of:
(A)the Lead Borrower; provided that no consent of the Lead Borrower shall be required for (i) [reserved], (ii) an assignment of all or a portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Lender, an Affiliate of a Lender or any Approved Fund thereof, (iii) [reserved] and (iv) after the occurrence and during the continuance of a Specified Event of Default, to any Assignee (other than, for the avoidance of doubt, a Disqualified Institution); provided, further, that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) [reserved], (ii) of all or any portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Lender, an Affiliate of a Lender or any Approved Fund thereof, (iii) [reserved], or (iv) from the Administrative Agent to its Affiliates;
(C)each Issuing Bank at the time of such assignment; provided that no consent of the Issuing Banks shall be required for (i) any assignment not in respect of Revolving Credit Commitments or Revolving Credit Exposure or (ii) any assignment to the Administrative Agent or an Affiliate or Approved Fund of the Administrative Agent; and
(D)the Swingline Lender; provided that no consent of a Swingline Lender shall be required for any assignment not in respect of Revolving Credit Commitments or Revolving Credit Exposure or any assignment to the Administrative Agent or an Affiliate of the Administrative Agent.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of each Revolving Loan or Revolving Credit Commitment) unless each of the Lead Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(A)any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;
(B)the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together, in each case, with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);
(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and all “know your customer” documents reasonably requested in writing by the Administrative Agent pursuant to anti-money laundering rules and regulations, including, but without limitation, the USA Patriot Act; and
(D)the Assignee shall execute and deliver to the Administrative Agent and the Lead Borrower the forms described in Section 2.17 applicable to it.
This Section 9.05 shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Revolving Facilities on a non-pro rata basis among such Revolving Facilities.
(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.05(d), from and after the recordation date specified in each Assignment and Assumption, (1) the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, and the surrender by the assigning Lender of its Promissory Note, the Borrowers (at their expense) shall promptly execute and deliver a Promissory Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.05(e).
(d)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans, LC Exposure (specifying the unreimbursed amounts), LC Disbursements and the amounts due under Section 2.05, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to (to the extent required), a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, and each other party thereto an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.05(b)(ii)(B) above, if applicable, and the written consent of the Administrative Agent and, if required, the Lead Borrower, the Swingline Lender and each Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.05(d). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Administrative Agent and any Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior written notice. The parties intend that Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).
(e)Any Lender may at any time, sell participations to any Person (other than a natural Person, a Defaulting Lender, any Borrower or any of the Borrowers’ Affiliates or Subsidiaries or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Disbursements and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Article 8 without regard to the existence of any participations. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right (i) to enforce this Agreement and the other Loan Documents and (ii) to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clauses (i) through (iii), (vii) and (viii) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (iv) through (vi) of the first proviso to Section 9.02(b). Subject to Section 9.05(f) and a Participant’s compliance with Section 2.17 and agreement to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an Assignee under Section 9.05(b), the Borrowers agree that each Participant shall be entitled to the benefits and obligations of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations of such Sections, including the requirements under Section 2.17 (it being understood that the documentation required under Section 2.22 shall be delivered to the participating Lender)) to the same extent the Lender from which it acquired its participation interest. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and its respective successors and registered assigns, and the principal amounts (and related stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5 of the Proposed U.S. Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the U.S. Treasury Regulations or Section 1.163-5 of the Proposed U.S. Treasury Regulations (or, in each case, any amended or successor version) and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)A Participant shall not be entitled to receive any greater payment under Sections 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(g)Any Lender may, without the consent of the Lead Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution) (including under its Promissory Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (other than a Disqualified Institution) identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 2.15, 2.16 or 2.17 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement)

that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (x) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (y) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Lead Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) subject to the confidentiality terms hereof disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
Notwithstanding anything to the contrary in this Section 9.05, such Disqualified Institutions may be liable to the Borrowers and the other Loan Parties for any and all claims, including breach of contract.
The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent to provide the list of Disqualified Institutions to each Lender requesting the same.
Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.
Section 9.07 Integration; Effectiveness. This Agreement, the other Loan Documents and the Fee Letter constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Lead Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 9.08 Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, the Administrative Agent, the Issuing Bank, and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, employee health and benefits, pension, fiduciary, 401(K), petty cash, trust and tax accounts and other accounts of the type described in the definition of Excluded Assets) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, the Issuing Bank such Lender or such Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, the Issuing Bank or such Lender, irrespective of whether or not the Administrative Agent, the Issuing Bank or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Any applicable Lender or Issuing Bank shall promptly notify the Lead Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, the Issuing Bank and the Administrative Agent and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, the Issuing Bank or the Administrative Agent or such Affiliates may have.
Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF “HOLDINGS MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE MERGER AGREEMENT) AND WHETHER THERE SHALL HAVE OCCURRED A HOLDINGS MATERIAL ADVERSE EFFECT (AS DEFINED IN THE MERGER AGREEMENT), (B) WHETHER THE MERGERS HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE MERGER AGREEMENT AND (C) WHETHER THE MERGER AGREEMENT REPRESENTATIONS ARE ACCURATE AND WHETHER THE BUYER (OR ITS AFFILIATES) HAS (OR HAVE) THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO TERMINATE ITS (OR THEIR) OBLIGATIONS UNDER THE MERGER AGREEMENT OR DECLINE TO CONSUMMATE THE MERGERS (IN EACH CASE, IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT) AS A RESULT OF A BREACH OF ANY MERGER AGREEMENT REPRESENTATION, SHALL, IN EACH CASE, BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(c)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(d)TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13 Confidentiality.
(a)Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the Issuing Bank agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates (other than Excluded Parties), its auditors and its Related Parties on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed of their obligation to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Lead Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or pursuant to any routine audit or examination conducted by accountants or any governmental regulatory authority exercising examination or regulatory authority) unless such notification is prohibited by law, rule or regulation; (iii) to the extent required by Requirements of Law regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Lead Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.13 (or as may otherwise be reasonably acceptable to the Lead Borrower), to (A) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder (other than any Person with respect to whom the Lead Borrower has affirmatively denied to provide consent to assignment in accordance with Section 9.05(b)(i)(A) or any Disqualified Institution (it being understood that the list of Disqualified Institutions may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (vi))), (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any Issuing Bank and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (C) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the prior written consent of the Lead Borrower or to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.13, (B) becomes available to the Administrative Agent, any Lender, any Issuing Bank any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party (so long as such source is not known (after due inquiry) to the Administrative Agent, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party, the Sponsor or your respective Affiliates) or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrowers or violating the terms of this Section 9.13 or any other confidentiality obligation over to the Borrowers. For purposes of this Section 9.13, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
(b)Non-Public Information. Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledge that (i) the Information may include Material Non-Public Information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of Material Non-Public Information and (iii) it will handle such Material Non-Public Information in accordance with Requirements of Law, including United States federal and state securities Laws.
(c)Customary Advertising Material. The consent of the Lead Borrower shall be required prior to the publication by the Administrative Agent or any Lender of advertising material relating to the transactions contemplated hereby using the product photographs or trademarks of the Loan Parties; provided no consent shall be required for disclosure of the name and industry of the Borrowers, the logo of the Loan Parties, the Lenders and the types, amounts, tenor and use of proceeds of the credit facilities contained herein in customary marketing materials of the Administrative Agent.
Section 9.14 No Fiduciary Duty. Each of the Administrative Agent, the Lead Arranger, the Collateral Agent, each Lender, the Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, the Lead Arranger, the Collateral Agent and the Lenders, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Administrative Agent, the Lenders, and the Lead Arranger, on the one hand, and the Loan Parties and their respective Affiliates, on the other, and (ii) in connection therewith and with the process leading thereto, (x) none of the Administrative Agent, the Lead Arranger, the Collateral Agent or any Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Administrative Agent, the Lead Arranger, the Collateral Agent or any such Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. To the fullest extent permitted by applicable Requirements of Law, each Loan Party waives any claim that it may have against any Lender with respect to any breach or alleged breach of fiduciary duty arising solely by virtue of this Agreement. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party further agrees that none of the Administrative Agent, the Lead Arranger, the Collateral Agent or any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and the Administrative Agent, the Lead Arranger, the Collateral Agent and the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates.
Section 9.15 Electronic Signatures; Counterparts.
This Agreement, any Loan Document and any other Communication related to this Agreement, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the Issuing Bank, the Swingline Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, the Issuing Bank and/or the Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Neither the Administrative Agent, Issuing Bank nor the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, Issuing Bank’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the Issuing Bank and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by a Responsible Officer (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party and each related party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.16 Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, issue and Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
Section 9.17 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network (as published at 81 FR 29397, 31 CFR 1010, 1020, 1023, 1024, and 1026), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network.
Section 9.18 Disclosure of Agent Conflicts. Each Loan Party, the Issuing Bank and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.19 Appointment for Perfection. Each Lender hereby appoints each other Lender and the Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession, control or notation. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession, control or notation of any Collateral, such Lender, Issuing Bank shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 9.20 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or Letter of Credit under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”)

which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, have been received by such Lender or Issuing Bank.
Section 9.21    Intercreditor Agreements. REFERENCE IS MADE TO ANY ACCEPTABLE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO EACH ACCEPTABLE INTERCREDITOR AGREEMENT AS “COLLATERAL AGENT” (OR OTHER APPLICABLE TITLE) ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.21 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT, THE FORMS OF CERTAIN OF WHICH ARE ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO EACH ACCEPTABLE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH ACCEPTABLE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY ACCEPTABLE INTERCREDITOR AGREEMENT.
Section 9.22 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any Acceptable Intercreditor Agreement and any Loan Document, the terms of such Acceptable Intercreditor Agreements shall govern and control.
Section 9.23 Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related permitted transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) and/or (ii) upon the occurrence of the Termination Date and (b) any Subsidiary Guarantor that qualifies as an “Excluded Subsidiary” shall be released by the Administrative Agent promptly following the request therefor by the Lead Borrower; provided that (x) no release pursuant to the foregoing clause (a)(i) or (b) shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any material Junior Indebtedness or material Junior Lien Indebtedness and (y) no such release shall occur if such Subsidiary Guarantor becomes an Excluded Subsidiary as a result of clause (a) of the definition thereof unless such Subsidiary Guarantor ceases to be a Wholly-owned Subsidiary pursuant to a transaction where such Subsidiary Guarantor becomes a bona fide joint venture where the other Person obtaining an equity interest in such Subsidiary Guarantor is not an Affiliate of the Lead Borrower or the Restricted Subsidiaries (other than as a result of such joint venture). In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that, in connection with such documents requested by any Loan Party, upon the request of the Administrative Agent, the Borrowers shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.23 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).
Section 9.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.25 Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.26 Acknowledgement Regarding Any Supported QFCs.
(a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 9.27 Joint and Several. The obligations of the Borrowers hereunder and under the other Loan Documents are joint and several on an unsubordinated basis regardless of which such Person actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender accounts for such Credit Extensions on its books and records. Any rights that arise hereunder against a Borrower arise as such rights would arise against the Lead Borrower. For the avoidance of doubt, each Borrower is a Primary Obligor hereunder.
[~~SIGNATURE PAGES FOLLOW~~END]

ANNEX B
EXHIBIT A-2
[FORM OF]
BORROWING BASE CERTIFICATE
Date: ___________, _____

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of December 7, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among BigBear.ai Holdings, Inc., a Delaware corporation (the “Lead Borrower”), the other Borrowers party thereto from time to time, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a Responsible Officer of the Lead Borrower, hereby certifies to the Lenders and the Administrative Agent that the Borrowing Base as of ___________, _____ is $_____________, as determined in accordance with the calculations on Schedule 1 hereto.

Delivery of an executed counterpart of a signature page of this notice by fax transmission, e-mail transmission or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[SIGNATURE PAGE FOLLOWS]

1

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate as of the date first above written.
BIGBEAR.AI HOLDINGS, INC.,
a Delaware corporation
By:
Name:
Title:
2